As filed with the Securities and Exchange Commission on April 9, 1997




                                          Registration Statement No. 333-21769
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ----------------



                       PRE-EFFECTIVE AMENDMENT NO. 4 to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933



                                ----------------

                        BEACON PROPERTIES CORPORATION
                         AND BEACON PROPERTIES, L.P.

             (Exact name of registrant as specified in its charter)

   Beacon Properties Corporation--Maryland       Beacon Properties Corporation--04-3224258
      Beacon Properties L.P.--Delaware              Beacon Properties, L.P.--04-3224259
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                                50 Rowes Wharf
                         Boston, Massachusetts 02110
                                (617) 330-1400
        (Address and Telephone Number of Principal Executive Offices)

                              Alan M. Leventhal
                    President and Chief Executive Officer
                                     and
                            William A. Bonn, Esq.
                               General Counsel
                                50 Rowes Wharf
                         Boston, Massachusetts 02110
                                (617) 330-1400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                ----------------

                                  copies to:
                            Gilbert G. Menna, P.C.
                           Kathryn I. Murtagh, Esq.
                         Goodwin, Procter & Hoar LLP
                       Exchange Place, Boston, MA 02109
                                (617) 570-1000

                                ----------------

   Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Prospectus contained in this Registration Statement relates to and constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (No. 333-17237) of the Registrant, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act of 1933, as amended.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                            SUBJECT TO COMPLETION
              PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 9, 1997



PROSPECTUS SUPPLEMENT
(To Preliminary Prospectus dated April 9, 1997)





                               7,000,000 Shares

                        BEACON PROPERTIES CORPORATION

                                 Common Stock




     Beacon Properties Corporation (collectively with its subsidiaries, the "Company") is a self-administered and self-managed real estate investment trust (a "REIT") which owns a portfolio of Class A office properties and other commercial properties located in major metropolitan areas, including Boston, Atlanta, Chicago, Los Angeles, San Francisco and Washington, D.C., as well as commercial real estate development, acquisition, leasing, design and management businesses. The Company owns or has an interest in 104 income producing commercial properties encompassing approximately 15.8 million rentable square feet (each, a "Property" and collectively, the "Properties"), including the recently acquired Shoreline Technology Park located in Mountain View, California, Lake Marriott Business Park located in Santa Clara, California and Presidents Plaza located in suburban Chicago, Illinois (collectively with the 28.6 acres adjacent to the Crosby Corporate Center, the "Recent Acquisitions"). As of December 31, 1996, the Properties were approximately 96% leased with over 1,100 tenants. In addition, the Company has entered into contracts to acquire eight additional office buildings encompassing approximately 2 million additional rentable square feet consisting of Westbrook Corporate Center located in suburban Chicago, Illinois; 10880 Wilshire Boulevard located in suburban Los Angeles; and Centerpointe I and II located in Fairfax County, Virginia for aggregate consideration of approximately $339.1 million (collectively, the "Pending Acquisitions"). If all of the Pending Acquisitions are consummated, the Company will own or have an interest in 112 income producing commercial properties encompassing approximately 17.8 million rentable square feet.



     All of the shares of common stock of the Company, par value $.01 per share ("Common Stock"), offered hereby are being sold by the Company (the "Offering"). Senior executive officers and Directors of the Company and members of their families currently own approximately $131 million of equity of the Company.

     The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "BCN." On March 26, 1997, the last reported sale price of the Common Stock on the NYSE was $35 per share. See "Price Range of Common Stock and Distribution History."


     See "Risk Factors" beginning on page S-16 for certain factors relevant to an investment in the Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     Price to        Underwriting      Proceeds to
                      Public         Discount(1)       Company(2)
--------------------------------------------------------------------------------
Per Share             $                 $                $
Total(3)           $                 $                $
-------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting estimated expenses of $       payable by the Company.

(3) The Company has granted the Underwriters an option, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to an additional 1,050,000 shares of Common Stock to cover over-allotments, if any. If all such shares are purchased, the total Price to Public,
    Underwriting Discount and Proceeds to Company will be $       , $
    and $       , respectively. See "Underwriting."

   The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Common Stock offered hereby will be made in New York, New York, on or about
April   , 1997.

Merrill Lynch & Co.
   Dean Witter Reynolds Inc.
      Donaldson, Lufkin & Jenrette
         Securities Corporation
            Lehman Brothers
               Raymond James & Associates, Inc.
                  Smith Barney Inc.

          The date of this Prospectus Supplement is April   , 1997.

Beacon
------------
Properties
------------
Corporation
------------

[Graphic of U.S Map with the following areas highlighted:

San Fransisco, Los Angeles, Chicago, Atlanta, Boston, Philadelphia, Washington



Urban/Suburban
Distribution of
Properties

Urban       21%
Suburban    79%



Geographic Distribution of Properties

Boston            34%
Chicago           17%
Los Angeles        7%
Philadelphia       3%
Atlanta           20%
Washington        12%
San Francisco      7%



Recent and Pending Acquisitions

PHOTO: Presidents Plaza, Chicago, Illinois
PHOTO: Presidents Plaza, Chicago, Illinois
PHOTO: Lake Marriott Business Park, Santa Clara, California
PHOTO: Shoreline Technology Park, Mountain View, California
PHOTO: Crosby Corporate Center, Bedford, Massachusetts Additional Development
PHOTO: 10880 Wilshire Boulevard, Los Angeles, California
PHOTO: Westbrook Corporate Center, Westchester, Illinois
PHOTO: Centerpointe, Fairfax, Virginia
PHOTO: Westbrook Corporate Center, Westchester, Illinois





   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES OF COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                        PROSPECTUS SUPPLEMENT SUMMARY


   The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus Supplement and the accompanying Prospectus or incorporated herein and therein by reference. Unless otherwise indicated, the information contained in this Prospectus Supplement assumes (i) that all units of limited partnership interest in Beacon Properties, L.P. ("Units") redeemable for Common Stock or cash have been redeemed for Common Stock, (ii) that the Underwriters' over-allotment option is not exercised and (iii) that the market price per share of Common Stock is equal to $35 (the reported closing sale price of the Common Stock on the NYSE on March 26, 1997). Unless the context otherwise requires, all references in this Prospectus Supplement to the "Company" shall mean Beacon Properties Corporation, Beacon Properties, L.P. (the "Operating Partnership"), the entity through which the Company holds substantially all of its direct and indirect interests in the Properties, and their subsidiaries on an aggregated basis. This Prospectus Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference are discussed in the section entitled "Risk Factors" starting on page S-16 of this Prospectus Supplement.


                                 The Company

   The Company is a self-managed and self-administered real estate investment trust (a "REIT") which owns a portfolio of Class A office properties and other commercial properties located in major metropolitan areas, including Boston, Atlanta, Chicago, Los Angeles, San Francisco and Washington, D.C., as well as commercial real estate development, acquisition, leasing and management businesses. Class A office properties generally are considered to be those that have excellent locations and access, attract high quality tenants, are well maintained and professionally managed, and achieve among the highest rent, occupancy and tenant retention rates within their markets. The Properties comprise approximately 15.8 million rentable square feet in the aggregate and, as of December 31, 1996, were approximately 96% leased with over 1,100 tenants.


   The Company is currently experiencing a period of rapid growth. Upon completion of the Pending Acquisitions, the Company will have invested approximately $1.5 billion in office properties since January 1996, increasing its interests in real estate by over 290%. The Company has entered into contracts to acquire the Pending Acquisitions comprised of eight office buildings encompassing approximately 2.0 million additional rentable square feet located in suburban Chicago, Illinois; suburban Los Angeles, California; and Fairfax County, Virginia. The aggregate consideration for the Pending Acquisitions is approximately $339.1 million. If all of the Pending Acquisitions are consummated, the Company will own or have an interest in 112 income producing commercial buildings encompassing approximately 17.8 million rentable square feet, approximately 79% of which will be located in suburban office markets and approximately 21% of which will be located in downtown office markets, primarily Boston. Assuming the consummation of all of the Pending Acquisitions, the Company will have a total market capitalization of approximately $2.9 billion.

   The Company's business is conducted principally through the Operating Partnership, two subsidiary corporations and two subsidiary limited partnerships. The Company conducts third-party management operations through Beacon Property Management Corporation, a Delaware corporation (the "Management Company") and conducts third-party tenant space design services through Beacon Design Corporation, a Massachusetts corporation (the "Design Company"). Through the Management Company, the Company manages approximately
2.9 million square feet of commercial and office space owned by third parties in various locations including Boston and Springfield, Massachusetts and Chicago, Illinois. The Company conducts management operations for wholly-owned properties through Beacon Property Management, L.P. a Delaware limited partnership (the "Management Partnership"), and conducts tenant space design services for wholly-owned properties through Beacon Design, L.P., a Delaware limited partnership (the "Design Partnership").

                                 Risk Factors

   An investment in the Common Stock involves various risks and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to any investment in the Company. Such risks include, among others:



   [bullet] Risks associated with the Company's ability to manage effectively the addition of a substantial number of new properties to the Company's portfolio, which could adversely affect the Company's results of operations and ability to make expected distributions to stockholders;


   [bullet] Risks associated with borrowing, such as the possibility that (i) the Company will not have sufficient funds available to make principal payments on outstanding debt; (ii) outstanding indebtedness will be refinanced at higher interest rates or otherwise on terms less favorable to the Company; and (iii) interest rates under the Company's $300 million revolving credit facility (the "Credit Facility") will increase, all of which could adversely affect the Company's ability to make expected distributions to stockholders and its ability to qualify as a REIT;


   [bullet] Risks associated with a Debt to Market Capitalization Ratio
            (calculated as the Company's proportionate share of total consolidated and unconsolidated debt, excluding Rowes Wharf) upon completion of the Offering and the Pending Acquisitions of approximately 25.2%, which could adversely affect the Company's results of operations and ability to make expected distributions to stockholders;


   [bullet] Risks associated with the Company's joint ownership of properties which prevent the Company from exercising sole decision making authority over the property and may adversely affect the Company's ability to make expected distributions to stockholders;

   [bullet] Possible adverse consequences of limiting ownership of Common
            Stock by a single person to 6.0%, or 9.9% for certain stockholders, of the outstanding Common Stock, which may adversely impact a stockholder's ability to make changes in management;


   [bullet] Risks associated with the acquisition and development of office and other commercial properties such as the risk that the Company's results of operations and ability to make expected distributions to stockholders could be adversely affected if the investments fail to perform as expected;


   [bullet] Real estate investment considerations, such as the effect of general economic and real estate market conditions in the market area on property cash flows and values, the need to renew leases or relet space upon the expiration of current leases, the ability of a property to generate revenues sufficient to meet debt service payments and other operating expenses, and the illiquidity of real estate investments, all of which may affect the Company's ability to make expected distributions;

   [bullet] Risks associated with investments in mortgage indebtedness, including the risk that a debtor may file for bankruptcy or otherwise be unable or refuse to make payments under the mortgage which may affect the Company's ability to realize its anticipated investment return with respect to such investments;

   [bullet] Potential liability of the Company for environmental liabilities either as an owner or as an operator of properties which could adversely affect the Company's results of operations, financial condition and ability to make expected distributions;



   [bullet] Risks associated with ownership of subsidiary corporations which may adversely affect the Company's ability to make expected distributions to stockholders, including potential tax liabilities to the Company from operating subsidiaries, the Company's lack of control over such subsidiaries due to tax requirements prohibiting the Company's ownership of voting stock in such entities and possible adverse consequences of the Company's status as a REIT on the business of subsidiaries; and



   [bullet] Possible increases in market interest rates, which lead prospective purchasers of Common Stock to demand a higher anticipated annual yield from future dividends, which in turn may adversely affect the market price of the Common Stock.

                             Recent Developments

Recent Acquisitions

   Silicon Valley Office/R&D Market


   Shoreline Technology Park and Lake Marriott Business Park. In December 1996, the Company acquired a 12-building complex located in Mountain View, California ("Shoreline Technology Park") and a 7-building complex located in Santa Clara, California ("Lake Marriott Business Park") for aggregate consideration of approximately $184 million (including approximately $1 million of expected non-recurring capital expenditures). The Company purchased the Properties from Teachers Insurance and Annuity Association.


     The Shoreline Technology Park is a 12-building complex developed between 1985 and 1991 which encompasses approximately 727,000 square feet. Shoreline Technology Park is the headquarters of Silicon Graphics, Inc., which is the sole tenant of the Property. The Lake Marriott Business Park is a 7-building complex developed in 1981 which encompasses approximately 400,000 square feet. Major tenants in the Lake Marriott Business Park include Silicon Valley
Bank (approximately 101,000 square feet) and Hitachi Computer Products (America), Inc. (approximately 97,000 square feet). The Shoreline Technology Park and substantially all of the Lake Marriott Business Park are currently leased on a "triple-net" basis. The aggregate occupancy rate of both Properties as of December 31, 1996 was 100%.



   Shoreline Technology Park and Lake Marriott Business Park are located in the Silicon Valley Office/R&D Market. According to Cornish & Carey, the entire Silicon Valley Office/R&D Market, which consists of approximately 129 million rentable square feet, had an overall vacancy rate of 5.3% as of December 31, 1996. Cornish & Carey also reports that the Silicon Valley Office/R&D Market experienced net increases in square feet of leased space ("Net Absorption") of approximately 1.7 million square feet in 1996.

   Shoreline Technology Park and Lake Marriott Business Park represent the Company's first acquisitions in the Silicon Valley Office/R&D Market. As part of its continuing analysis of major office markets and investment opportunities, the Company has determined that the San Francisco and San Jose metropolitan areas possess attractive market fundamentals, including growth in office-using employment. According to the U.S. Bureau of Labor Statistics, during the twelve months ended November 30, 1996, approximately 13,400 office-using jobs were created in the combined San Francisco/San Jose metropolitan area, primarily in business services including multi- media, computer software and hardware, and consulting. The Company has further determined that the Silicon Valley Office/R&D Market is particularly attractive due to its high concentration of knowledge-based industries including biotechnology, communications, and computer hardware and software as well as its proximity to major universities. Additionally, the Company believes there is substantial constraint on new supply of office space in the Silicon Valley Office/R&D Market due to geographic barriers and the high cost of land.


   Based upon its survey of brokers in the market and other internal research, the Company believes that the existing rental rates per square foot at Shoreline Technology Park and Lake Marriott Business Park are below current market rates by approximately $7 to $9 and $5 to $7, respectively. The Company expects that the net operating income generated by the Properties will increase as current leases are renewed, and new leases are made, at current market rates, although no assurances can be made in this regard. The Company expects to incur certain tenant improvement costs and leasing commissions in connection with the releasing of this space.


   For a description of the Silicon Valley Office/R&D Market, see "Properties and Pending Acquisitions."

   Suburban Chicago Office Market

   Presidents Plaza. In December 1996, the Company acquired a four-tower office complex located near O'Hare International Airport in Chicago, Illinois ("Presidents Plaza") from Metropolitan Life Insurance Company ("MetLife"). Aggregate consideration for Presidents Plaza consisted of 1,171,500 Units issued to MetLife (valued at approximately $39 million at the closing of the acquisition) and approximately $38 million in cash. In addition, the Company expects to incur approximately $1 million of non-recurring capital improvements at the Property. The Company estimates that the aggregate purchase price for Presidents Plaza is approximately 60% of replacement cost.

   Presidents Plaza, located at 8600 and 8700 West Bryn Mawr Avenue, consists of two sets of 10- and 12-story towers encompassing an aggregate of approximately 791,000 square feet. The Property was developed between 1980 and 1982. Major tenants at the Property include Cotter & Co. (approximately 175,000 square feet), Wilson Sporting Goods Co. (approximately 109,000 square feet), and Gas Research Institute (approximately 97,000 square feet). As of December 31, 1996, the Property was approximately 90% leased.

   Presidents Plaza is located in the O'Hare submarket of the Suburban Chicago Office Market. With the acquisition of Presidents Plaza, the Company increased its holdings of office properties in the Suburban Chicago Office Market to approximately 1.6 million square feet. According to Grubb & Ellis, the entire suburban Chicago Office Market had an overall vacancy rate of 11.2% as of December 31, 1996, while the O'Hare submarket had a vacancy rate of 14.8% for the same period. Grubb & Ellis also reports that the O'Hare submarket experienced Net Absorption of approximately 242,000 square feet in 1996. The Company believes that the Suburban Chicago Office Market possesses attractive market fundamentals, as evidenced by the creation of approximately 34,000 office-using jobs in the Chicago metropolitan area during the twelve months ended November 30, 1996, according to the U.S. Bureau of Labor Statistics. For a description of the Suburban Chicago Office Market, see "Properties and Pending Acquisitions."


   Greater Boston Suburban Office Market

   Crosby Corporate Center. In December 1996, the Company acquired a 28.6-acre parcel of land adjacent to the Crosby Corporate Center located in Bedford, Massachusetts. See "--Other Developments."



   The Shoreline Technology Park, the Lake Marriott Business Park, Presidents Plaza and the 28.6-acre parcel of land adjacent to the Crosby Corporate Center are collectively referred to herein as the "Recent Acquisitions."



Pending Acquisitions

   The Company has entered into contracts to purchase the Pending Acquisitions for aggregate consideration of approximately $339.1 million (including approximately $2.2 million in non-recurring capital expenditures). The Company currently expects to complete the purchase of the Pending Acquisitions during the second quarter of 1997. However, the purchase of each of the Pending Acquisitions is subject to various closing conditions. Accordingly, no assurances can be made that the Company will acquire any or all of the Pending Acquisitions.


   In addition to the Pending Acquisitions, as part of its ongoing business, the Company continually engages in discussions with public and private real estate entities regarding possible portfolio or single asset acquisitions in various major metropolitan areas. No assurances can be made that the Company will acquire any of the property opportunities currently under review.

   The following describes each of the Pending Acquisitions.

   Suburban Chicago Office Market



     Westbrook Corporate Center. In March 1997, the Company entered into a contract to acquire a five-building office complex located in Westchester (suburban Chicago), Illinois (the "Westbrook Corporate Center"). The purchase price of the property is approximately $182.1 million, consisting of the expected assumption of approximately $106 million of mortgage debt, the issuance of approximately $50 million of Units and approximately $26.1 million in cash. The Company estimates that the aggregate purchase price for the Westbrook Corporate Center is approximately 90% of replacement cost. In addition, the Company has entered into a contract to purchase a 10-acre parcel of land suitable for development which is contiguous to the Westbrook Corporate Center, for $3.5 million within twelve months of the acquisition.

    Westbrook Corporate Center consists of five 10-story office buildings comprising an aggregate of approximately 1.1 million square feet. The buildings each contain approximately 220,000 square feet and were developed between 1985 and 1996. Major tenants in the Westbrook Corporate Center include Navistar International Corporation (approximately 100,000 square feet), Ameritech (approximately 70,000 square feet), Peoplesoft (approximately 53,000 square feet), Premier Health (approximately 45,000 square feet) and SAP America (approximately 55,000 square feet). The aggregate occupancy rate for the Westbrook Corporate Center as of December 31, 1996 was approximately 90%. Nearly all of the vacancy at the property is attributable to the newest building in the complex which opened in February 1996.



   Westbrook Corporate Center is located in the East-West Corridor of the Suburban Chicago Office Market. The Company currently owns approximately 1.6 million square feet of office properties in the Suburban Chicago Office Market. According to Grubb & Ellis, the entire Suburban Chicago Office Market had an overall vacancy rate of

11.2% as of December 31, 1996, while the East-West Corridor submarket had a vacancy rate of 9.8% for the same period. Grubb & Ellis also reports that the East-West Corridor submarket experienced Net Absorption of approximately 524,000 square feet for 1996. As discussed above, the Company believes that the Suburban Chicago Office Market possesses attractive market fundamentals, as evidenced by the creation of approximately 34,000 office-using jobs in the Chicago metropolitan area during the twelve months ended November 30, 1996, according to the U.S. Bureau of Labor Statistics. For a description of the Suburban Chicago Office Market, see "Properties and Pending Acquisitions."

   West Los Angeles Office Market


   10880 Wilshire Boulevard. In March 1997, the Company entered into a contract to acquire the leasehold interest in 10880 Wilshire Boulevard located in Westwood, California. In connection with the acquisition, the Company will also acquire the right to purchase the fee interest in the land at fair market value in 2001. The Company will acquire the leasehold interest in 10880 Wilshire Boulevard for aggregate consideration of approximately $102 million in cash (including approximately $2.2 million in expected non-recurring capital expenditures), approximately 75% of replacement cost, after giving effect to the leasehold.


    The 10880 Wilshire Boulevard property was built in 1970 and has undergone approximately $34 million of capital improvements since 1992. The property consists of approximately 531,000 square feet in a 23-story office building. This property is one of the largest buildings in the Westwood submarket of the West Los Angeles Office Market and given the current constraints on development described below, this property cannot be duplicated in its market. The property is located near Interstates 405 and 10 with easy access to other West Los Angeles markets, downtown, the San Fernando Valley and the Los Angeles airport. In addition, the property, which meets current earthquake construction codes, is located in a business district, adjacent to other Class A office buildings, Westwood Village, a retail area, and the UCLA campus. Major tenants in 10880 Wilshire Boulevard include Showtime/Viacom International Inc. (approximately 68,000 square feet), Corporate Media Partners (approximately 64,000 square feet), Oppenheimer & Co., Inc. (approximately 50,000 square feet) and Pardee Construction Company (approximately 33,000 square feet). The Company currently intends to retain the existing property manager of 10880 Wilshire Boulevard following the consummation of the acquisition to facilitate the leasing and management of the property. As of December 31, 1996, the occupancy rate for 10880 Wilshire Boulevard was approximately 85%.


   With the acquisition of 10880 Wilshire Boulevard, the Company will own approximately 1.1 million square feet of office space in the Westwood submarket of the West Los Angeles Office Market. According to CB Commercial, the entire West Los Angeles Office Market (consisting of approximately 34 million square feet) had an overall vacancy rate of 11.4% as of December 31, 1996, while the Westwood submarket (consisting of approximately 2.7 million square feet) experienced a vacancy rate of 9.1% for the same period. CB Commercial also reports that the West Los Angeles Office Market experienced Net Absorption of approximately 600,000 square feet in 1996. According to the U.S. Bureau of Labor Statistics, during the twelve months ended November 30, 1996, approximately 51,000 office-using jobs were created in the Los Angeles metropolitan area, primarily in the entertainment, export/import, healthcare, telecommunications and aerospace industries. Additionally, limited sites are available for development in the Westwood submarket and this submarket has significant constraints on development including substantial development fees and/or the limitation of new development to 1.5 floor-area-ratio with five-story height limitations. For a description of the West Los Angeles Office Market, see "Properties and Pending Acquisitions."

   The Company expects that the net operating income (excluding the effect of straight-line rents) generated by the property will increase $2.0 million and $600,000, respectively, during 1998 and 1999 as free rent provisions in current leases expire. Additionally, the Company expects that the net operating income generated by the property will further increase as new leases are made at market rates, although no assurances can be made in this regard. Approximately 78,000 square feet at the property is currently available for occupancy. The Company expects to incur certain tenant improvement costs and leasing commissions in connection with the leasing of this space.


   The Fairfax County, Virginia Market


   Centerpointe I and II. In March 1997, the Company entered into a contract to acquire two office properties located in Fairfax County, Virginia ("Centerpointe I and II") for aggregate consideration of approximately $55 million, consisting of approximately $25 million in cash and the assumption of approximately $30 million of mortgage debt. The Company estimates that the aggregate purchase price for Centerpointe I and II is approximately 75% of replacement cost.




    The Centerpointe property contains approximately 409,000 square feet and consists of (i) Centerpointe I, an 11-story office building built in 1988 and comprising approximately 204,500 square feet and (ii) Centerpointe II, an 11-story office building built in 1990 comprising approximately 204,500 square feet. The sole tenant at Centerpointe I is American Management Systems, Inc., which also occupies approximately 100,000 square feet in Centerpointe II. Other major tenants at Centerpointe II include Fujitsu Business Communications Systems, Inc. (approximately 20,000 square feet) and Liberty Mutual Insurance Company (approximately 15,000 square feet). As of December 31, 1996, the aggregate occupancy rate for Centerpointe I and II was approximately 100%.



   In connection with the acquisition of Centerpointe I and II, the Company has also entered into an option/put arrangement with the sellers of Centerpointe I and II on an adjacent 7.8 acre parcel of land suitable for development.

   Centerpointe I and II are located in the Fairfax County, Virginia market. The Company currently owns approximately 550,000 square feet of office properties in Fairfax County, Virginia. According to Grubb & Ellis, the Fairfax County, Virginia Market had an overall vacancy rate of 6.7% as of December 31, 1996 and experienced Net Absorption of approximately 3.3 million square feet for 1996. For a description of the Fairfax County, Virginia Market, see "Properties and Pending Acquisitions."


Capitalization Rates


   The following table sets forth the Capitalization Rates for the Shoreline Technology Park/Lake Marriott Business Park, Presidents Plaza and the Pending Acquisitions. The Capitalization Rates are calculated by dividing (a) the expected net operating income (including the effect of any straight-line rents) generated by the property based upon annualized revenues from signed leases in place at the property as of March 1, 1997 by (b) the consideration paid for the property, including any expected capital improvements.



                                      Expected                         Expected
                                    Net Operating   Consideration   Capitalization
Property/Pending Acquisition (1)       Income            Paid            Rate
 --------------------------------- --------------- ---------------  ----------------
                                     (millions)       (millions)
Shoreline Technology Park/
 Lake Marriott Business Park (2)        $17.5           $184.0             9.5%
Presidents Plaza (3)                      8.5             78.0            10.9%
Westbrook Corporate Center (4)           18.3            182.1            10.1%
10880 Wilshire Boulevard (5)              8.2            102.0             8.0%
Centerpointe I and II (6)                 5.5             55.0            10.0%
                                   --------------- ---------------  ----------------
  Total/Weighted Average                $58.0           $601.1             9.6%
                                   =============== ===============  ================


(1) Pending Acquisitions appear in italics.


(2) Net operating income includes approximately $725,000 of straight-line rents. Consideration Paid includes approximately $1 million of expected non-recurring capital expenditures. The Company expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $475,000 and $320,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods.

(3) Net operating income includes approximately $2.84 million of straight-line rents. Consideration Paid includes approximately $1 million of expected non-recurring capital expenditures. The Company expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $640,000 and $670,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods.

(4) Net operating income includes approximately $1.2 million of straight-line rents. The Company expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $1.2 million and $385,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods. Additionally, the Company expects that net operating income will increase as vacant space in the newest building in the complex which opened in February 1996 is leased, however, no assurances can be made in this regard. The Return on Equity (as defined below) invested by the Company in the Westbrook Corporate Center is expected to be 12.9%. Return on Equity is calculated by dividing (a) the expected net operating income (including the effect of straight line rents) generated by the property based upon annualized revenues from signed leases in place at the property as of March 1, 1997 less expected debt service on $106 million of mortgage debt at an interest rate of approximately 8% per annum (the "Expected Westbrook Debt") by (b) the consideration paid for the property less the principal amount of the Expected Westbrook Debt.

(5) Net operating income includes approximately $2.7 million of straight-line rents. Consideration Paid includes approximately $2.2 million of expected non-recurring capital expenditures. As discussed above, the Company expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $2.0 million and $600,000, respectively, during 1998 and 1999 as free rent provisions in current leases expire. The Company also expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $195,000 and $210,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods. Additionally, the Company expects that net operating income will further increase as new leases are made at market rates, although no assurance can be made in this regard.

(6) Net operating income includes approximately $800,000 of straight-line rents. The Company expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $270,000 and $420,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods. The Return on Equity invested by the Company in Centerpointe I and II is expected to be 13.3%. Return on Equity is calculated by dividing (a) the expected net operating income (including the effect of straight line rents) generated by the property based upon annualized revenues from signed leases in place at the property as of March 1, 1997, less expected debt service on $30 million of mortgage debt at an interest rate of 7.32% per annum (the "Expected Centerpointe Debt") by (b) the consideration paid for the property less the principal amount of the Expected Centerpointe Debt.


Potential Acquisitions


   As part of its ongoing business, the Company actively seeks opportunities to acquire additional properties on favorable terms. The purchase of any of these potential acquisitions is subject to satisfaction of numerous conditions, including, without limitation, the completion of due diligence and, with respect to the Rosemont, Illinois office complexes, the negotiation and execution of definitive purchase agreements. Additionally, the purchase of the Rosemont, Illinois office complexes are subject to rights of certain tenants to purchase portions of each of the two complexes. No assurances can be given that the Company will acquire any of the property opportunities currently under review.

   Rosemont, Illinois Office Complexes. In March 1997, the Company entered into a letter of intent to acquire two office complexes located in Rosemont, Illinois (suburban Chicago) comprising an aggregate of approximately 1.3 million square feet and which include approximately 2.9 acres of land suitable for the development of approximately 250,000 square feet of additional office space. This acquisition is subject, among other things, to the rights of certain tenants to purchase portions of each of the two complexes. See "Properties and Pending Acquisitions" for a description of the O'Hare submarket of the Suburban Chicago Office Market.

   175 Wyman Street. In March 1997, the Company entered into a contract to acquire 26.7 acres of land suitable for development and a vacant 335,000 square foot office/research and development complex located at 175 Wyman Street in Waltham (suburban Boston), Massachusetts for approximately $24.0 million. The Company plans to redevelop the property into 400,000 square feet of Class A office space. The Company expects that such development could begin in late 1997 or early 1998. 175 Wyman Street is located in the Route 128/Mass. Pike submarket. For a description of the Greater Boston Suburban Office Market, see "Properties and Pending Acquisitions."

Other Developments

   Credit Facility. The First National Bank of Boston ("Bank of Boston") has committed to convert the Company's $300 million secured Credit Facility to an unsecured facility. Additionally, Bank of Boston has committed to reduce the interest rate on the Credit Facility.


   Sale of Westlakes Office Park. The Company is negotiating to sell the Westlakes Office Park, its sole property located in the Suburban Philadelphia Office Market. The consummation of this sale is subject to customary closing conditions, including, but not limited to, purchaser's satisfactory completion of its due diligence. At the Company's option, the transaction may be structured as a like-kind exchange.


   Crosby Corporate Center. In December 1996, the Company acquired a 28.6-acre parcel of land adjacent to the Crosby Corporate Center. This parcel has approximately 250,000 square feet of building capacity, and the Company expects that development of a significant portion of the land could commence in the second quarter of 1997, although no assurances can be made in this regard. The Company believes that demand for office space in the Northwest submarket of the Greater Boston Suburban Office Market (the location of the Crosby Corporate Center) will continue as several major tenants at the Property experience substantial growth. No assurances can be made that such increased demand will occur. For a description of the Greater Boston Suburban Office Market, see "Properties and Pending Acquisitions."

   Sale of Beacon Construction Company. In December 1996, Beacon Construction Company, Inc. (the "Construction Company") sold substantially all of its assets. The Construction Company's new business plan involves the completion of certain contracts not transferred to the purchaser and the liquidation of its remaining assets. The Company's decision to effect the sale of the Construction Company was based upon the determination that the third-party construction business was no longer an integral part of the Company's business.

                   The Properties and Pending Acquisitions
Set forth below are summary descriptions of the Properties and the Pending Acquisitions.

                                                                                     Rentable     Percent Leased
                                     Year Built/   Ownership        Property          Area in    At December 31,
  Property/Pending Acquisition(1)     Renovated   Interest(2)       Location        Square Feet        1996
 ---------------------------------- ------------- ------------ ------------------ --------------  ---------------
Downtown Boston Office Market:
75-101 Federal Street                 1985-1998       51.6%   Boston, MA               812,000          92%
One Post Office Square                     1981         50%   Boston, MA               764,129          99%
Center Plaza                          1966-1969         (3)   Boston, MA               649,359          93%
150 Federal Street                         1988        100%   Boston, MA               530,279          99%
Rowes Wharf                                1987         45%   Boston, MA               344,326         100%
Russia Wharf                          1978-1982        100%   Boston, MA               314,596          98%
2 Oliver Street-147 Milk Street       1982-1988        100%   Boston, MA               271,000          97%
175 Federal Street                         1977        100%   Boston, MA               203,349          94%
South Station(4)                           1988        100%   Boston, MA               148,591         100%
                                                                                  --------------  ---------------
                                                                                     4,037,629          96%
                                                                                  --------------  ---------------
Greater Boston Suburban Office Market:
Wellesley Office Park(5)              1963-1984        100%   Wellesley, MA            622,862         100%
Crosby Corporate Center(6)                 1996        100%   Bedford, MA              336,000          88%
Westwood Business Centre                   1985        100%   Westwood, MA             160,400         100%
New England Executive Park
  Portfolio(7)                        1970-1985        100%   Burlington, MA           817,013          98%
                                                                                  --------------  ---------------
                                                                                     1,936,275          97%
                                                                                  --------------  ---------------
Cambridge Office Market:
One Canal Park                             1987        100%   Cambridge, MA            100,300         100%
Ten Canal Park                             1987        100%   Cambridge, MA            110,000          92%
245 First Street(8)                   1985-1986        100%   Cambridge, MA            263,227         100%
                                                                                  --------------  ---------------
                                                                                       473,527          98%
                                                                                  --------------  ---------------
Central Perimeter Atlanta Office Market:
Perimeter Center Portfolio(9)         1970-1989        100%   Atlanta, GA            3,302,136          98%
                                                                                  --------------  ---------------
Arlington County, Virginia Office Market:
The Polk and Taylor Buildings              1970         10%   Arlington, VA            890,000         100%
1300 North Seventeenth Street              1980        100%   Rosslyn, VA              372,865          98%
1616 North Fort Myer Drive                 1974        100%   Rosslyn, VA              292,826          99%
                                                                                  --------------  ---------------
                                                                                     1,555,691          99%
                                                                                  --------------  ---------------
Fairfax County, Virginia Office Market:
John Marshall I                            1981        100%   McLean, VA               261,364         100%
E.J. Randolph                              1983        100%   McLean, VA               164,677          97%
Northridge I                               1988        100%   Reston/Herndon, VA       124,319         100%
Centerpointe I                             1988        100%   Fairfax, VA              204,481         100%
Centerpointe II                            1990        100%   Fairfax, VA              204,481         100%
                                                                                  --------------  ---------------
                                                                                       959,322          99%
                                                                                  --------------  ---------------
Washington, D.C. Office Market:

1333 H Street                           1984(10)       100%   Washington, D.C.         238,694          90%
Suburban Chicago Office Market:
AT&T Plaza                                 1984        100%   Oak Brook, IL            225,318         100%
Tri-State International(11)                1986        100%   Lincolnshire, IL         548,000          74%
Presidents Plaza(12)                  1980-1982        100%   Chicago, IL              791,000          90%
Westbrook Corporate Center(13)        1985-1996        100%   Westchester, IL        1,106,000          90%
                                                                                  --------------  ---------------
                                                                                     2,670,318          88%
                                                                                  --------------  ---------------
West Los Angeles Office Market:
10960 Wilshire Boulevard              1971-1992        100%   Westwood, CA             543,804          89%
10880 Wilshire Boulevard                   1970        100%   Westwood, CA             531,176          85%
                                                                                  --------------  ---------------
                                                                                     1,074,980          87%
Suburban Philadelphia Office
  Market:
Westlakes Office Park(14)             1988-1990        100%   Berwyn, PA               443,592          98%
                                                                                  --------------  ---------------
Silicon Valley Office/R&D Market:
Shoreline Technology Park(15)         1985-1991        100%   Mountain View, CA        726,500         100%
Lake Marriott Business Park(16)            1981        100%   Santa Clara, CA          400,000         100%
                                                                                  --------------  ---------------
                                                                                     1,126,500         100%
                                                                                  --------------  ---------------
                                     S-11


                                                                                     Rentable     Percent Leased
                                     Year Built/   Ownership        Property          Area in    At December 31,
  Property/Pending Acquisition(1)     Renovated   Interest(2)       Location        Square Feet        1996
 ---------------------------------- ------------- ------------ ------------------ --------------  ---------------
    Total Weighted Average
      Properties                                                                    15,772,526          96%
                                                                                  ==============  ===============
    Total Weighted Average
      Pending Acquisitions                                                           2,046,138          91%
                                                                                  ==============  ===============
    Total Weighted Average
      Properties and Pending
      Acquisitions                                                                  17,818,664          96%
                                                                                  ==============  ===============

 (1) Pending Acquisitions appear in italics.


 (2) The Company holds a general partner interest in One Post Office Square, a general partner and limited partner interest in Center Plaza and the Polk and Taylor Buildings and an indirect limited partner interest in Rowes Wharf Associates. The Company holds approximately 51.6% of the common stock of BeaMetFed, Inc. ("BeaMetFed"), the entity that holds the fee title to the 75-101 Federal Street Property. The Company owns a 100% fee interest in the remaining Properties, with the exception of South Station, in which the Company holds a ground leasehold interest. Upon the consummation of the Pending Acquisitions, the Company will hold a 100% fee interest in each of the Pending Acquisitions, with the exception of 10880 Wilshire Boulevard, in which the Company will hold the entire leasehold interest.


 (3) The Company holds a 1% general partner interest, a 75% limited partner interest and an option to purchase the remaining 24% limited partner interest in the partnership that owns the Center Plaza Property.

 (4) The Company owns a ground leasehold interest in the South Station Property which expires in 2024 but may be extended, at the Company's option, for two additional 15-year terms. Fee title to this Property is owned by a unaffiliated third party. This Property was originally built in the early 1900s and was fully rehabilitated in 1988. This Property includes a significant retail component.

 (5) The Wellesley Office Park consists of eight office buildings.

 (6) The Crosby Corporate Center is a Property which consists of six office buildings.

 (7) The New England Executive Park Portfolio consists of nine of the thirteen office buildings located in the New England Executive Park, the remaining four of which are owner-occupied.

 (8) The 245 First Street property consists of two attached structures connected by a four-story atrium. Riverview I, a six-story office building, was constructed in 1909 and renovated in 1986. Riverview II, an eighteen-story structure with parking on the first nine floors, was constructed in 1985.

 (9) The Perimeter Center Portfolio consists of 32 buildings and six ground leases.

(10) Approximately 205,000 square feet of the 1333 H Street Property was built in 1982. The remaining approximately 34,000 square feet was renovated in 1982.


(11) The Tri-State International complex consists of five office buildings. The Company is currently negotiating leases that, if signed, would increase the occupancy rate of this Property to 85%. No assurances can be given that these leases will be signed.


(12) Presidents Plaza consists of four office buildings.

(13) Westbrook Corporate Center consists of five office buildings.


(14) The Westlakes Office Park consists of four office buildings. The Company has entered into a contract to sell the Westlakes Office Park.


(15) Shoreline Technology Park consists of twelve office buildings.

(16) Lake Marriott Business Park consists of seven office buildings.

                                 The Offering

   All of the shares of Common Stock offered hereby are being sold by the Company. None of the Company's stockholders are selling any Common Stock in the Offering.

Common Stock Offered                                   7,000,000
Common Stock Outstanding After the Offering(1)         62,818,979
Use of Proceeds                                        To purchase the Pending Acquisitions (or repay
                                                       amounts drawn under the Credit Facility to acquire
                                                       the Pending Acquisitions), and to repay amounts
                                                       drawn under the Credit Facility to purchase the
                                                       Recent Acquisitions
NYSE Symbol                                            "BCN"


(1) Includes 7,702,499 shares of Common Stock that may be issued upon redemption of Units (including Units to be issued in connection with a Pending Acquisition). Such Units are redeemable by the holders for cash or, at the election of the Company, shares of Common Stock on a one-for-one basis. Excludes 3,619,747 shares of Common Stock reserved for issuance pursuant to the Company's 1994 Stock Option Plan, 1996 Stock Option Plan, and dividend reinvestment plan.



                                Distributions

   The Company regularly pays quarterly distributions on its Common Stock of $.4625 per share, which, on an annualized basis, is equal to an annual distribution of $1.85 per share of Common Stock. Future distributions by the Company will be at the discretion of the Board of Directors and there can be no assurance that any such distributions will be made by the Company. Distributions by the Company to the extent of its current and accumulated earnings and profits for Federal income tax purposes generally will be taxable to stockholders as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable reduction of the stockholder's basis in its shares of Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares.

                    Summary Selected Financial Information


    The following table sets forth selected financial and operating information on an as adjusted basis for the Company and on a combined historical basis for the Company and The Beacon Group, the predecessor entity to the Company (the "Predecessor" or "Beacon"). The consolidated results of operations of the Company for the years ended December 31, 1996 and 1995 and for the period May 26, 1994 to December 31, 1994, the combined results of operations of the Predecessor for the period January 1, 1994 to May 25, 1994 and the combined historical operating information of the Predecessor for the years ended December 31, 1993 and 1992 have been derived from the financial statements audited by Coopers & Lybrand L.L.P., independent accountants.


   The unaudited selected pro forma financial and operating information is presented as if the Offering, the acquisition of the Properties acquired since January 1, 1996 and the acquisition of the Pending Acquisitions had occurred as of January 1, 1996, for the condensed consolidated statement of operations. The pro forma financial information is not necessarily indicative of what the results of operations of the Company would have been for the periods indicated, nor does it purport to represent the Company's future results of operations.


                                                        Beacon Properties Corporation
                                                   Summary Selected Financial Information
                                                Company                                  Predecessor
                            -----------------------------------------------  -----------------------------------
                                                                  For the     For the
                                          For the     For the      Period      Period
                                            Year        Year      May 26,    January 1,        Years Ended
                             Pro Forma     Ended       Ended      1994 to     1994 to         December 31,
                                1996      December    December    December    May 25,    -----------------------
                            (unaudited)   31, 1996    31, 1995    31, 1994      1994        1993        1992
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
                                              (dollars in thousands, except per share amounts)
OPERATING INFORMATION:
Revenues:
 Rental income                $279,573    $147,825    $71,050     $25,144     $ 5,776      $14,315     $11,406
 Management fees                 3,005       3,005      2,203          --       1,521        3,533       3,331
 Recoveries from tenants        33,048      16,719      9,742       4,488       1,040        2,349       1,989
 Mortgage interest income        5,581       4,970      2,546          --          --           --          --
 Other income                   17,348      11,272      5,502       2,301         675        2,176       2,003
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
   Total revenues              338,555     183,791     91,043      31,933       9,012       22,373      18,729
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
Expenses:
 Property expenses              69,078      37,211     18,090       7,034       2,086        4,580       4,522
 Real estate taxes              34,103      18,124     10,217       3,325         595        1,354       1,204
 General and administrative     24,830      19,331      9,755       3,122       1,399        4,357       4,658
 Mortgage interest expense      47,162      30,300     15,226       4,992       2,798        7,650       7,203
 Interest--amortization of
  financing  costs               2,099       2,084      1,370         617         373          192         138
 Depreciation and
  amortization                  64,927      33,184     17,428       6,924       2,385        5,577       5,505
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
   Total expenses              242,199     140,234     72,086      26,014       9,636       23,710      23,230
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
Income (loss) from
  operations                    96,356      43,557     18,957       5,919        (624)      (1,337)     (4,501)
Equity (loss) in joint
  ventures and
  corporations(1)                4,989       4,989      3,234         929         198       (5,953)     (1,544)
Income (loss) from
  continuing operations        101,345      48,546     22,191       6,848        (426)      (7,290)     (6,045)
Discontinued
  operations-Construction
  Company:
 Income (loss) from
  operations                    (2,609)     (2,609)       (12)        477         102          440         136
 Loss on sale                     (249)       (249)        --          --          --           --          --
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
Income (loss) before
  minority interest             98,487      45,688     22,179       7,325        (324)      (6,850)     (5,909)
Minority interest in loss
  of combined partnerships          --          --         --          --         931        1,539       2,656
Minority interest in
  Operating Partnerships       (12,026)     (5,988)    (4,119)     (1,670)         --           --          --
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
Income (loss) before
  extraordinary items         $ 86,461      39,700     18,060       5,655         607       (5,311)     (3,253)
                            ===========
Extraordinary items, net of
  minority interest                         (3,368)        --          --       8,898        1,554          --
Net income (loss)(2)                      $ 36,332    $18,060     $  5,655     $ 9,505     $(3,757)    $(3,253)
                                        ==========  ===========  =========== ==========  ===========  ==========
Per Share of Common Stock
  data:
 Income from continuing
   operations                 $   1.61    $   1.41    $  1.09     $  0.45          --           --          --
 Discontinued operations-
   Construction Company:
 Income (loss) from
  operations                  $  (0.04)   $  (0.08)   $ (0.00)    $  0.03          --           --          --
 Loss on sale                 $  (0.00)   $  (0.01)        --          --          --           --          --
 Income before
  extraordinary items         $   1.57    $   1.32    $  1.09     $  0.48          --           --          --
 Extraordinary items                      $  (0.11)        --          --          --           --          --
Net income                                $   1.21    $   1.09    $  0.48          --           --          --

                                                        Beacon Properties Corporation
                                                   Summary Selected Financial Information
                                                Company                                  Predecessor
                            -----------------------------------------------  -----------------------------------
                                                                  For the     For the
                                          For the     For the      Period      Period
                                            Year        Year      May 26,    January 1,        Years Ended
                             Pro Forma     Ended       Ended      1994 to     1994 to         December 31,
                                1996      December    December    December    May 25,    -----------------------
                            (unaudited)   31, 1996    31, 1995    31, 1994      1994        1993        1992
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
                                              (dollars in thousands, except per share amounts)
Cash dividends declared                 $     1.765 $      1.24 $      0.96         --          --          --
Cash dividends paid                     $     1.765 $      1.64 $      0.56         --          --          --
Weighted average common
  shares outstanding         55,116,480  29,932,327  16,525,245  11,816,380         --          --          --
BALANCE SHEET INFORMATION:
 Real estate before
  accumulated depreciation  $ 2,030,630 $ 1,691,530 $   471,142 $   400,419   $ 82,198    $ 81,220    $ 78,580
 Total assets                 2,102,426   1,779,412     534,797     400,861     77,470      85,497      93,327
 Mortgage debt                  588,212     452,212      70,536      90,936     69,240      87,091      86,610
 Note Payable, Credit
  Facility                       59,714     153,000     130,500     130,300         --          --          --
 Total liabilities              714,425     671,711     239,013     261,100    129,836     143,451     142,015
 Total equity (deficit)       1,229,450     999,150     258,822     102,038    (52,366)    (57,954)    (48,688)

 (1) Including deductions
     for:  Depreciation and
       amortization         $     4,033 $     4,033 $     2,306 $     3,013
 (2) Company share of
     Operating  Partnership       87.79%      86.89%      81.31%      77.20%

                                 RISK FACTORS

   An investment in the Common Stock involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus Supplement before purchasing Common Stock in the Offering.

Risks Associated with the Addition of a Substantial Number of New Properties


   The Company is currently experiencing a period of rapid growth. Since January 1996, the Company has invested approximately $1.2 billion in office properties, increasing its interests in real estate by over 226%. Upon the completion of the Pending Acquisitions, the Company will have invested approximately $1.5 billion since January 1996, increasing its interests in real estate by over 290%. The Company's ability to manage its growth effectively will require it to apply successfully its experience managing its existing portfolio to new markets and to an increased number of properties. The Company's results of operations and ability to make expected distributions to stockholders could be adversely affected if the Company is unable to manage these operations effectively. There can be no assurance that the Company will be able to manage these operations effectively.


Risks of Adverse Effect on Company from Debt Servicing and Refinancing, Increases in Interest Rates, Financial Covenants and Absence of Limitations of Debt


   Debt Financing and Existing Debt Maturities.


   The Company intends to finance the acquisition of additional properties through the use of debt and equity financing. Additionally, in connection with the acquisition of certain Properties and Pending Acquisitions for Units, the Company has agreed to maintain certain levels of nonrecourse debt on the properties in order to minimize the tax consequences of these acquisitions to the Unit recipients. The Company is therefore subject to risks normally associated with debt financing, including the possibility that the Company will have insufficient cash flow to meet required principal and interest payments, will be unable to refinance existing indebtedness (which in most cases will not be fully amortized at maturity), or will be unable to secure favorable refinancing terms.

   Currently, the Company's total consolidated debt is approximately $604.8 million, and its total consolidated debt plus its proportionate share of total unconsolidated debt (other than Rowes Wharf) is approximately $697.5 million. The Company (together with an affiliate), and Equitable Life Assurance Society of the United States, on behalf of its Prime Property Fund ("Equitable"), the Company's joint venture partner in Rowes Wharf Associates, each hold one-half of the mortgage debt on the Rowes Wharf Property. See "Properties--Mortgage Indebtedness and Credit Facility." The Company's current consolidated mortgage indebtedness of approximately $451.8 million has maturities ranging from 1998 through 2008 and is secured by Properties. In addition, the Company currently has $153 million outstanding under its Credit Facility. The Company's proportionate share of its current total unconsolidated debt (excluding Rowes Wharf) consists of approximately $46.3 million on the One Post Office Square Property (in which the Company has a 50% general partner interest) and approximately $46.4 million on the 75-101 Federal Street Property (in which the Company owns approximately 51.6% of the common stock of a private REIT that owns the Property).

   The Company currently has a policy of incurring debt only if upon such incurrence the Company's Debt to Market Capitalization Ratio (as defined below) would be 50% or less. For purposes of this policy, the Company's Debt to Market Capitalization Ratio is calculated as the Company's proportionate share of total consolidated and unconsolidated debt (excluding Rowes Wharf) as a percentage of the sum of the market value of outstanding shares of stock of the Company and Units plus the Company's proportionate share of total consolidated and unconsolidated debt (excluding Rowes Wharf). As noted, the Company (together with an affiliate) currently holds one-half of the Rowes Wharf mortgage indebtedness. Upon completion of the Offering and the Pending Acquisitions, the Company's Debt to Market Capitalization Ratio will be approximately 25.2%. Although the Company has adopted a Debt to Market Capitalization Ratio policy, the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Directors could alter or eliminate this policy and would do so, for example, if it were necessary in order for the Company to continue to qualify as a REIT.


   The Company anticipates that only a small portion of the principal of the Company's mortgage indebtedness will be repaid prior to maturity. However, if the Company does not have funds sufficient to repay such indebtedness at maturity, the Company may need to refinance indebtedness through additional debt financing or equity offerings.

If the Company is unable to refinance this indebtedness on acceptable terms, the Company may be forced to dispose of Properties upon disadvantageous terms, which could result in losses to the Company and adversely affect the amount of cash available for distribution to stockholders. If prevailing interest rates or other economic conditions result in higher interest rates at a time when the Company must refinance its indebtedness, the Company's interest expense would increase, which would adversely affect the Company's results of operations and its ability to pay expected distributions to stockholders. Further, if a Property or Properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the mortgagee could foreclose or otherwise transfer the Property or Properties, with a consequent loss of income and asset value to the Company. Even with respect to nonrecourse indebtedness, the lender may have the right to recover deficiencies from the Company in certain circumstances, including fraud and environmental liabilities. See "Properties--Mortgage Indebtedness and Credit Facility."

   Risk of Adverse Effect of Increase in Market Interest Rates on Variable Interest Rates.


   Outstanding advances under the Credit Facility bear interest at a variable rate. The Company may incur additional variable rate indebtedness in the future. Accordingly, increases in interest rates could increase the Company's interest expense, which could adversely affect the Company's results of operations and its ability to pay expected distributions to stockholders. An increase in interest expense could also cause the Company to be in default under certain Credit Facility covenants.


Limits on Control and Other Risks Involved in Joint Ownership of Properties


   The Company holds (i) a 76% general and limited partner interest in the property partnership that owns the Center Plaza Property, (ii) a 50% general partner interest in the property partnership that owns the One Post Office Square Property, (iii) a 90% limited partner interest (through Beacon Property Management Corporation and Beacon Construction Company, Inc.) in Rowes Wharf Limited Partnership (a limited partnership that owns a 50% general partner interest in Rowes Wharf Associates, the entity that owns the hotel space and leases the office and retail space at the Rowes Wharf Property), (iv) a 10% general and limited partner interest in the property partnership that owns the Polk and Taylor Buildings Property, and (v) approximately 51.6% of the common stock of a private REIT that holds a direct fee interest in the 75-101 Federal Street Property. The Company is not in a position to exercise sole decision making authority regarding One Post Office Square, Rowes Wharf, the Polk and Taylor Buildings, or 75-101 Federal Street. However, the Company is responsible for the day-to-day affairs of each of these Properties.

   Joint ownership of Properties may, under certain circumstances, involve risks not otherwise present in wholly- owned properties. Such risks include the possibility that the Company's partners or co-investors might become bankrupt, develop business interests or goals inconsistent with the business interests or goals of the Company, or take action contrary to the instructions or requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. Joint ownership also involves the potential risk of impasse on decisions, such as a sale, because neither the Company nor the partners or co-investors have full control over the entity owning the Property. Consequently, actions by such partners or co-investors might result in subjecting jointly-owned Properties to additional risk.

   The Company will, however, seek to maintain sufficient control of the entities holding jointly-owned Properties to permit the Company's business objectives to be achieved. Any capital contribution by the Company or the Operating Partnership to the property partnerships that own (directly or indirectly) the Rowes Wharf and Center Plaza Properties requires the approval of the Directors of the Company who are neither officers of the Company nor affiliated with The Beacon Companies. The Company's organizational documents do not limit the amount of available funds that may be invested in partnerships, joint ventures, or co-investments.


Limits on Ownership May Deter Changes in Management

   In order to maintain its REIT qualification, not more than 50% in value of the outstanding capital stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the "Code"), to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"). In order to protect the Company against the risk of losing its REIT status due to a concentration of ownership among its stockholders, the Articles of Incorporation of the Company limit ownership of the issued and outstanding Common Stock by any single stockholder to 6.0% of the aggregate value of the Company's shares of capital stock from time to time; provided, however, that entities whose ownership of Common Stock is attributed to the beneficial owners of such entities for purposes of the Five and Fewer Requirement (such as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, as amended, partnerships, trusts, and corporations) are limited by the Company's Articles of Incorporation to holding no more than 9.9% of the aggregate value of the Company's shares of Common Stock. The Articles of Incorporation provide that the Board of Directors can waive these ownership limitations if the Board is satisfied, based upon the advice of tax counsel, that ownership in excess of these limits will not jeopardize the Company's status as a REIT, and further, that such waiver would be in the best interest of the Company. A transfer of shares to a person who, as a result of the transfer, would violate the ownership limitations will be void. Shares acquired or transferred in breach of the ownership limitations will be automatically converted into shares not entitled to vote or to participate in dividends or other distributions. In addition, shares acquired or transferred in breach of the ownership limitations may be purchased by the Company for the lesser of the price paid and the average closing price for the ten trading days immediately preceding redemption.


Real Estate Investment Risks

   General Risks.


   Investments of the Company are subject to the risks incident to the ownership and operation of commercial real estate generally. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Company's Properties do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, the Company's results of operations and ability to make distributions to its stockholders will be adversely affected.


   A commercial property's revenues and value may be adversely affected by a number of factors, including the national, state and local economic climate; real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties; the ability of the owner to provide adequate management, maintenance and insurance; the ability to collect all rent from tenants on a timely basis; the expense of periodically renovating, repairing and reletting spaces; and the increase of operating costs (including real estate taxes and utilities) that may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the property. If a property is mortgaged to secure the payment of indebtedness and if the Company is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing.


   Risks of Acquisition Activities.


   The Company intends to acquire existing office and commercial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. In light of current conditions in the Company's target market areas, the Company anticipates that in the near future additional properties will be added to the Company's portfolio through acquisitions rather than new development and construction. Acquisitions of commercial properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected or that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate.


   Risks of Development Activities.

   The Company also intends to continue the development of office and other commercial properties, in accordance with the Company's development and underwriting policies as opportunities arise in the future. Risks associated with such development activities include the risk that: the Company may abandon development opportunities after expending resources to determine feasibility; construction costs of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the properties profitable; financing may not be available on favorable terms for development of a property; and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs.

Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations. If any of the foregoing occurs, the Company's ability to make expected distributions to stockholders could be adversely affected. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

   The Company anticipates that future development will be financed, in whole or in part, through additional equity offerings or under lines of credit or other forms of secured or unsecured construction financing that will result in the risk that, upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms. If a project is unsuccessful, the Company's losses may exceed its investment in the project.


   Potential Adverse Effect on Results of Operations Due to Risks Associated With Tenant Defaults.


   Substantially all of the Company's income is derived from rental income from real property. Consequently, the Company's results of operations and ability to make expected distributions to stockholders could be adversely affected if a significant number of tenants at the Properties failed to meet their lease obligations. In the event of a default by a lessee, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. Additionally, as a significant number of the Company's tenants are in the financial services, legal and accounting businesses, the Company's results of operations and ability to make expected distributions to stockholders would be adversely affected if these industries experienced a significant reduction in workforce. At any time, a tenant of the Properties may also seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash available for distribution by the Company. If a tenant rejects its lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payment or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). No assurance can be given that the Company will not experience significant tenant defaults in the future.


   Potential Adverse Effect on Results of Operations Due to Risks Associated With Ground Leases.


    Two of the Properties and 10880 Wilshire Boulevard, a Pending Acquisition, are the subject of long-term ground leases. In the case of the lease on the office and retail portions of the Rowes Wharf Property, the landlord becomes the owner of the portion of the Property subject to the lease at the expiration of the term of the lease or at the earlier termination by reason of a breach of the lease by the tenant. The lease on the Rowes Wharf Property, which expires in 2065, does not contain an extension option but includes an option to purchase. The ground lease on the South Station Property expires in 2024. The landlord becomes the owner of the South Station Property at the expiration of the term of the ground lease or at the earlier termination by reason of a breach of the lease by the tenant. The Company will have the right to extend the lease for two additional 15-year terms, subject to the landlord's right to terminate such additional periods upon two years' notice and payment to the Company of certain termination payments. The ground lease at 10880 Wilshire Boulevard expires in 2068. The Company will have an option to purchase the ground under 10880 Wilshire Boulevard at fair market value in 2001. The Company's results of operations and ability to make expected distributions to stockholders could be adversely affected to the extent the Properties subject to ground leases revert back to the landlord at the termination of the ground lease or the Company incurs additional expense by purchasing the ground under these Properties at the termination of these ground leases.


   Potential Adverse Effect on Results of Operations Due to Risks Associated With Market Illiquidity.

   Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions, such as changes in the local or national real estate market. In addition, provisions of the Code limit the Company's ability to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to holders of Common Stock.

   Potential Adverse Effect on Results of Operations Due to Operating Risks.

   The Properties are subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy or rental rates. The Properties are subject to increases in operating expenses such as cleaning, electricity, heating, ventilation and air conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. While the Company's tenants are currently obligated to pay these escalating costs, there can be no assurance that tenants will agree to pay such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet such increased expenses without decreasing occupancy rates. While the Company implements cost-saving incentive measures at each of its Properties, if any of the foregoing occurs, the Company's results of operations and its ability to make distributions to stockholders could be adversely affected.

Risk of Investment in Mortgage Debt


   The Company may invest in mortgages that are secured by existing office and commercial properties in circumstances where the Company anticipates that such investments may result in the Company's acquisition of the related properties through foreclosure proceedings or negotiated settlements. In addition to the risks associated with investments in commercial office properties, investments in mortgage indebtedness present the additional risks that the fee owners of such properties may default in payments of interest on a current basis or file for bankruptcy, which may stay the Company's foreclosure of such mortgages and receipt of payments thereunder. Under such circumstances, the Company may not realize its anticipated investment return, and may sustain losses relating to such investments.

Risk of Adverse Effect on Results of Operations due to Possible Environmental Liabilities


   The Company's operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow by using such real property as collateral. Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership and operation of the Properties, the Company may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with such environmental laws could materially adversely affect the Company's results of operations and financial condition.

   Phase I environmental site assessments ("ESAs") have been conducted at all of the Properties by qualified independent environmental engineers. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Properties may be responsible and to assess the status of environmental regulatory compliance. The ESAs have not revealed any environmental liability or compliance concerns that the Company believes would have a material adverse affect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability or concerns. Nevertheless, it is possible that these ESAs did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which the Company is currently unaware.


   The Company has not been notified by any governmental authority, and has no other knowledge of, any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its Properties except as previously disclosed in documents incorporated herein by reference or as noted below.

Possible Additional Risks Associated with Investments in Subsidiaries

   The capital stock of each of Beacon Property Management Corporation, Beacon Construction Company, Inc. and Beacon Design Corporation
(collectively, the "Subsidiary Corporations") is divided into two classes: voting and nonvoting common stock. Of the voting common stock, 99% is held by officers and/or directors of such

Subsidiary Corporations (each of whom, as of the date of this Prospectus Supplement, is also an officer and/or director of the Company) and 1% is held by the Operating Partnership. Of the nonvoting common stock, 100% is held by the Operating Partnership. Management's 99% voting common stock represents 1% of the economic interests in each of the Subsidiary Corporations. Members of each Subsidiary Corporation's management, as the holders of 99% of the voting common stock, retain the ability to elect the board of directors of each of the Subsidiary Corporations. Although the nonvoting common stock and the voting common stock of each of the Subsidiary Corporations held by the Company represents 99% of the economic interests in such corporations, the Company is not able to elect directors. Its ability to influence the day-to-day decisions affecting these corporations may therefore be limited. As a result, the board of directors and management of each of the Subsidiary Corporations may implement business policies or decisions that would not have been implemented by persons controlled by the Company, and that are adverse to the interests of the Company or that could adversely impact the Company's results of operations. The bylaws of each of the Subsidiary Corporations require that the voting common stock in such Subsidiary Corporation be held by officers of such Subsidiary Corporation at all times and require holders of voting common stock to enter into an agreement to that effect.


Adverse Effect of Increase in Market Interest Rates on Price of Common Stock


   One of the factors that will influence the market price of the Common Stock in public markets is the annual yield on the price paid for shares of Common Stock from distributions by the Company. An increase in market interest rates may lead prospective purchasers of the Common Stock to demand a higher annual yield from future distributions. Such an increase in the required distributions yield may adversely affect the market price of the Common Stock.

                                 THE COMPANY

General

   The Company is a self-administered and self-managed REIT which owns a portfolio of Class A office properties and other commercial properties located in major metropolitan areas, including Boston, Atlanta, Chicago, Los Angeles, San Francisco and Washington, D.C., as well as commercial real estate development, acquisition, leasing and management businesses. Class A office properties generally are considered to be those that have excellent locations and access, attract high quality tenants, are well maintained and professionally managed, and achieve among the highest rent, occupancy and tenant retention rates within their markets. The Properties comprise approximately 15.8 million rentable square feet in the aggregate and, as of December 31, 1996, were approximately 96% leased with over 1,100 tenants.


   The Company is currently experiencing a period of rapid growth. Upon completion of the Pending Acquisitions, the Company will have invested approximately $1.5 billion in office properties since January 1996, increasing its interests in real estate by over 290%. The Company has entered into contracts to acquire the Pending Acquisitions for aggregate consideration of approximately $339.1 million. If all of the Pending Acquisitions are consummated, the Company will own or have an interest in 112 income producing commercial properties encompassing approximately 17.8 million rentable square feet, approximately 79% of which will be located in suburban office markets and approximately 21% of which will be located in downtown office markets, primarily in Boston. Assuming the consummation of all of the Pending Acquisitions, the Company will have a total market capitalization of approximately $2.9 billion.

    The Company's business is conducted principally through the Operating Partnership, two subsidiary corporations and two subsidiary limited partnerships. The Company conducts third-party management operations through the Management Company and conducts third-party tenant space design services through the Design Company. Through the Management Company, the Company manages approximately 2.9 million square feet of commercial and office space owned by third parties in various locations including Boston and Springfield, Massachusetts and Chicago, Illinois. The Company conducts management operations for wholly-owned properties through the Management Partnership, and conducts tenant space design services for wholly-owned properties through the Design Partnership.


   The Company's executive offices are located at 50 Rowes Wharf in Boston, Massachusetts 02110 and its telephone number at that location is (617) 330-1400.

                             RECENT DEVELOPMENTS

Recent Acquisitions

   Silicon Valley Office/R&D Market


   Shoreline Technology Park and Lake Marriott Business Park. In December 1996, the Company acquired Shoreline Technology Park and Lake Marriott Business Park for aggregate consideration of approximately $184 million (including approximately $1 million of expected non-recurring capital expenditures). The Company purchased the Properties from Teachers Insurance and Annuity Association.


    The Shoreline Technology Park is a 12-building complex developed between 1985 and 1991 which encompasses approximately 727,000 square feet. Shoreline Technology Park is the headquarters of Silicon Graphics, Inc., which is the sole tenant of the Property. The Lake Marriott Business Park is a 7-building complex developed in 1981 which encompasses approximately 400,000 square feet. Major tenants in the Lake Marriott Business Park include Silicon Valley Bank (approximately 101,000 square feet) and Hitachi Computer Products (America), Inc. (approximately 97,000 square feet). The Shoreline Technology Park and substantially all of the Lake Marriott Business Park are currently leased on a "triple-net" basis. The aggregate occupancy rate of both Properties as of December 31, 1996 was 100%.


   Shoreline Technology Park and Lake Marriott Business Park are located in the Silicon Valley Office/R&D Market. According to Cornish & Carey, the Silicon Valley Office/R&D Market, which consists of approximately 129 million rentable square feet, had an overall vacancy rate of 5.3% as of December 31, 1996. Cornish & Carey also reports that the Silicon Valley Office/R&D Market experienced Net Absorption of approximately 1.7 million square feet in 1996.

   Shoreline Technology Park and Lake Marriott Business Park represent the Company's first acquisitions in the Silicon Valley Office/R&D Market. As part of its continuing analysis of major office markets and investment opportunities, the Company has determined that the San Francisco and San Jose metropolitan areas possess attractive market fundamentals, including growth in office-using employment. According to the U.S. Bureau of Labor Statistics, during the twelve months ended November 30, 1996, approximately 13,400 office-using jobs were created in the San Francisco and San Jose metropolitan area, primarily in business services including multi-media, computer software and hardware and consulting. The Company has further determined that the Silicon Valley Office/R&D Market is particularly attractive due to its high concentration of knowledge-based industries including biotechnology, communications, and computer hardware and software as well as its proximity to major universities. Additionally, the Company believes there is substantial constraint on new supply of office space in the Silicon Valley Office/R&D Market due to geographic barriers and the high cost of land.


   Based upon its survey of brokers in the market and other internal research, the Company believes that the existing rental rates per square foot at Shoreline Technology Park and Lake Marriott Business Park are below current market rates by approximately $7 to $9 and $5 to $7, respectively. The Company expects that the net operating income generated by the Properties will increase as current leases are renewed, and new leases are made, at current market rates, although no assurances can be made in this regard. The Company expects to incur certain tenant improvement costs and leasing commissions in connection with the releasing of this space.


   For a description of the Silicon Valley Office/R&D Market, see "Properties and Pending Acquisitions."

   Suburban Chicago Office Market

   Presidents Plaza. In December 1996, the Company acquired Presidents Plaza from MetLife. Aggregate consideration for Presidents Plaza consisted of 1,171,500 Units issued to MetLife (valued at approximately $39 million at the closing of the acquisition) and approximately $38 million in cash. In addition, the Company expects to incur approximately $1 million of non-recurring capital expenditures at the Property. The Company estimates that the aggregate purchase price for Presidents Plaza is approximately 60% of replacement cost.


   Presidents Plaza, located at 8600 and 8700 West Bryn Mawr Avenue near O'Hare International Airport, consists of two sets of 10- and 12-story towers encompassing an aggregate of approximately 791,000 square feet. The Property was developed between 1980 and 1982. Major tenants at the Property include Cotter & Co. (approximately 175,000 square feet), Wilson Sporting Goods Co. (approximately 109,000 square feet) and Gas Research Institute (approximately 97,000 square feet). As of December 31, 1996, the Property was approximately 90% leased.

   Presidents Plaza is located in the O'Hare submarket of the Suburban Chicago Office Market. With the acquisition of Presidents Plaza, the Company increased its holdings of office properties in the Suburban Chicago Office Market to approximately 1.6 million square feet. According to Grubb & Ellis, the entire suburban Chicago Office Market had an overall vacancy rate of 11.2% as of December 31, 1996, while the O'Hare submarket had a vacancy rate of 14.8% for the same period. Grubb & Ellis also reports that the O'Hare submarket experienced Net Absorption of approximately 242,000 square feet in 1996. The Company believes that the Suburban Chicago Office Market possesses attractive market fundamentals, as evidenced by the creation of approximately 34,000 office-using jobs in the Chicago metropolitan area during the twelve months ended November 30, 1996, according to the U.S. Bureau of Labor Statistics. For a description of the Suburban Chicago Office Market, see "Properties and Pending Acquisitions."



   Greater Boston Suburban Office Market

   Crosby Corporate Center. In December 1996, the Company acquired a 28.6-acre parcel of land adjacent to the Crosby Corporate Center located in Bedford, Massachusetts. See "--Other Developments."



Pending Acquisitions


   The Company has entered into contracts to purchase the Pending Acquisitions for aggregate consideration of approximately $339.1 million (including approximately $2.2 million in non-recurring capital expenditures). The Company currently expects to complete the purchase of the Pending Acquisitions during the second quarter of 1997. However, the purchase of each of the Pending Acquisitions is subject to various closing conditions. Accordingly, no assurances can be made that the Company will acquire any or all of the Pending Acquisitions.


   In addition to the Pending Acquisitions, as part of its ongoing business, the Company continually engages in discussions with public and private real estate entities regarding possible portfolio or single asset acquisitions in various major metropolitan areas. No assurances can be made that the Company will acquire any of the property opportunities currently under review.

   The following describes each of the Pending Acquisitions.

   Suburban Chicago Office Market



    Westbrook Corporate Center. In March 1997, the Company entered into a contract to acquire Westbrook Corporate Center, a five-building office complex located in Westchester (suburban Chicago), Illinois. The purchase price of the property is approximately $182.1 million, consisting of the expected assumption of approximately $106 million of mortgage debt, the issuance of approximately $50 million of Units and approximately $26.1 million in cash. The sellers of Westbrook Corporate Center are currently negotiating with their existing lender regarding this indebtedness. If the sellers successfully negotiate the terms of such indebtedness, the Company will assume such indebtedness upon the closing of the acquisition. Alternatively, the Company will secure nonrecourse indebtedness on the property in connection with the consummation of the acquisition. The Company estimates that the aggregate purchase price for the Westbrook Corporate Center is approximately 90% of replacement cost. In addition, the Company has also contracted to purchase a 10-acre parcel of land suitable for development which is contiguous to the property for $3.5 million within twelve months of the acquisition.


   The Company has agreed to maintain at least $106 million of nonrecourse indebtedness outstanding on the property and not to dispose of the real estate for ten years. If the Company should choose to modify the financing or dispose of the real estate within this time period it may be required to make payments to the seller.


   Westbrook Corporate Center consists of five 10-story office buildings comprising an aggregate of approximately 1.1 million square feet. The buildings each contain approximately 220,000 square feet and were developed between 1985 and 1996. Major tenants in the Westbrook Corporate Center include Navistar International Corporation (approximately 100,000 square feet), Ameritech (approximately 70,000 square feet), Peoplesoft (approximately 53,000 square feet), Premier Health (approximately 45,000 square feet) and SAP America (approximately 55,000 square feet). The aggregate occupancy rate for the Westbrook Corporate Center as of December 31, 1996 was approximately 90%. Nearly all of the vacancy at the property is attributable to the newest building in the complex which opened in February 1996.



   Westbrook Corporate Center is located in the East-West Corridor of the Suburban Chicago Office Market. The Company currently owns approximately 1.6 million square feet of office Properties in the Suburban Chicago Office Market. According to Grubb & Ellis, the entire Suburban Chicago Office Market had an overall vacancy rate of 11.2% as of December 31, 1996, while the East-West Corridor submarket had a vacancy rate of 9.8% for the same period. Grubb & Ellis also reports that the East-West Corridor submarket experienced Net Absorption of approximately 524,000 square feet for 1996. The Company believes that the Suburban Chicago Office Market possesses attractive market fundamentals, as evidenced by the creation of approximately 34,000 office-using jobs in the Chicago metropolitan area during the twelve months ended November 30, 1996, according to the U.S. Bureau of Labor Statistics. For a description of the Suburban Chicago Office Market, see "Properties and Pending Acquisitions."

   West Los Angeles Office Market


   10880 Wilshire Boulevard. In March 1997, the Company entered into a contract to acquire the leasehold interest in 10880 Wilshire Boulevard located in Westwood, California. The ground lessor of 10880 Wilshire Boulevard has a right of first refusal on the sale of this property. The Company expects that the ground lessor will not exercise its right of first refusal in connection with the Company's purchase of this property. In connection with the acquisition, the Company will also acquire the right to purchase the fee interest in the land underlying 10880 Wilshire Boulevard at fair market value in 2001.

   The Company will acquire the leasehold interest in 10880 Wilshire Boulevard for aggregate consideration of approximately $102 million in cash (including approximately $2.2 million in expected non-recurring capital expenditures), approximately 75% of replacement cost.


   The 10880 Wilshire Boulevard property was built in 1970 and has undergone approximately $34 million of capital improvements since 1992. The property consists of approximately 531,000 square feet in a 23-story office building. This property is one of the largest buildings in the Westwood submarket of the West Los Angeles Office Market and given the current constraints on development described below, this property cannot be duplicated in its market. The property is located near Interstates 405 and 10 with easy access to other West Los Angeles markets, downtown, the San Fernando Valley and the Los Angeles airport. In addition, the property, which meets current earthquake construction codes, is located in a business district, adjacent to other Class A office buildings, Westwood Village, a retail area, and the UCLA campus. Major tenants in 10880 Wilshire Boulevard include Showtime/Viacom International Inc. (approximately 68,000 square feet), Corporate Media Partners (approximately 64,000 square feet), Oppenheimer & Co., Inc. (approximately 50,000 square feet) and Pardee Construction Company (approximately 33,000 square feet). The Company currently intends to retain the existing property manager of 10880 Wilshire Boulevard following the consummation of the acquisition to facilitate the leasing and management of the property. As of December 31, 1996, the occupancy rate for 10880 Wilshire Boulevard was approximately 85%.


   With the acquisition of 10880 Wilshire Boulevard, the Company will own approximately 1.1 million square feet of office space in the Westwood submarket of the West Los Angeles Office Market. According to CB Commercial, the entire West Los Angeles Office Market (consisting of approximately 34 million square feet) had an overall vacancy rate of 11.4% as of December 31, 1996, while the Westwood submarket (consisting of approximately 2.7 million square feet) experienced a vacancy rate of 9.1% for the same period. CB Commercial also reports that the West Los Angeles Office Market experienced Net Absorption of approximately 600,000 square feet in 1996. According to the U.S. Bureau of Labor Statistics, during the twelve months ended November 30, 1996, approximately 51,000 office-using jobs were created in the Los Angeles metropolitan area, primarily in the entertainment, export/import, healthcare, telecommunications and aerospace industries. Additionally, limited sites are available for development in the Westwood submarket and this submarket has significant constraints on development including substantial development fees and/or the limitation of new development to 1.5 floor-area-ratio with five-story height limitations. For a description of the West Los Angeles Office Market, see "Properties and Pending Acquisitions."

   The Company expects that the net operating income (excluding the effect of straight-line rents) generated by the property will increase $2.0 million and $600,000, respectively during 1998 and 1999 as free rent provisions in current leases expire. Additionally, the Company expects that the net operating income generated by the property will further increase as new leases are made at market rates, although no assurances can be made in this regard. Approximately 78,000 square feet at the property is currently available for occupancy. The Company expects to incur certain tenant improvement costs and leasing commissions in connection with the leasing of this space.


   The Fairfax County, Virginia Market

    Centerpointe I and II. In March 1997, the Company entered into a contract to acquire Centerpointe I and II for aggregate consideration of approximately $55 million, consisting of approximately $25 million in cash and the assumption of approximately $30 million of mortgage debt. The Company estimates that the aggregate purchase price for Centerpointe I and II is approximately 75% of replacement cost.


    The Centerpointe property contains approximately 409,000 square feet and consists of (i) Centerpointe I, an 11-story office building built in 1988 and comprising approximately 204,500 square feet and (ii) Centerpointe II, an 11-story office building built in 1990 comprising approximately 204,500 square feet. The sole tenant at Centerpointe I is American Management Systems, Inc., which also occupies approximately 100,000 square feet in Centerpointe II. Other major tenants at Centerpointe II include Fujitsu Business Communications Systems, Inc. (approximately 20,000 square feet) and Liberty Mutual Insurance Company (approximately 15,000 square feet). As of December 31, 1996, the aggregate occupancy rate for Centerpointe I and II was approximately 100%.


   In connection with the acquisition of Centerpointe I and II, the Company has also entered into an option/put arrangement with the sellers of Centerpointe I and II on an adjacent 7.8 acre parcel of land suitable for development. The Company believes that this parcel could support up to approximately 340,000 square feet of office space, subject to obtaining appropriate permitting.


   Centerpointe I and II are located in the Fairfax County, Virginia market. The Company currently owns approximately 550,000 square feet of office Properties in Fairfax County, Virginia. According to Grubb & Ellis, the Fairfax County, Virginia Market had an overall vacancy rate of 6.7% as of December 31, 1996 and experienced Net Absorption of approximately 3.3 million square feet for 1996. For a description of the Fairfax County, Virginia Market, see "Properties and Pending Acquisitions."

Capitalization Rates


   The following table sets forth the Capitalization Rates for the Shoreline Technology Park/Lake Marriott Business Park, Presidents Plaza and the Pending Acquisitions. The Capitalization Rates are calculated by dividing (a) the expected net operating income (including the effect of any straight-line rents) generated by the property based upon annualized revenues from signed leases in place at the property as of March 1, 1997 by (b) the consideration paid for the property, including any expected capital improvements.



                                                                Expected
                                                              Net Operating   Consideration   Capitalization
Property/Pending Acquisition(1)                                  Income           Paid             Rate
-------------------------------                              --------------- ---------------  ----------------
                                                               (millions)      (millions)
Shoreline Technology Park/Lake Marriott Business Park(2)          $17.5          $184.0             9.5%
Presidents Plaza(3)                                                 8.5            78.0            10.9%
Westbrook Corporate Center(4)                                      18.3           182.1            10.1%
10880 Wilshire Boulevard(5)                                         8.2           102.0             8.0%
Centerpointe I and II(6)                                            5.5            55.0            10.0%
                                                             --------------- ---------------  ----------------
  Total/Weighted Average                                          $58.0          $601.1             9.6%
                                                             =============== ===============  ================

(1) Pending Acquisitions appear in italics.

(2) Net operating income includes approximately $725,000 of straight-line rents. Consideration Paid includes approximately $1 million of expected non-recurring capital expenditures. The Company expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $475,000 and $320,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods.

(3) Net operating income includes approximately $2.84 million of straight-line rents. Consideration Paid includes approximately $1 million of expected non-recurring capital expenditures. The Company expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $640,000 and $670,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods.

(4) Net operating income includes approximately $1.2 million of straight-line rents. The Company expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $1.2 million and $385,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods. Additionally, the Company expects that net operating income will increase as vacant space in the newest building in the complex which opened in February 1996 is leased, however, no assurances can be made in this regard. The Return on Equity (as defined below) invested by the Company in the Westbrook Corporate Center is expected to be 12.9%. Return on Equity is calculated by dividing (a) the expected net operating income (including the effect of straight line rents) generated by the property based upon annualized revenues from signed leases in place at the property as of March 1, 1997 less expected debt service on the Expected Westbrook Debt by (b) the consideration paid for the property less the principal amount of the Expected Westbrook Debt.

(5) Net operating income includes approximately $2.7 million of straight-line rents. Consideration Paid includes approximately $2.2 million of expected non-recurring capital expenditures. As discussed above, the Company expects that net operating income (excluding the effect of straight-line rents) will increase approximately $2.0 million and $600,000, respectively, during 1998 and 1999 as free rent provisions in current leases expire. The Company also expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $195,000 and $210,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods. Additionally, the Company expects that net operating income will further increase as new leases are made at market rates, although no assurance can be made in this regard.

(6) Net operating income includes approximately $800,000 of straight-line rents. The Company expects that net operating income (excluding the effect of straight-line rents) will increase by approximately $270,000 and $420,000, respectively, during 1998 and 1999 due to contractual rent increases scheduled to occur during those periods. The Return on Equity invested by the Company in Centerpointe I and II is expected to be 13.3%. Return on Equity is calculated by dividing (a) the expected net operating income (including the effect of straight line rents) generated by the property based upon annualized revenues from signed leases in place at the property as of March 1, 1997, less expected debt service on the Expected Centerpointe Debt by (b) the consideration paid for the property less the principal amount of the Expected Centerpointe Debt.

Potential Acquisitions

   As part of its ongoing business, the Company actively seeks opportunities to acquire additional properties on favorable terms. The purchase of any of these potential acquisitions is subject to satisfaction of numerous conditions, including, without limitation, the completion of due diligence and, with respect to the Rosemont, Illinois office complexes, the negotiation and execution of definitive purchase agreements. Additionally, the purchase of the Rosemont, Illinois office complexes are subject to rights of certain tenants to purchase portions of each of the two complexes. No assurances can be given that the Company will acquire any of the property opportunities currently under review.

   Rosemont, Illinois Office Complexes. In March 1997, the Company entered into a letter of intent to acquire two office complexes located in Rosemont, Illinois (suburban Chicago) comprising an aggregate of approximately 1.3 million square feet and which include approximately 2.9 acres of land suitable for the development of approximately 250,000 square feet of additional office space. This acquisition is subject, among other things, to the rights of certain tenants to purchase portions of each of the two complexes. See "Properties and Pending Acquisitions" for a description of the O'Hare submarket of the Suburban Chicago Office Market.

   175 Wyman Street. In March 1997, the Company entered into a contract to acquire 26.7 acres of land suitable for development and a vacant 335,000 square foot office/research and development complex located at 175 Wyman Street in Waltham (suburban Boston), Massachusetts for approximately $24.0 million. The Company plans to redevelop the property into 400,000 square feet of Class A office space. The Company expects that such development could begin in late 1997 or early 1998. 175 Wyman Street is located in the Route 128/Mass. Pike submarket. For a description of the Greater Boston Suburban Office Market, see "Properties and Pending Acquisitions."

Other Developments

   Credit Facility. Bank of Boston has committed to convert the Company's $300 million secured Credit Facility to an unsecured facility. Additionally, Bank of Boston has committed to reduce the interest rate on the Credit Facility.


   Sale of Westlakes Office Park. The Company is negotiating to sell the Westlakes Office Park, the Company's sole Property in the Suburban Philadelphia Office Market. The consummation of this sale is subject to customary closing conditions, including, but not limited to, purchaser's satisfactory completion of its due diligence. At the Company's option, the transaction may be structured as a like-kind exchange.


   Crosby Corporate Center. In December 1996, the Company acquired a 29-acre parcel of land adjacent to the Crosby Corporate Center. This parcel has approximately 250,000 square feet of building capacity, and the Company expects that development of a significant portion of the land could commence in the second quarter of 1997, although no assurances can be made in this regard. The Company believes that demand for office space in the Northwest submarket of the Greater Boston Suburban Office Market (the location of the Crosby Corporate Center) will continue as several major tenants at the Property experience substantial growth. No assurances can be made that such increased demand will occur. For a description of the Greater Boston Suburban Office Market, see "Properties and Pending Acquisitions."

   Sale of Beacon Construction Company. In December 1996, the Construction Company sold substantially all of its assets. The Construction Company's new business plan involves the completion of certain contracts not transferred to the purchaser and the liquidation of its remaining assets. The Company's decision to effect the sale of the Construction Company was based upon the determination that the third-party construction business was no longer an integral part of the Company's business.

                     PROPERTIES AND PENDING ACQUISITIONS

   The Company owns a portfolio of Class A office properties and other commercial properties located in major metropolitan areas, including Boston, Atlanta, Chicago, Los Angeles, San Francisco and Washington, D.C. The Properties encompass approximately 15.8 million rentable square feet. Class A office properties generally are considered to have excellent locations and access, attract high quality tenants, be well maintained and professionally managed and achieve among the highest rent, occupancy and tenant retention rates within their markets.

The Downtown Boston Office Market

Market Information

   According to Spaulding & Slye, as of December 31, 1996, there were approximately 47.4 million square feet of private sector office space in the Downtown Boston Office Market. The following table sets forth the vacancy rates for the Downtown Boston Office Market from 1992 through 1996.

 Period     Vacancy Rate
---------  ---------------
1992            15.9%
1993            16.3%
1994            12.1%
1995            11.5%
1996             5.2%(a)

(a) For periods prior to 1996, Spaulding & Slye calculated vacancy rate (or available space) as space actively marketed for immediate or future occupancy, including space available for sublet. For periods beginning in 1996, Spaulding & Slye also calculates vacancy rate as space available for immediate occupancy. Under the original definition, the vacancy rate (or available space) in 1996 would have been 7.6%.

Source: Spaulding & Slye Office Market Reports 1992 through January 1997.

   Spaulding & Slye reports that Net Absorption in 1996 was 1.6 million square feet and 400,000 square feet in 1995. This significant amount of Net Absorption is largely due to growth in the financial services, publishing and legal sections, together with the relocation of certain federal government groups.

Property Descriptions
The following chart describes each of the Company's Properties located in the Downtown Boston Office Market.

                                    Year Built/   Rentable Area    No. of    Company's %
Property                             Renovated   in Square Feet   Stories     Ownership       Parking
 --------------------------------- ------------- ---------------  --------- -------------  ---------------
75-101 Federal Street                1985-1988        812,000        (a)          (b)     (c)
One Post Office Square                    1981        764,129        41           50%(d)  375-car garage
Center Plaza                         1966-1969        649,359         9           (e)     575-car garage
150 Federal Street                        1988        530,279        28          100%     285-car garage
Rowes Wharf                               1987        344,326        15           (f)     550-car garage
Russia Wharf                         1978-1982        314,596        (g)         100%     146 spaces
2 Oliver Street-147 Milk Street      1982-1988        271,000        (h)         100%     None
175 Federal Street                        1977        203,349        17          100%     None
South Station                             1988        148,591         5           (i)     (j)
                                                 ---------------
    Total                                           4,037,629
                                                 ===============

(a) 75 Federal Street is a 21-story building and 101 Federal Street is a 31-story building.

(b) The Company holds approximately 51.6% of the common stock of BeaMetFed, Inc., a private REIT that holds the fee title to 75-101 Federal Street.

(c) 101 Federal Street has a 195-car garage.

(d) One Post Office Square is owned by a joint venture between Equitable and the Company. The Company has a 50% interest in and is the managing venturer of this joint venture.

(e) The Company holds a 1% general partner interest, a 75% limited partner interest and an option to purchase the remaining 24% limited partner interest in the partnership that owns the Center Plaza Property.

(f) The Company holds a 90% limited partner interest in Rowes Wharf Limited Partnership ("RWLP"). RWLP and Equitable each hold a 50% general partner interest in Rowes Wharf Associates ("RWA"), the partnership that owns the hotel space and leases the office and retail space at the Rowes Wharf Property. Through its interest in RWLP, the Company owns a 45% indirect limited partner interest in RWA. The general partner of RWLP, has the authority to mortgage or sell all of RWLP's interest in Rowes Wharf without the Company's consent.

(g) Russia Wharf is a complex of three seven-story buildings.

(h) 2 Oliver Street is an 11-story building and 147 Milk Street is a 10-story building.

(i) The Company owns 100% of a ground leasehold in this Property.

(j) A 600-car garage is under construction by the Massachusetts Bay Transportation Authority.

Base Rents and Net Effective Rents
The following charts set forth the average annual Base Rent (as defined below) and the average annual Net Effective Rent (as defined below) per square foot for each of the Company's Properties in the Downtown Boston Office Market. Base Rent is gross rent excluding payments by tenants on account of real estate tax and operating expense escalation. Net Effective Rent is Base Rent adjusted on a straight-line basis for contractual rent step-ups and free rent periods, plus tenant payments on account of real estate tax and operating expense escalation, less total operating expenses and real estate taxes.

                                         Average Annual Base Rents
                           -----------------------------------------------------
                                                                    As of 12/31
Property                      1992     1993      1994      1995         1996
--------------------------  --------  --------  -------- ---------  ------------
                                             (per square foot)
175 Federal Street           $14.81   $17.79    $21.15    $23.82       $25.11
One Post Office Square        22.41    21.85     22.99     23.55        24.04
South Station                 28.51    28.51     27.24     28.26        30.42
Center Plaza                  19.65    21.40     22.98     22.95        22.41
Rowes Wharf                   30.87    30.04     30.39     30.87        30.49
150 Federal Street            21.20    23.88     24.25     24.67        25.12
Russia Wharf(a)               --       --        --        12.53        14.01
75-101 Federal Street(a)      --       --        --        28.00        30.34
2 Oliver Street(a)            --       --        --        16.46        16.89
                            --------  --------  -------- ---------  ------------
    Weighted Average         $22.38   $23.30    $24.34    $ 23.75      $24.78
                            ========  ========  ======== =========  ============


(a) Russia Wharf, 75-101 Federal Street and 2 Oliver Street were acquired by the Company subsequent to its initial public offering in May 1994 (the "Initial Public Offering") and, consequently, information prior to the date of acquisition is unavailable.


                                    Average Annual Net Effective Rents
                           ----------------------------------------------------
                                                                   As of 12/31
Property                      1992     1993      1994      1995        1996
--------------------------  --------  --------  -------- --------  -------------
                                             (per square foot)
175 Federal Street           $12.40   $13.03    $13.97    $15.40      $16.49
One Post Office Square        14.47    14.32     15.01     15.03       14.88
South Station                 14.56    15.87     18.16     20.05       20.59
Center Plaza                   5.61     9.79     13.27     13.18       12.31
Rowes Wharf                   14.26    15.45     17.65     18.22       17.77
150 Federal Street            17.51    19.99     20.95     21.14       21.26
Russia Wharf(a)               --       --        --         7.86        7.92
75-101 Federal Street(a)      --       --        --        19.10       20.12
2 Oliver Street(a)            --       --        --        11.53       11.70
                            --------  --------  -------- --------  -------------
    Weighted Average         $13.16   $14.77    $16.22    $15.78      $16.15
                            ========  ========  ======== ========  =============


(a) Russia Wharf, 75-101 Federal Street and 2 Oliver Street were acquired by the Company subsequent to its Initial Public Offering and, consequently, information prior to the date of acquisition is unavailable.

Occupancy Rates

   The following chart sets forth the occupancy rate, expressed as a percentage, for each of the Company's Properties in the Downtown Boston Office Market.

                                                    Occupancy Rate
                                ------------------------------------------------------
                                                                         As of 12/31
Property                          1992      1993     1994      1995         1996
 ------------------------------  -------- --------  --------  -------- ---------------
175 Federal Street                100%      100%       94%       84%          94%
One Post Office Square             93%       95%       97%       99%          99%
South Station                      96%       98%      100%      100%         100%
Center Plaza                       73%       76%       84%       91%          93%
Rowes Wharf                        91%       92%       96%       98%         100%
150 Federal Street                 98%       99%       98%       99%          99%
Russia Wharf(a)                    --        --        --        94%          98%
75-101 Federal Street(a)           --        --        --        93%          92%
2 Oliver Street(a)                 --        --        --        93%          97%
                                 -------- --------  --------  -------- ---------------
    Weighted Average               90%       91%       94%       95%          96%
                                 ======== ========  ========  ======== ===============

(a) Russia Wharf, 75-101 Federal Street and 2 Oliver Street were acquired by the Company subsequent to the Initial Public Offering and, consequently, information prior to the date of acquisition is unavailable.

Lease Expirations

   The following table sets forth lease expirations (in square feet) for the Company's Properties in the Downtown Boston Office Market. See "Lease Expirations--All Properties" for a detailed description of lease expirations at each of the Company's Properties.

                      1997         1998         1999         2000         2001
                  ------------ ------------------------ ------------  ------------
square feet (a)        403,735      408,357      443,870      408,509      723,343
% sq. ft. (b)            10.0%        10.1%        11.0%        10.1%        17.9%
annual rent (c)      9,668,253   12,361,782   12,045,829   10,236,753   22,730,854
psf (d)                 $23.95       $30.27       $27.14       $25.06       $31.42
tenants (e)                 71           64           65           66           43

                                                            2005 &
                      2002         2003         2004        beyond
                  ------------ ------------------------  ------------
square feet (a)       513,007     171,941      134,147       685,647
% sq. ft. (b)           12.7%        4.3%         3.3%         17.0%
annual rent (c)    16,523,017   4,925,273    4,064,996    22,729,697
psf (d)                $32.21      $28.65       $30.30        $33.15
tenants (e)                21           8           11            18

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases


(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries


(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The Greater Boston Suburban Office Market

Market Information

   As of December 1996, there were approximately 46.1 million square feet of private sector office space in the Greater Boston Suburban Office Market. Of the 19 Properties located in the Greater Boston Suburban Office Market, eight are located in the Route 128/Mass. Pike submarket, one (Westwood Business Centre) is located in the South submarket and 10 (Crosby Corporate Center and New England Executive Park Portfolio) are located in the Northwest submarket. The following tables set forth the vacancy rates for the Route 128/Mass. Pike, South, and Northwest submarkets from December 1992 through December 1996.

       Route 128/
  Mass. Pike Submarket        South Submarket         Northwest Submarket
------------------------ ------------------------- -------------------------
  Date     Vacancy Rate     Date    Vacancy Rate     Date     Vacancy Rate
-------- ---------------  -------- ---------------  --------  ---------------
12/92          18.5%     12/92          13.5%      12/92          21.7%
12/93          11.6%     12/93          12.3%      12/93          18.0%
12/94          10.6%     12/94           9.4%      12/94          16.2%
12/95           9.6%     12/95           9.2%      12/95          13.7%
12/96           2.6%(a)  12/96           5.1%(a)   12/96           6.2%(a)

(a) For periods prior to 1996, Spaulding & Slye calculated vacancy rate (or available space) as space actively marketed for immediate or future occupancy, including space available for sublet. For periods beginning in 1996, Spaulding & Slye also calculates vacancy rate as space available for immediate occupancy. Under the original definition, the vacancy rate (or available space) in 1996 in the Route 128/Mass. Pike, South and Northwest submarkets would have been 4.7%, 9.1% and 16.5%, respectively.

Source: Spaulding & Slye Office Market Reports 1992 through January 1997.

   Spaulding & Slye reports that Net Absorption for the Route 128/Mass. Pike submarket was 531,000 square feet in 1996 and 100,000 square feet in 1995. For the South submarket, Spaulding & Slye reports that Net Absorption was 39,000 square feet in 1996 and 100,000 square feet in 1995. In the Northwest submarket, Spaulding & Slye reports Net Absorption was (309,000) square feet in 1996 and 300,000 square feet in 1995.

Property Descriptions

   The following chart describes the Company's Properties located in the Greater Boston Suburban Office Market. The Company owns a 100% fee interest in each Property located in the Greater Boston Suburban Office Market, subject to an option to purchase Building Seventeen of the New England Executive Park Portfolio by the tenant of the Property.

                                          Year Built/   Rentable Area    No. of
Property                                   Renovated    in Square Feet   Stories
---------------------------------------- ------------- --------------- ----------
Wellesley Office Park:
 65 William Street, Building One              1963           29,502         3
 60 William Street, Building Two              1966           49,826         4
 55 William Street, Building Three            1968           52,636         4
 40 William Street, Building Four             1970           71,904         4
 20 William Street, Building Five             1973          129,000         4
 45 William Street, Building Six              1976          155,718         4
 80 William Street, Building Seven            1984           71,324         4
 100 William Street, Building Eight           1996           62,952         3
Crosby Corporate Center                       1996          336,000        (a)
Westwood Business Centre                      1985          160,400         3
New England Executive Park Portfolio:
 Building One                                 1979           79,942         3
 Building Two                                 1970           64,569         2
 Building Six                                 1980          101,641         4
 Building Eight                               1982          218,761         6
 Building Twelve                              1970           94,860         4
 Building Fifteen                             1976           43,267         2
 Building Sixteen                             1978           59,541         3
 Building Seventeen                           1979           56,503         3
 Building Twenty-Four                         1985           97,929         4
                                                       ---------------
    Total Properties                                      1,936,275
                                                       ===============


(a) Crosby Corporate Center is a Property which consists of six one- and two-story buildings.

Base Rents and Net Effective Rents

   The following charts set forth the average annual Base Rents and the average annual Net Effective Rents per square foot for each of the Company's Properties located in the Greater Boston Suburban Office Market.

                                                           Average Annual Base Rents
                                           -------------------------------------------------------
                                                                                       As of 12/31
Property                                      1992       1993      1994       1995        1996
 ------------------------------------------ ---------  -------- -----------  -------- -------------
Wellesley Office Park:
 65 William Street, Building One             $21.45     $20.97    $22.00     $22.60      $23.77
 60 William Street, Building Two              22.04      16.62     19.26      19.39       20.98
 55 William Street, Building Three            25.41      23.25     22.06      22.03       22.74
 40 William Street, Building Four             23.33      22.89     22.28      23.08       24.37
 20 William Street, Building Five             22.52      21.20     21.90      22.96       24.26
 45 William Street, Building Six              15.65      15.46     16.52      16.28       22.80
 80 William Street, Building Seven            37.71      37.34     25.00(a)   25.00       25.00
 100 William Street, Building Eight(b)        --         --        --         23.00       28.50
Westwood Business Centre(b)                   --         --        --         18.46       19.51
                                            ---------  -------- -----------  -------- -------------
    Subtotal                                  22.96      21.63     21.03      20.50       23.08
                                            ---------  -------- -----------  -------- -------------
Crosby Corporate Center(b)                    --         --        --         --          12.97
New England Executive Park Portfolio(b)       --         --        --         --          18.48
                                            ---------  -------- -----------  -------- -------------
    Total Weighted Average                   $22.96     $21.63    $21.03     $20.50      $19.41
                                            =========  ======== ===========  ======== =============

(a) This reduction in Base Rent is attributable to the execution of a new lease with the tenant occupying this Property for an 11-year term commencing January 1, 1994.


(b) The 100 William Street Property, Westwood Business Centre and the New England Executive Park Portfolio were acquired by the Company subsequent to the Initial Public Offering and, consequently, information prior to the date of acquisition is unavailable. The Crosby Corporate Center was redeveloped by the Company from research/development space to Class A office space and, consequently, historical information prior to such redevelopment is not comparable.


                                                      Average Annual Net Effective Rents
                                           -------------------------------------------------------
                                                                                       As of 12/31
Property                                      1992       1993      1994       1995        1996
 ------------------------------------------ ---------  -------- -----------  -------- -------------
Wellesley Office Park:
 65 William Street, Building One             $12.40     $12.70    $13.19     $14.02      $16.15
 60 William Street, Building Two              13.30       9.36     11.26      11.58       15.14
 55 William Street, Building Three            16.36      14.86     13.86      13.92       14.89
 40 William Street, Building Four             13.18      16.17     14.07      14.77       16.52
 20 William Street, Building Five             12.38      11.92     13.04      14.11       15.61
 45 William Street, Building Six               9.06       9.07     10.84      12.65       16.04
 80 William Street, Building Seven            31.10      31.35     21.38(a)   19.47       20.38
 100 William Street, Building Eight(b)        --         --        --         15.50       20.50
Westwood Business Centre(b)                   --         --        --         11.41       11.38
                                            ---------  -------- -----------  -------- -------------
    Subtotal                                  14.55      14.23     13.57      13.66       15.68
                                            ---------  -------- -----------  -------- -------------
Crosby Corporate Center (b)                   --         --        --         --           9.57
New England Executive Park Portfolio(b)       --         --        --         --          11.62
                                            ---------  -------- -----------  -------- -------------
    Total Weighted Average                   $14.55     $14.23    $13.57     $13.66      $12.92
                                            =========  ======== ===========  ======== =============

(a) This reduction in Net Effective Rent is attributable to the execution of a new lease with the tenant occupying this Property for an 11-year term commencing January 1, 1994.


(b) The 100 William Street Property, Westwood Business Centre and the New England Executive Park Portfolio were acquired by the Company subsequent to the Initial Public Offering and, consequently, information prior to the date of acquisition is unavailable. The Crosby Corporate Center was redeveloped by the Company from research/development space to Class A office space and, consequently, historical information prior to such redevelopment is not comparable.

Occupancy Rates

   The following chart sets forth the occupancy rate, expressed as a percentage, for each of the Company's Properties located in the Greater Boston Suburban Office Market.

                                                                    Occupancy Rate
                                                ------------------------------------------------------
                                                                                         As of 12/31
Property                                          1992      1993     1994      1995         1996
 ----------------------------------------------  -------- --------  --------  -------- ---------------
Wellesley Office Park:
 65 William Street, Building One                   100%     100%       94%      100%         100%
 60 William Street, Building Two                    96%     100%      100%       98%         100%
 55 William Street, Building Three                  91%      96%      100%      100%         100%
 40 William Street, Building Four                   97%     100%      100%       93%          99%
 20 William Street, Building Five                   95%      97%       97%       97%         100%
 45 William Street, Building Six                    91%      90%       99%       98%         100%
 80 William Street, Building Seven                 100%     100%      100%      100%         100%
 100 William Street, Building Eight(a)              --       --        --       100%         100%
Westwood Business Centre(a)                         --       --        --        99%         100%
    Subtotal                                        95%      97%       99%       98%         100%
                                                 -------- --------  --------  -------- ---------------
Crosby Corporate Center(a)                          --       --        --        --           88%
New England Executive Park Portfolio(a)             --       --        --        --           98%
                                                 -------- --------  --------  -------- ---------------
    Total Weighted Average                          95%      97%       99%       98%          97%
                                                 ======== ========  ========  ======== ===============


(a) The 100 William Street Property, Westwood Business Centre and the New England Executive Park Portfolio were acquired by the Company subsequent to the Initial Public Offering and, consequently, information prior to the date of acquisition is unavailable. The Crosby Corporate Center was redeveloped by the Company from research/development space to Class A office space and, consequently, historical information prior to such development is not comparable.


Lease Expirations

   The following table sets forth lease expirations (in square feet) for the Company's Properties in the Greater Boston Suburban Office Market. See "Lease Expirations--All Properties" for a detailed description of lease expirations at each of the Company's Properties.

                      1997         1998         1999         2000         2001
                  ------------ ------------------------ ------------ ------------
square feet (a)        407,248      204,784      187,821      190,127      177,738
% sq. ft. (b)            20.9%        10.5%         9.6%         9.8%         9.1%
annual rent (c)      8,125,838    4,268,136    3,482,584    4,194,448    4,126,630
psf (d)                 $19.95       $20.84       $18.54       $22.06       $23.22
tenants (e)                 51           38           28           30           32

                                                            2005 &
                      2002         2003         2004        beyond
                  ------------ ------------------------  ------------
square feet (a)       77,740       44,457       97,400       497,760
% sq. ft. (b)           4.0%         2.3%         5.0%         25.6%
annual rent (c)    2,099,918    1,064,518    2,093,856    11,093,598
psf (d)               $27.01       $23.94       $21.50        $22.29
tenants (e)               12            3            4             8

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The Cambridge Office Market
As of December 1996, there were approximately 9.8 million square feet of office space in the Cambridge Office Market. The entire Cambridge Office Market had a vacancy rate of 1.8% as of December 1996. Spaulding & Slye reports Net Absorption in the Cambridge Office Market of approximately 180,000 square feet in 1996 and 210,000 square feet in 1995.


   The following chart describes each of the Company's Properties located in the Cambridge Office Market.

                       Year Built/   Rentable Area    No. of    Company's
Property                Renovated    in Square Feet  Stories    Ownership
--------------------- ------------- ---------------  ---------  ------------
One Canal Park            1987          100,300          4         100%
Ten Canal Park            1987          110,000          6         100%
245 First Street(a)
 Riverview I              1986          109,000          6         100%
 Riverview II             1985          148,000         18         100%

(a) Riverview I and Riverview II are connected by a four-story atrium comprising approximately 6,000 square feet.


   The following chart sets forth the annual Base Rent per square foot, the annual Net Effective Rent per square foot, and the occupancy rate for each of the Company's Properties located in the Cambridge Office Market as of December 31, 1996.


 Property                Base Rent   Net Effective Rent  Occupancy Rate
---------------------- ------------  ------------------- ---------------
One Canal Park            $22.05           $13.99              100%
Ten Canal Park             19.23            12.42               92%
245 First Street           21.58            17.46              100%
                       ------------  ------------------- ---------------
    Weighted Average      $21.13           $15.55               98%
                       ============  =================== ===============

   The following table sets forth lease expirations (in square feet) for the Company's Properties in the Cambridge Office Market. See "Lease
Expirations--All Properties" for a detailed description of lease expirations at each of the Company's Properties.

                                                                                                         2005 &
                   1997      1998      1999      2000       2001         2002        2003      2004      beyond
                   ------- ---------  --------  -------------------- ------------  ---------  -----------------
square feet (a)         0      3,499     1,411     6,320     315,964      107,667     28,000        0         0
% sq. ft. (b)        0.0%       0.7%      0.3%      1.3%       66.6%        22.7%       5.9%     0.0%      0.0%
annual rent (c)         0    127,832    31,606    83,269   8,165,274    2,480,979    709,712        0         0
psf (d)             $0.00     $36.53    $22.40    $13.18      $25.84       $23.04     $25.35    $0.00      $0.0
tenants (e)             0          1         1         1           4            2          1        0         0

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases


(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries


(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The Central Perimeter Atlanta Office Market

Market Information

   According to Jamison Research, Inc., as of December 1996 there were approximately 91.0 million square feet of office space in the Atlanta Office Market. The Central Perimeter submarket, the location of the Perimeter Center Portfolio, had approximately 18.7 million square feet of office space. The following table sets forth the vacancy rates and Net Absorption for the Central Perimeter Atlanta Office Market from 1992 through 1996.

          Vacancy Rate         Net Absorption
        ---------------  ----------------------------
                        (in millions of square feet)
1992          16.8%                   .5
1993          11.7%                  1.0
1994           8.7%                   .6
1995           6.0%                   .7
1996           3.8%                   .5

Sources: CB/Torto Wheaton 1992 through 1994; Jamison Research 1995 and 1996

Property Descriptions
The following is a description of the buildings located in the Perimeter Center Portfolio. The Company owns a 100% fee interest in each of the Properties in the Perimeter Center Portfolio.

                                        Year Built/   Rentable Area
Property                                 Renovated    in Square Feet
-------------------------------------- -------------  ---------------
North Terraces                              1984          492,845
South Terraces                              1986          494,513
8,10,12,14,16 Perimeter Center East         1970           64,998
20,22,24,26 Perimeter Center East           1973           69,727
28,30,32 Perimeter Center East              1974          104,816
41 Perimeter Center East                    1974           92,021
47 Perimeter Center East                    1974           92,021
50 Perimeter Center East                    1981            6,300
53 Perimeter Center East                    1972           90,505
56 Perimeter Center East                    1977           93,625
64 Perimeter Center East                    1971          183,037
64A Perimeter Center East                   1985          372,498
70,72,74,76 Perimeter Center East           1972           61,932
125 Perimeter Center West                   1972          223,059
219 Perimeter Center Parkway                1979          127,697
223 Perimeter Center Parkway                1978          127,823
245 Perimeter Center Parkway                1981          229,217
301 Perimeter Center North                  1982          151,416
303 Perimeter Center North                  1989          162,256
Park Place Shopping Center                  1979           61,830
                                                      ---------------
    Total                                               3,302,136
                                                      ===============

Base Rents and Historic Net Rents

   The following charts show the average annual Base Rent and the average annual Historic Net Rent (as defined below) per square foot for each of the Properties in the Perimeter Center Portfolio. Historic Net Rent is Base Rent plus tenant payments on account of real estate tax and operating expense escalation, less total operating expenses and real estate taxes.

                                                    Average Annual Base Rents
                                       --------------------------------------------------
                                                                                 As of
Property                                  1992     1993      1994      1995    12/31/96
--------------------------------------  --------  -------- --------  -------- -----------
                                                        (per square foot)
North Terraces                           $15.55   $17.94    $17.87    $18.06    $20.43
South Terraces                            18.78    17.08     18.59     20.70     20.11
8,10,12,14,16 Perimeter Center East       14.32    13.51     13.91     11.63     14.33
20,22,24,26 Perimeter Center East         13.48    12.92     11.75     13.11     14.78
28,30,32 Perimeter Center East            13.01    10.34     10.42     12.52     13.38
41 Perimeter Center East                  14.45    14.76     14.29     13.70     15.11
47 Perimeter Center East                  16.13    15.84     14.94     15.39     15.16
50 Perimeter Center East                   6.00     6.19      6.27      6.37      6.62
53 Perimeter Center East                  13.44    13.57     13.62     15.02     15.62
56 Perimeter Center East                  11.76    11.27     11.23     11.77     15.30
64 Perimeter Center East                   5.34     5.34      5.34      5.34      5.34
64A Perimeter Center East                 19.01    19.31     19.62     19.91     20.36
70,72,74,76 Perimeter Center East         13.74    13.90     14.76     16.02     15.88
125 Perimeter Center West                  4.10     4.10      4.10      4.11      4.10
219 Perimeter Center Parkway              11.79    14.89     16.88     15.62     16.06
223 Perimeter Center Parkway               6.76     8.08      8.62     11.33     16.50
245 Perimeter Center Parkway              15.80    15.99     16.17     16.36     17.89
301 Perimeter Center North                17.17    17.17     17.73     17.80     18.47
303 Perimeter Center North                21.06    19.70     20.44     21.06     20.76
Park Place Shopping Ctr                   18.86    19.78     19.32     25.53     16.28
                                        --------  -------- --------  -------- -----------
    Weighted Average                     $14.57   $14.81    $15.18    $15.89    $16.64
                                        ========  ======== ========  ======== ===========

                                                Average Annual Historic Net Rents
                                       --------------------------------------------------
                                                                             As of 12/31
Property                               1992(a)   1993(a)  1994(a)  1995(a)     1996(b)
--------------------------------------  -------  -------- --------  -------  -------------
                                                        (per square foot)
North Terraces                          $ 8.67   $10.70    $10.52   $ 9.38     $14.08
South Terraces                           12.28     9.17     11.40    12.83      13.40
8,10,12,14,16 Perimeter Center East       7.17     6.09      5.03     4.47       9.15
20,22,24,26 Perimeter Center East         6.86     6.12      5.15     4.72       9.29
28,30,32 Perimeter Center East            6.78     2.63      4.31     5.66       8.59
41 Perimeter Center East                  7.63     6.55      6.16     5.59       9.74
47 Perimeter Center East                  8.85     9.09      7.61     7.28       9.82
50 Perimeter Center East                  6.00     6.19      6.27     6.37       6.62
53 Perimeter Center East                  7.07     7.88      7.45     8.26      11.00
56 Perimeter Center East                  8.03     7.16      7.57     6.65       8.24
64 Perimeter Center East                  3.33     3.29      3.24     3.20       2.38
64A Perimeter Center East                15.75    15.59     15.80    15.09      17.39
70,72,74,76 Perimeter Center East         6.95     7.13      7.48     8.05      10.63
125 Perimeter Center West                 3.56     3.33      3.31     3.04       3.07
219 Perimeter Center Parkway              5.79     7.68     10.32     8.91      11.13
223 Perimeter Center Parkway              0.73     1.63      1.92     3.71      11.43
245 Perimeter Center Parkway              8.83     8.48      8.21     8.45      11.36
301 Perimeter Center North               11.09     9.91     10.58     9.85      12.25
303 Perimeter Center North               15.45    13.32     13.55    13.33      14.70
Park Place Shopping Ctr                  12.29    13.38     12.60    16.50      12.96
                                        -------  -------- --------  -------  -------------
    Weighted Average                    $ 9.26   $ 8.92    $ 9.28   $ 9.28     $11.54
                                        =======  ======== ========  =======  =============

(a) Calculated as Historic Net Rent

(b) Calculated as Net Effective Rent

Occupancy Rates

   The following chart sets forth the occupancy rate, expressed as a percentage, for each of the Properties located in the Perimeter Center Portfolio.

                                                                 Occupancy Rates
                                            ---------------------------------------------------------
Property                                      1992     1993      1994      1995      As of 12/31/96
 ------------------------------------------ --------  --------  -------- --------  ------------------
North Terraces                                 92%       96%       96%      84%            96%
South Terraces                                 84%       88%       92%      96%           100%
8,10,12,14,16 Perimeter Center East            69%       61%       60%      69%            90%
20,22,24,26 Perimeter Center East              87%       91%       85%      78%            94%
28,30,32 Perimeter Center East                 65%       61%       83%      85%            96%
41 Perimeter Center East                       78%       58%       61%      71%           100%
47 Perimeter Center East                       75%       79%       87%      77%            91%
50 Perimeter Center East                      100%      100%      100%     100%           100%
53 Perimeter Center East                       70%       88%       88%      83%            90%
56 Perimeter Center East                      100%       93%       93%      93%            84%
64 Perimeter Center East                      100%      100%      100%     100%           100%
64A Perimeter Center East                     100%      100%      100%     100%           100%
70,72,74,76 Perimeter Center East              89%       91%       89%      86%            96%
125 Perimeter Center West                     100%      100%      100%     100%           100%
219 Perimeter Center Parkway                   82%       64%       85%      99%           100%
223 Perimeter Center Parkway                  100%      100%      100%     100%           100%
245 Perimeter Center Parkway                  100%      100%      100%     100%           100%
301 Perimeter Center North                    100%      100%      100%     100%           100%
303 Perimeter Center North                     99%      100%      100%     100%           100%
Park Place Shopping Center                     98%      100%       98%      91%           100%
                                            --------  --------  -------- --------  ------------------
    Weighted Average                           91%       92%       94%      93%            98%
                                            ========  ========  ======== ========  ==================

Lease Expirations

   The following table sets forth lease expirations (in square feet) for the Company's Properties in the Perimeter Center Portfolio. This table does not contain information relating to certain ground leases in the Perimeter Center Portfolio. See "Lease Expirations--All Properties" for a detailed description of lease expirations at each of the Company's Properties.

                      1997         1998         1999         2000         2001
                  ------------ ------------------------ ------------ ------------
square feet (a)        302,600      344,306      680,607      339,519      804,125
% sq. ft. (b)             9.2%        10.4%        20.6%        10.3%        24.3%
annual rent (c)      6,023,929    5,690,219   13,038,907    6,992,412   14,180,418
psf (d)                 $19.91       $16.53       $19.16       $20.60       $17.63
tenants (e)                 59           53           64           33           37

                                                            2005 &
                      2002         2003         2004        beyond
                  ------------ ------------------------ ------------
square feet (a)      105,606      13,916      223,059       386,990
% sq. ft. (b)           3.2%        0.4%         6.8%         11.7%
annual rent (c)    2,586,065     281,171      981,460     9,429,272
psf (d)               $24.49      $20.20        $4.40        $24.37
tenants (e)                7           2            1             4

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The Arlington County, Virginia Market

   As of December 1996 there were approximately 27.6 million square feet of office space in the Arlington County, Virginia Market. According to Grubb & Ellis, the Arlington County, Virginia Market had an overall vacancy rate of 3.6% as of December 1996. The Crystal City submarket (location of the Polk and Taylor Buildings), with approximately 11.3 million square feet, had a vacancy rate of 0.3% as of December 1996. The Rosslyn-Ballston Corridor (location of the Rosslyn, Virginia Portfolio), with approximately 15.1 million square feet, had a vacancy rate of approximately 6.0% as of December 1996.

   The following chart describes each of the Company's Properties located in the Arlington County, Virginia Market.

                                 Year Built/   Rentable Area    No. of   Company's %
           Property               Renovated   in Square Feet   Stories    Ownership         Parking
 ------------------------------ ----------------------------   ----------------------  -----------------
Polk and Taylor Buildings(a)        1970           890,000        12          10%(b)    1,182-car garage
1300 North 17th Street              1980           373,000        19         100%         667-car garage
1616 North Ft. Myer Drive           1974           293,000        19         100%         627-car garage
                                             ---------------
    Total                                        1,556,000
                                             ===============

(a) The Polk and Taylor Buildings are comprised of two buildings commonly known as the James K. Polk Building (National Center 2) and the Zachary Taylor Building (National Center 3), numbered 2521 and 2531 Jefferson Davis Highway, respectively.

(b) The Company holds a 10% general and limited partner interest in the partnership that owns the Property.


   The following chart sets forth Base Rents per square foot, Net Effective Rents per square foot, and the occupancy rate expressed as a percentage, as of December 31, 1996, for each Property located in the Arlington County, Virginia
 Market.

                                                    Net        Occupancy
          Property               Base Rent     Effective Rent     Rate
 --------------------------------------------  --------------- -----------
Polk and Taylor Buildings          $23.77          $19.23          100%
1300 North 17th Street              24.24           16.97           98%
1616 North Ft. Myer Drive           22.88           15.28           99%
                             ----------------  --------------- -----------
    Total/Weighted Average         $23.71          $17.95           99%
                             ================  =============== ===========

   The following table sets forth lease expirations (in square feet) for the Company's Properties in the Arlington County, Virginia Market. See "Lease Expirations--All Properties" for a detailed description of lease expirations at each of the Company's Properties.


                      1997         1998         1999         2000         2001
                  ------------ ------------------------ ------------ ------------
square feet (a)        905,949       25,910        5,672      137,744      163,407
% sq. ft. (b)            58.2%         1.7%         0.4%         8.9%        10.5%
annual rent (c)     18,103,340      656,456      133,333    3,724,922    4,239,711
psf (d)                 $19.98       $25.34       $23.51       $27.04       $25.95
tenants (e)                 10            5            2           10            7

                                                            2005 &
                      2002         2003         2004        beyond
                  ------------ ------------------------ ------------
square feet (a)       64,395       84,134      28,794       126,477
% sq. ft. (b)           4.1%         5.4%        1.9%          8.1%
annual rent (c)    1,431,878    2,198,780     823,890     3,416,497
psf (d)               $22.24       $26.13      $28.61        $27.01
tenants (e)                5            4           2             4

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The Fairfax County, Virginia Market

   As of December 1996, there were approximately 62.4 million square feet of office space in the Fairfax County, Virginia Market, 21.0 million square feet of which are located in the Tysons Corner submarket, 13 million square feet of which are located in the Reston/Herndon submarket and 3.3 million square feet of which are located in the Rte. 28/Chantilly Submarket. According to Grubb & Ellis, the Fairfax County, Virginia Market had an overall vacancy rate of 6.7% as of December 1996 and the submarkets of Tysons Corner, Reston/Herndon and Rte. 28/ Chantilly had vacancy rates of 5.9%, 5.9% and 14.7%, respectively as of such time. Grubb & Ellis also reports that Tysons Corner, Reston/Herndon and Rte. 28/Chantilly submarkets experienced Net Absorption of 1.6 million square feet, 486,000 square feet and 245,000 square feet, respectively, for the year ended December 31, 1996.

   The following chart describes Centerpointe I and II, Pending Acquisitions, and each of the Company's Properties located in the Fairfax County, Virginia Market.

                        Year Built/   Rentable Area    No. of    Company's %
       Property          Renovated    in Square Feet   Stories    Ownership
---------------------- ------------- ---------------  ---------  -------------
John Marshall I             1981         261,364         11          100%
E.J. Randolph               1983         164,677         11          100%
Northridge I                1988         124,319          6          100%
                                     ---------------
    Total Properties                     550,360
                                     ===============
 Pending Acquisitions
----------------------
Centerpointe I              1988         204,481         11          100%
Centerpointe II             1990         204,481         11          100%
                                     ---------------
    Total Properties                     408,962
                                     ===============



   The following chart sets forth Base Rents per square foot, Net Effective Rents per square foot, and the occupancy rate, expressed as a percentage, as of December 31, 1996, for Centerpointe I and II, Pending Acquisitions and for each Property located in the Fairfax County, Virginia Market.

                                                    Net        Occupancy
          Property               Base Rent     Effective Rent     Rate
 --------------------------------------------  --------------- -----------
John Marshall I                    $18.25          $15.85          100%
E.J. Randolph                       21.14           15.47           97%
Northridge I                        25.96           19.34          100%
                             ----------------  --------------- -----------
    Total/Weighted Average         $20.86          $16.52           99%
                             ================  =============== ===========
    Pending Acquisitions
 ----------------------------
Centerpointe I & II                $16.26          $12.86          100%

   The following table sets forth lease expirations (in square feet) for Centerpointe I and II, Pending Acquisitions, and the Properties in the Fairfax County, Virginia Market. See "Lease Expirations--All Properties" for a detailed description of lease expirations at each of the Company's Properties.


                                     1997         1998         1999         2000         2001
                                 ------------ ------------ ------------ ------------------------
Properties
---------------
Total
  Properties    square feet (a)         2,576        3,223        1,801      132,410       61,870
                % sq. ft. (b)            0.5%         0.6%         0.3%        24.1%        11.2%
                annual rent (c)        75,085       72,195       75,588    3,454,029    1,582,669
                psf (d)                $29.15       $22.40       $41.97       $26.09       $25.58
                tenants (e)                 2            1            1            3            6
Pending
  Acquisitions
---------------
Centerpointe I  square feet (a)             0            0            0            0            0
                % sq. ft. (b)            0.0%         0.0%         0.0%         0.0%         0.0%
                annual rent (c)             0            0            0            0            0
                psf (d)                 $0.00        $0.00        $0.00        $0.00        $0.00
                tenants (e)                 0            0            0            0            0
Centerpointe II square feet (a)        24,218       15,094       30,350       10,733        5,394
                % sq. ft. (b)           11.8%         7.4%        14.8%         5.2%         2.6%
                annual rent (c)       507,420      290,761      621,740      222,189      109,282
                psf (d)                $20.95       $19.26       $20.49       $20.70       $20.26
                tenants (e)                 3            4            3            2            1
                                 ------------ ------------ ------------ ------------------------
Total
  Properties
  and Pending
  Acquisitions  square feet (a)        26,794       18,317       32,151      143,143       67,264
                % sq. ft. (b)            2.8%         1.9%         3.4%        14.9%         7.0%
                annual rent (c)       582,505      362,956      697,328    3,676,218    1,691,952
                psf (d)                $21.74       $19.82       $21.69       $25.68       $25.15
                tenants (e)                 5            5            4            5            7

                                                                           2005 &
                                     2002         2003         2004        beyond
                                 ------------ ------------ ------------  ------------
Properties
---------------
Total
  Properties    square feet (a)     14,958           0         70,366       258,576
                % sq. ft. (b)         2.7%        0.0%          12.8%         47.0%
                annual rent (c)    315,959           0      1,691,534     6,660,918
                psf (d)             $21.12       $0.00         $24.04        $25.76
                tenants (e)              2           0              3             1
Pending
  Acquisitions
---------------
Centerpointe I  square feet (a)          0           0              0       203,630
                % sq. ft. (b)         0.0%        0.0%           0.0%        100.0%
                annual rent (c)          0           0              0     4,245,686
                psf (d)              $0.00       $0.00          $0.00        $20.85
                tenants (e)              0           0              0             1
Centerpointe II square feet (a)     27,159           0              0        91,018
                % sq. ft. (b)        13.3%        0.0%           0.0%         44.5%
                annual rent (c)    551,185           0              0     2,092,684
                psf (d)             $20.29       $0.00          $0.00        $22.99
                tenants (e)              4           0              0             2
                                 ------------ ------------ ------------  ------------
Total
  Properties
  and Pending
  Acquisitions  square feet (a)     42,117           0         70,366       553,224
                % sq. ft. (b)         4.4%        0.0%           7.3%         57.7%
                annual rent (c)    867,143           0      1,691,534    12,999,287
                psf (d)             $20.59       $0.00         $24.04        $23.50
                tenants (e)              6           0              3             4


(a) Total area in square feet covered by such leases
(b) Percentage of total square feet represented by such leases
(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.
(d) Calculated as annual rent divided by square feet
(e) The number of tenants whose leases will expire

Washington, D.C. Office Market

   As of December 1996 there were approximately 96.6 million square feet of office space in the Washington, D.C. Office Market, approximately 28 million of which is located in the East End submarket. 1333 H Street, N.W. is located in the East End submarket. According to Grubb & Ellis, the Washington, D.C. Office Market had an overall vacancy rate of 10.6% as of December 1996, while the East End submarket experienced a vacancy rate of 10.3% as of such time.

   1333 H Street, N.W. 1333 H Street N.W. is an 11-story office property comprising approximately 239,000 square feet, approximately 205,000 of which was built in 1982. The Company owns a 100% fee interest in the Property.

   As of December 31, 1996, the average annual Base Rent per square foot and average annual Net Effective Rent per square foot for the 1333 H Street, N.W. Property were $27.10 and $20.01, respectively. As of December 31, 1996, the Property was approximately 90% leased.

   The following table sets forth lease expirations (in square feet) for 1333 H Street.


                                                                                                     2005 &
                    1997      1998       1999      2000      2001      2002      2003       2004     beyond
                  --------- --------- --------- --------- ---------  --------- --------- ---------  ---------
square feet (a)     11,020     4,045        0      8,835     2,945      57,041   14,708        0     108,536
% sq. ft. (b)         4.6%      1.7%     0.0%       3.7%      1.2%       23.9%     6.2%     0.0%       45.5%
annual rent (c)    292,571   115,428        0    243,846    79,692   1,744,884  461,684        0   3,660,672
psf (d)             $26.55    $28.54    $0.00     $27.60    $27.06      $30.59   $31.39    $0.00      $33.73
tenants (e)              4         3        0          3         1           1        1        0           2


(a) Total area in square feet covered by such leases
(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.
(d) Calculated as annual rent divided by square feet
(e) The number of tenants whose leases will expire

Suburban Chicago Office Market

   As of December 31, 1996, there were approximately 60.3 million square feet of office space in the Suburban Chicago Office Market. Approximately 21 million square feet of which is located in the East-West Corridor submarket, approximately 12.5 million square feet of which is located in the North Suburban submarket and approximately 10 million square feet of which is located in the O'Hare submarket. The AT&T Plaza building and the Pending Acquisition, Westbrook Corporate Center, are located in the East-West Corridor submarket, the Tri-State International property is located in the North Suburban submarket and Presidents Plaza is located in the O'Hare Submarket. According to Grubb & Ellis the Suburban Chicago Office Market had an overall vacancy rate of 11.2% as of December 31, 1996. The East-West Corridor submarket, North Suburban submarket and O'Hare submarket had vacancy rates of 9.8% 11.2% and 14.8%, respectively, for the same period. Grubb & Ellis also reports that the East-West Corridor, North Suburban and O'Hare submarkets experienced Net Absorption of 524,000 square feet, 58,000 square feet and 242,000 square feet, respectively, for the year ended December 31, 1996.

   The following chart describes the Westbrook Corporate Center, a Pending Acquisition, and each of the Company's Properties located in the Suburban Chicago Office Market.

                              Year Built/    Rentable Area   No. of     Company's %
          Property             Renovated    in Square Feet   Stories     Ownership
 ----------------------------------------- ---------------  ---------  -------------
AT&T Plaza                        1984           225,318        8           100%
Tri-State International           1986           548,000       (a)          100%
Presidents Plaza               1980-1982         791,000       (b)          100%
                                           ---------------
    Total Properties                           1,564,318
                                           ===============
     Pending Acquisition
 ----------------------------
Westbrook Corporate Center     1985-1996       1,106,000       (c)          100%


(a) The Tri-State International complex consists of five three-to-five-story buildings.

(b) Presidents Plaza consists of four connected 10- and 12-story office buildings.

(c) Westbrook Corporate Center consists of five 10-story office buildings.

    The following chart sets forth Base Rents per square foot, Net Effective Rents per square foot, and the occupancy rate expressed as a percentage, as of December 31, 1996, for each Property in the Suburban Chicago Office Market, as well as the Westbrook Corporate Center, a Pending Acquisition.

                                                    Net        Occupancy
          Property               Base Rent     Effective Rent     Rate
 --------------------------------------------  --------------- -----------
AT&T Plaza                         $20.89          $14.22          100%
Tri-State International             22.92           16.00           74%(a)
Presidents Plaza                    19.32           12.12           90%
                             ----------------  --------------- -----------
    Total/Weighted Average         $20.81          $13.78           86%
                             ================  =============== ===========
     Pending Acquisition
 ----------------------------
Westbrook Corporate Center         $23.75          $17.62           90%

(a) The Company is currently negotiating leases that, if signed, would increase the occupancy rate of this Property to 85%. No assurances can be given that these leases will be signed.

   The following chart sets forth lease expirations (in square feet) for Westbrook Corporate Center, a Pending Acquisition, and the Company's Properties located in the Suburban Chicago Office Market. See "Lease Expirations--All Properties" for a detailed description of lease expirations at each of the Company's Properties.


 Properties                           1997       1998        1999       2000       2001
 ----------                           ----       ----        ----       ----       ----
Total
  Properties    square feet (a)    185,270     84,556     139,618    130,898    148,772
                % sq. ft (b)         11.8%       5.4%        8.9%       8.4%       9.5%
                annual rent (c)  3,999,836  1,787,574   3,464,805  2,878,835  3,754,977
                psf (d)             $21.59     $21.14      $24.82     $21.99     $25.24
                tenants (e)             24         17          18         15         16
Pending Acquisition
 -------------------------------
Westbrook
  Corporate
  Center        square feet (a)     66,228    106,823      97,347    256,406    204,350
                % sq. ft. (b)         6.0%       9.7%        8.8%      23.2%      18.5%
                annual rent (c)  1,747,948  2,757,545   2,765,629  8,023,751  5,558,367
                psf (d)             $26.39     $25.81      $28.41     $31.29     $27.20
                tenants (e)             12         14          15         19         18
                                 ---------  ---------   ---------  ---------  ---------
Total
  Properties
  and
  Pending
  Acquisitions  square feet (a)    251,498    191,379     236,965    387,304    353,122
                % sq. ft. (b)         9.4%       7.2%        8.9%      14.5%      13.2%
                annual rent (c)  5,747,784  4,545,119   6,230,434 10,902,586  9,313,345
                psf (d)             $22.85     $23.75      $26.29     $28.15     $26.37
                tenants (e)             36         31          33         34         34

                                                                      2005 &
Properties                            2002       2003        2004     beyond
Total
  Properties    square feet (a)     46,748    100,470      62,734    440,895
                % sq. ft (b)          3.0%       6.4%        4.0%      28.2%
                annual rent (c)  1,220,090  2,534,563   1,601,557 12,923,801
                psf (d)             $26.10     $25.23      $25.53     $29.31
                tenants (e)              5          6           3         10
Pending Acquisition
 -------------------------------
Westbrook
  Corporate
  Center        square feet (a)     88,927    101,787      12,275     60,314
                % sq. ft. (b)         8.0%       9.2%        1.1%       5.5%
                annual rent (c)  2,484,161  2,501,276     396,525  1,544,220
                psf (d)             $27.93     $24.57      $32.30     $25.60
                tenants (e)              6          5           2          8
                                 ---------  ---------     -------  ---------
Total
  Properties
  and
  Pending
  Acquisitions  square feet (a)    135,675    202,257      75,009    501,209
                % sq. ft. (b)         5.1%       7.6%        2.8%      18.8%
                annual rent (c)  3,704,251  5,035,839   1,998,081 14,468,021
                psf (d)             $27.30     $24.90      $26.64     $28.87
                tenants (e)             11         11           5         18



(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The Suburban Philadelphia Office Market

   As of December 1996 there were approximately 35.2 million square feet of office space in the Suburban Philadelphia Office Market. According to Grubb & Ellis, the entire Suburban Philadelphia Office Market had a vacancy rate of 11.5% in December 1996.

   One, Two, Three and Five Westlakes Drive are located in the Suburban Philadelphia Office Market. The average Base Rent per square foot and the average annual Net Effective Rent per square foot for the four Properties were $20.40 and $15.86, respectively, as of December 31, 1996.

   Westlakes Office Park. Each building in the Westlakes Office Park is a three-story office building. These buildings were constructed between 1988 and 1990. Collectively, these buildings contain an aggregate of approximately 444,000 square feet. As of December 31, 1996, these buildings were approximately 98% leased. The Company has entered into a contract to sell the Westlakes Office Park, the consummation of which is subject to numerous closing conditions, including, but not limited to, satisfactory completion of the purchaser's due diligence. At the Company's option, the transaction may be structured as a like-kind exchange.

   The following table sets forth lease expirations (in square feet) for the Company's Properties in the Suburban Philadelphia Office Market. See "Lease Expirations--All Properties" for a detailed description of lease expirations at each of the Company's Properties.


                                                                                                     2005 &
                    1997      1998       1999      2000      2001      2002      2003       2004     beyond
                  --------- --------- --------- --------- ---------  --------- --------- ---------  ---------
square feet (a)     31,170    23,558     53,467   180,951    24,552    27,572     56,557       0     40,852
% sq. ft. (b)         7.0%      5.3%      12.0%     40.8%      5.5%      6.2%      12.7%    0.0%       9.2%
annual rent (c)    622,385   505,948  1,159,030 4,298,994   573,093   634,975  1,315,506       0    866,432
psf (d)             $19.97    $21.48     $21.68    $23.76    $23.34    $23.03     $23.26   $0.00     $21.21
tenants (e)              7         5          7         9         7         2          2       0          3


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The West Los Angeles Office Market

   As of December 1996, there were approximately 33.6 million square feet of office space in the West Los Angeles Office Market. The Westwood submarket, the location of 10960 Wilshire Boulevard and the Pending Acquisition 10880 Wilshire Boulevard, had approximately 2.8 million square feet of office space. According to CB Commercial, the West Los Angeles Office Market had an overall vacancy rate of 11.4% as of December 31, 1996, and the Westwood submarket had a vacancy rate of 9.1% at such time.

   10960 Wilshire Boulevard. 10960 Wilshire Boulevard consists of approximately 544,000 square feet in a 23- story office building. The Property was built in 1971 and has undergone approximately $39 million of capital improvements since 1992.

   As of December 31, 1996, the average annual Base Rent per square foot and average annual Net Effective Rent per square foot for 10960 Wilshire Boulevard were $24.00 and $18.53, respectively. As of December 31, 1996 the Property was approximately 89% leased.

   10880 Wilshire Boulevard. 10880 Wilshire Boulevard consists of approximately 531,000 square feet in a 23- story office building. The Property was built in 1970 and has undergone approximately $34 million of capital improvements since 1992.

   As of December 31, 1996, the average annual Base Rent per square foot and average annual Net Effective Rent per square foot for 10880 Wilshire Boulevard were $20.98 and $16.39, respectively. As of December 31, 1996, the Property was approximately 85% leased.

   The following table sets forth lease expirations (in square feet) for 10960 Wilshire Boulevard and 10880 Wilshire Boulevard, a Pending Acquisition.


Property                            1997      1998      1999      2000       2001
---------------                  --------- ---------  --------- --------- ---------
10960 Wilshire
  Boulevard     square feet (a)    23,922      3,030     9,126    162,021    20,761
                % sq. ft. (b)        4.4%       0.6%      1.7%      29.8%      3.8%
                annual rent (c)   585,840     88,608   262,561  4,561,300   598,825
                psf (d)            $24.49     $29.24    $28.77     $28.15    $28.84
                tenants (e)             1          1         3         14         3
Pending
  Acquisition
---------------
10880 Wilshire
  Boulevard     square feet (a)         0      7,167    22,814     49,900   119,702
                % sq. ft. (b)        0.0%       1.3%      4.3%       9.4%     22.5%
                annual rent (c)         0    204,103   616,555  1,284,960 3,533,553
                psf (d)              $0.0     $28.48    $27.03     $25.75    $29.52
                tenants (e)             0          2         5         10        16
Total Property
  and
  Pending
  Acquisition   square feet (a)    23,922     10,197    31,940    211,921   140,463
                % sq. ft (b)         2.2%       0.9%      3.0%      19.7%     13.1%
                annual rent (c)   585,840    292,711   879,116  5,846,260 4,132,377
                psf (d)            $24.49     $28.71    $27.52     $27.59    $29.42
                tenants (e)             1          3         8         24        19

                                                                 2005 &

Property                            2002      2003      2004     beyond
---------------                  --------- ---------  --------- ---------
10960 Wilshire
  Boulevard     square feet (a)     52,382     34,801    10,658   167,586
                % sq. ft. (b)         9.6%       6.4%      2.0%     30.8%
                annual rent (c)  1,809,183  1,134,632   350,807 5,664,221
                psf (d)             $34.54     $32.60    $32.91    $33.80
                tenants (e)              3          3         1         4
Pending
  Acquisition
---------------
10880 Wilshire
  Boulevard     square feet (a)    150,813          0    83,049    17,566
                % sq. ft. (b)        28.4%       0.0%     15.6%      3.3%
                annual rent (c)  4,572,705          0 2,691,079   592,427
                psf (d)             $30.32      $0.00    $32.40    $33.73
                tenants (e)              7          0         2         1
Total Property
  and
  Pending
  Acquisition   square feet (a)    203,195     34,801    93,707   185,152
                % sq. ft (b)         18.9%       3.2%      8.7%     17.2%
                annual rent (c)  6,381,888  1,134,632 3,041,886 6,256,648
                psf (d)             $31.41     $32.60    $32.46    $33.79
                tenants (e)             10          3         3         5


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases plus 1996 tenant payments on account of real estate tax and operating expense escalations.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

Silicon Valley Office/R&D Market

   Shoreline Technology Park and Lake Marriott Business Park are located in the Silicon Valley Office/R&D Market. According to Cornish & Carey, the entire Silicon Valley Office/R&D Market, which consists of approximately 129 million rentable square feet, had an overall vacancy rate of 5.3% as of December 31, 1996. Cornish & Carey also reports that the Silicon Valley Office/R&D Market experienced Net Absorption of approximately 1.7 million square feet in 1996.

   Shoreline Technology Park. Shoreline Technology Park consists of twelve office buildings totaling approximately 727,000 rentable square feet. The Property is located in Mountain View, California and was constructed between 1985 and 1991. The Company owns a 100% fee interest in the Property. As of December 31, 1996, the Property was 100% leased.

   Lake Marriott Business Park. Lake Marriott Business Park consists of seven office buildings totaling approximately 400,000 rentable square feet. The Property is located in Santa Clara, California and was constructed in 1981. The Company owns a 100% fee interest in the Property. As of December 31, 1996, the Property was 100% leased.


    Shoreline Technology Park and substantially all of the Lake Marriott Business Park are leased pursuant to triple net leases which include periodic increases in net rent. Net rent, and net rent on a straight-line basis taking into effect rent increases, for Shoreline Technology Park were $17.84 and $18.77, respectively, and for Lake Marriott Business Park were $9.80 and $10.78, respectively.



   The following table sets forth lease expirations (in square feet) for both of the Company's Properties in the Silicon Valley Office/R&D Market.



                                                                                                        2005 &
                      1997      1998      1999       2000       2001    2002      2003      2004      beyond
square feet (a)     60,548     9,465    24,548    509,320    205,932       0         0         0     314,997
% sq. ft. (b)         5.4%      0.8%      2.2%      45.2%      18.3%      0%        0%        0%       28.0%
annual rent (c)    938,578   133,634   241,383  7,991,481  3,554,326       0         0         0   5,967,949
psf (d)             $15.50    $14.12     $9.83     $15.69     $17.26   $0.00     $0.00     $0.00      $18.95
tenants (e)              2         2         3          7          1       0         0         0           2


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring net rental income represented by such leases.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

          Lease Expirations--All Properties and Pending Acquisitions

   The following tables set forth lease expirations (in square feet) for each of the Company's Properties and Pending Acquisitions by market area.

                                                Lease Expiration--All Markets
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
---------------                  ----------- ----------- ----------- ----------- -----------
Downtown Boston square feet (a)     403,735     408,357     443,870     408,509     723,343
                % sq. ft. (b)         10.0%       10.1%       11.0%       10.1%       17.9%
                annual rent (c)   9,668,253  12,361,782  12,045,829  10,236,753  22,730,854
                psf (d)              $23.95      $30.27      $27.14      $25.06      $31.42
                tenants (e)              71          64          65          66          43
Suburban Boston square feet (a)     407,248     204,784     187,821     190,127     177,738
                % sq. ft (b)          20.9%       10.5%        9.6%        9.8%        9.1%
                annual rent (c)   8,125,838   4,268,136   3,482,584   4,194,448   4,126,630
                psf (d)              $19.95      $20.84      $18.54      $22.06      $23.22
                tenants (e)              51          38          28          30          32
Cambridge       square feet (a)           0       3,499       1,411       6,320     315,964
                % sq. ft (b)           0.0%        0.7%        0.3%        1.3%       66.6%
                annual rent (c)           0     127,832      31,606      83,269   8,165,274
                psf (d)               $0.00      $36.53      $22.40      $13.18      $25.84
                tenants (e)               0           1           1           1           4
Central
  Perimeter
  Atlanta       square feet (a)     302,600     344,306     680,607     339,519     804,125
                % sq. ft (b)           9.2%       10.4%       20.6%       10.3%       24.3%
                annual rent (c)   6,023,929   5,690,219  13,038,907   6,992,412  14,180,418
                psf (d)              $19.91      $16.53      $19.16      $20.60      $17.63
                tenants (e)              59          53          64          33          37
Arlington
  County, VA    square feet (a)     905,949      25,910       5,672     137,744     163,407
                % sq. ft (b)          58.2%        1.7%        0.4%        8.9%       10.5%
                annual rent (c)  18,103,340     656,456     133,333   3,724,928   4,239,711
                psf (d)              $19.98      $25.34      $23.51      $27.04      $25.95
                tenants (e)              10           5           2          10           7
Fairfax County,
  VA            square feet (a)      26,794      18,317      32,151     143,143      67,264
                % sq. ft (b)           2.8%        1.9%        3.4%       14.9%        7.0%
                annual rent (c)     582,505     362,956     697,328   3,676,218   1,691,952
                psf (d)              $21.74      $19.82      $21.69      $25.68      $25.15
                tenants (e)               5           5           4           5           7
Washington, D.C square feet (a)      11,020       4,045           0       8,835       2,945
                % sq. ft (b)           4.6%        1.7%        0.0%        3.7%        1.2%
                annual rent (c)     292,571     115,428           0     243,846      79,692
                psf (d)              $26.55      $28.54       $0.00      $27.60      $27.06
                tenants (e)               4           3           0           3           1
Suburban
  Chicago       square feet (a)     251,498     191,379     236,965     387,304     353,122
                % sq. ft (b)           9.4%        7.2%        8.9%       14.5%       13.2%
                annual rent (c)   5,747,784   4,545,119   6,230,434  10,902,586   9,313,345
                psf (d)              $22.85      $23.75      $26.29      $28.15      $26.37
                tenants (e)              36          31          33          34          34
Suburban
  Philadelphia  square feet (a)      31,170      23,558      53,467     180,951      24,552
                % sq. ft (b)           7.0%        5.3%       12.0%       40.8%        5.5%
                annual rent (c)     622,385     505,948   1,159,030   4,298,994     573,093
                psf (d)              $19.97      $21.48      $21.68      $23.76      $23.34
                tenants (e)               7          51           7           9           7
West Los
  Angeles       square feet (a)      23,922      10,197      31,940     211,921     140,463
                % sq. ft (b)           2.2%        0.9%        3.0%       19.7%       13.1%
                annual rent (c)     585,840     292,711     879,116   5,846,260   4,132,377
                psf (d)              $24.49      $28.71      $27.52      $27.59      $29.42
                tenants (e)               1           3           8          24          19
Silicon Valley  square feet (a)      60,548       9,465      24,548     509,320     205,932
                % sq. ft (b)           5.4%        0.8%        2.2%       45.2%       18.3%
                annual rent (c)     938,578     133,634     241,383   7,991,481   3,554,326
                psf (d)              $15.50      $14.12       $9.83      $15.69      $17.26
                tenants (e)               2           2           3           7           1
                                 ----------- ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)   2,424,484   1,243,817   1,698,452   2,523,693   2,978,855
                % sq. ft (b)          13.6%        7.0%        9.5%       14.2%       16.7%
                annual rent (c)  50,691,022  29,060,220  37,939,551  58,191,190  72,787,672
                psf (d)              $20.91      $23.36      $22.34      $23.06      $24.43
                tenants (e)             246         210         215         222         192

                                                                       2005 &
Property                            2002        2003        2004       beyond
---------------                  ----------- ----------- ----------- -----------
Downtown Boston square feet (a)     513,007     171,941     134,147     685,647
                % sq. ft. (b)         12.7%        4.3%        3.3%       17.0%
                annual rent (c)  16,523,017   4,925,273   4,064,996  22,729,697
                psf (d)              $32.21      $28.65      $30.30      $33.15
                tenants (e)              21           8          11          18
Suburban Boston square feet (a)      77,740      44,457      97,400     497,760
                % sq. ft (b)           4.0%        2.3%        5.0%       25.6%
                annual rent (c)   2,099,918   1,064,518   2,093,856  11,093,598
                psf (d)              $27.01      $23.94      $21.50      $22.29
                tenants (e)              12           3           4           8
Cambridge       square feet (a)     107,667      28,000           0           0
                % sq. ft (b)          22.7%        5.9%        0.0%        0.0%
                annual rent (c)   2,480,979     709,712           0           0
                psf (d)              $23.04      $25.35       $0.00       $0.00
                tenants (e)               2           1           0           0
Central
  Perimeter
  Atlanta       square feet (a)     105,606      13,916     223,059     386,990
                % sq. ft (b)           3.2%        0.4%        6.8%       11.7%
                annual rent (c)   2,586,065     281,171     981,460   9,429,272
                psf (d)              $24.49      $20.20       $4.40      $24.37
                tenants (e)               7           2           1           4
Arlington
  County, VA    square feet (a)      64,395      84,134      28,794     126,477
                % sq. ft (b)           4.1%        5.4%        1.9%        8.1%
                annual rent (c)   1,431,878   2,198,780     823,890   3,416,497
                psf (d)              $22.24      $26.13      $28.61      $27.01
                tenants (e)               5           4           2           4
Fairfax County,
  VA            square feet (a)      42,117           0      70,366     553,224
                % sq. ft (b)           4.4%        0.0%        7.3%       57.7%
                annual rent (c)     867,143           0   1,691,534  12,999,287
                psf (d)              $20.59       $0.00      $24.04      $23.50
                tenants (e)               6           0           3           4
Washington, D.C square feet (a)      57,041      14,708           0     108,536
                % sq. ft (b)          23.9%        6.2%        0.0%       45.5%
                annual rent (c)   1,744,884     461,684           0   3,660,672
                psf (d)              $30.59      $31.39       $0.00      $33.73
                tenants (e)               1           1           0           2
Suburban
  Chicago       square feet (a)     135,675     202,257      75,009     501,209
                % sq. ft (b)           5.1%        7.6%        2.8%       18.8%
                annual rent (c)   3,704,251   5,035,839   1,998,081  14,468,021
                psf (d)              $27.30      $24.90      $26.64      $28.87
                tenants (e)              11          11           5          18
Suburban
  Philadelphia  square feet (a)      27,572      56,557           0      40,852
                % sq. ft (b)           6.2%       12.7%        0.0%        9.2%
                annual rent (c)     634,975   1,315,506           0     866,432
                psf (d)              $23.03      $23.26       $0.00      $21.21
                tenants (e)               2           2           0           3
West Los
  Angeles       square feet (a)     203,195      34,801      93,707     185,152
                % sq. ft (b)          18.9%        3.2%        8.7%       17.2%
                annual rent (c)   6,381,888   1,134,632   3,041,886   6,256,648
                psf (d)              $31.41      $32.60      $32.46      $33.79
                tenants (e)              10           3           3           5
Silicon Valley  square feet (a)           0           0           0     314,997
                % sq. ft (b)           0.0%        0.0%        0.0%       28.0%
                annual rent (c)           0           0           0   5,967,949
                psf (d)               $0.00       $0.00       $0.00      $18.95
                tenants (e)               0           0           0           2
                                 ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)   1,334,015     650,771     722,482   3,400,844
                % sq. ft (b)           7.5%        3.7%        4.1%       19.1%
                annual rent (c)  38,455,000  17,127,115  14,695,703  90,888,073
                psf (d)              $28.83      $26.32      $20.34      $26.73
                tenants (e)              77          35          29          68


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

                                       Lease Expiration--Downtown Boston Office Market
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
---------------                  ----------- ----------- ----------- ----------- -----------
175 Federal
  Street        square feet (a)       9,619       4,775           0      33,484      25,290
                % sq. ft. (b)          4.7%        2.3%        0.0%       16.5%       12.4%
                annual rent (c)     223,958     195,627           0     826,525     663,919
                psf (d)              $23.28      $40.97       $0.00      $24.68      $26.25
                tenants (e)               3           1           0           7           8
Center Plaza    square feet (a)      85,760      92,475      36,643      96,244      50,791
                % sq. ft (b)          13.2%       14.2%        5.6%       14.8%        7.8%
                annual rent (c)   1,976,095   2,239,103     823,162   2,515,817   1,366,597
                psf (d)              $23.04      $24.21      $22.46      $26.14      $26.91
                tenants (e)              12           7           9          12           8
One Post Office
  Sq.           square feet (a)      38,051      32,702      32,302      33,536     446,892
                % sq. ft (b)           5.0%        4.3%        4.2%        4.4%       58.5%
                annual rent (c)   1,093,862     905,686     953,178   1,026,925  13,453,695
                psf (d)              $28.75      $27.70      $29.51      $30.62      $30.11
                tenants (e)               8           6          11           6           4
South Station
  (g)           square feet (a)       1,586      11,541       1,401       2,093         105
                % sq. ft (b)           1.1%        7.8%        0.9%        1.4%        0.1%
                annual rent (c)     174,128   1,109,103     399,092     286,215      21,078
                psf (d)             $109.79      $96.10     $284.86     $136.75     $200.74
                tenants (e)               4           2           4           4           1
Rowes Wharf     square feet (a)      73,034      53,057      40,602      15,569      10,356
                % sq. ft (b)          21.2%       15.4%       11.8%        4.5%        3.0%
                annual rent (c)   1,924,484   1,437,340   1,269,229     513,086     308,983
                psf (d)              $26.35      $27.09      $31.26      $32.96      $29.84
                tenants (e)               8           9           7           3           2
150 Federal (f) square feet (a)      14,138       3,635      78,668      44,562      13,996
                % sq. ft (b)           2.7%        0.7%       14.8%        8.4%        2.6%
                annual rent (c)     330,912     122,024   1,629,766   1,510,974     360,211
                psf (d)              $23.41      $33.57      $20.72      $33.91      $25.74
                tenants (e)               2           3           4           7           3
Russia Wharf    square feet (a)      56,638      34,028      65,854      84,195      14,895
                % sq. ft (b)          18.2%       10.9%       21.2%       27.1%        4.8%
                annual rent (c)     853,672     554,518     998,859   1,357,632     258,532
                psf (d)              $15.07      $16.30      $15.17      $16.12      $17.36
                tenants (e)              13           7           6           9           4
75 Federal      square feet (a)      23,182      43,757      53,476      39,339      20,603
                % sq. ft (b)           9.2%       17.3%       21.1%       15.5%        8.1%
                annual rent (c)     567,832   1,240,157   1,703,688     898,321     400,431
                psf (d)              $24.49      $28.34      $31.86      $22.84      $19.44
                tenants (e)               6          11           6           5           3
101 Federal     square feet (a)      54,725     116,792      95,071       6,475     116,866
                % sq. ft (b)           9.8%       20.9%       17.0%        1.2%       20.9%
                annual rent (c)   1,681,207   4,253,126   3,612,460     208,090   5,427,680
                psf (d)              $30.72      $36.42      $38.00      $32.14      $46.44
                tenants (e)               5          11           8           3           5
Two Oliver      square feet (a)      47,002      15,595      39,853      53,012      23,549
                % sq. ft (b)          17.4%        5.8%       14.8%       19.6%        8.7%
                annual rent (c)     842,103     305,100     656,395   1,093,167     469,728
                psf (d)              $17.92      $19.56      $16.47      $20.62      $19.95
                tenants (e)              10           7          10          10           5
                                 ----------- ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)     403,735     408,357     443,870     408,509     723,343
                % sq. ft (b)          10.0%       10.1%       11.0%       10.1%       17.9%
                annual rent (c)   9,668,253  12,361,782  12,045,829  10,236,753  22,730,854
                psf (d)              $23.95      $30.27      $27.14      $25.06      $31.42
                tenants (e)              71          64          65          66          43

                                                                       2005 &
Property                            2002        2003        2004       beyond
---------------                  ----------- ----------- ----------- -----------
175 Federal
  Street        square feet (a)      66,306           0       6,793      45,482
                % sq. ft. (b)         32.6%        0.0%        3.3%       22.4%
                annual rent (c)   2,300,303           0     181,101   1,461,168
                psf (d)              $34.69       $0.00      $26.66      $32.13
                tenants (e)               2           0           1           1
Center Plaza    square feet (a)      22,500     128,201      40,035      57,235
                % sq. ft (b)           3.5%       19.7%        6.2%        8.8%
                annual rent (c)     744,921   3,668,509   1,194,472   1,689,255
                psf (d)              $33.11      $28.62      $29.84      $29.51
                tenants (e)               5           2           4           6
One Post Office
  Sq.           square feet (a)           0       8,673           0     164,434
                % sq. ft (b)           0.0%        1.1%        0.0%       21.5%
                annual rent (c)           0     322,809           0   4,446,925
                psf (d)               $0.00      $37.22       $0.00      $27.04
                tenants (e)               0           1           0           2
South Station
  (g)           square feet (a)     125,999         500       2,410         725
                % sq. ft (b)          84.8%        0.3%        1.6%        0.5%
                annual rent (c)   4,460,478      82,300     394,562     156,310
                psf (d)              $35.40     $164.60     $163.72     $215.60
                tenants (e)               5           1           3           1
Rowes Wharf     square feet (a)      75,662           0       5,280      68,275
                % sq. ft (b)          22.0%        0.0%        1.5%       19.8%
                annual rent (c)   3,006,549           0     116,096   2,457,900
                psf (d)              $39.74       $0.00      $21.99      $36.00
                tenants (e)               2           0           1           1
150 Federal (f) square feet (a)     183,239           0           0     186,437
                % sq. ft (b)          34.6%        0.0%        0.0%       35.2%
                annual rent (c)   5,186,658           0           0   7,317,652
                psf (d)              $28.31       $0.00       $0.00      $39.25
                tenants (e)               2           0           0           1
Russia Wharf    square feet (a)      11,725       5,782       1,835      30,773
                % sq. ft (b)           3.8%        1.9%        0.6%        9.9%
                annual rent (c)     159,265     107,372      26,983     584,643
                psf (d)              $13.58      $18.57      $14.70      $19.00
                tenants (e)               2           1           1           1
75 Federal      square feet (a)           0      22,630           0           0
                % sq. ft (b)           0.0%        8.9%        0.0%        0.0%
                annual rent (c)           0     636,140           0           0
                psf (d)               $0.00      $28.11       $0.00       $0.00
                tenants (e)               0           2           0           0
101 Federal     square feet (a)      19,310           0      77,794      64,081
                % sq. ft (b)           3.4%        0.0%       13.9%       11.4%
                annual rent (c)     502,060           0   2,151,782   2,477,225
                psf (d)              $26.00       $0.00      $27.66      $38.66
                tenants (e)               1           0           1           3
Two Oliver      square feet (a)       8,266       6,155           0      68,205
                % sq. ft (b)           3.1%        2.3%        0.0%       25.3%
                annual rent (c)     162,783     108,143           0   2,138,619
                psf (d)              $19.69      $17.57       $0.00      $31.36
                tenants (e)               2           1           0           2
                                 ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)     513,007     171,941     134,147     685,647
                % sq. ft (b)          12.7%        4.3%        3.3%       17.0%
                annual rent (c)  16,523,017   4,925,273   4,064,996  22,729,697
                psf (d)              $32.21      $28.65      $30.30      $33.15
                tenants (e)              21           8          11          18

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

(f) Lease expirations reflect retail tenants only for 1998.

(g) Lease expirations reflect retail tenants only for 1997 through 2001 and 2003 and beyond.

                                              Lease Expiration--Greater Boston Suburban Office Market
                                            -----------------------------------------------------------
Property                                       1997        1998        1999        2000         2001
--------------------------                  ----------- ----------- ----------- ----------- -----------
65 William Street          square feet (a)       2,607       1,103       3,416       4,326       8,603
Building One               % sq. ft (b)           8.8%        3.7%       11.6%       14.7%       29.2%
                           annual rent (c)      67,625      25,204      84,712     121,140     221,601
                           psf (d)              $25.94      $22.85      $24.80      $28.00      $25.76
                           tenants (e)               4           1           2           2           3
60 William Street          square feet (a)           0       6,932       2,348      23,715       9,189
Building Two               % sq. ft (b)           0.0%       13.1%        4.4%       44.7%       17.3%
                           annual rent (c)           0     163,932      54,802     530,003     247,242
                           psf (d)               $0.00      $23.65      $23.34      $22.35      $26.91
                           tenants (e)               0           2           1           3           3
55 William Street          square feet (a)      18,020      10,413       2,394           0       7,857
Building Three             % sq. ft (b)          32.7%       18.9%        4.3%        0.0%       14.3%
                           annual rent (c)     433,430     242,077      62,163           0     215,446
                           psf (d)              $24.05      $23.25      $25.97       $0.00      $27.42
                           tenants (e)               4           2           2           0           2
40 William Street          square feet (a)      29,453           0       2,453           0      10,529
Building Four              % sq. ft (b)          39.7%        0.0%        3.3%        0.0%       14.2%
                           annual rent (c)     697,434           0      67,482           0     273,769
                           psf (d)              $23.68       $0.00      $27.51       $0.00      $26.00
                           tenants (e)               5           0           1           0           2
20 William Street          square feet (a)      17,517      31,500       8,414      32,647      10,723
Building Five              % sq. ft (b)          13.6%       24.4%        6.5%       25.3%        8.3%
                           annual rent (c)     405,266     767,176     196,237     842,870     304,551
                           psf (d)              $23.14      $24.35      $23.32      $25.82      $28.40
                           tenants (e)               8          12           3           8           4
45 William Street          square feet (a)       2,353           0           0           0           0
Building Six               % sq. ft (b)           1.5%        0.0%        0.0%        0.0%        0.0%
                           annual rent (c)      47,391           0           0           0           0
                           psf (d)              $20.14       $0.00       $0.00       $0.00       $0.00
                           tenants (e)               1           0           0           0           0
80 William Street          square feet (a)           0           0           0           0           0
Building Seven             % sq. ft (b)           0.0%        0.0%        0.0%        0.0%        0.0%
                           annual rent (c)           0           0           0           0           0
                           psf (d)               $0.00       $0.00       $0.00       $0.00       $0.00
                           tenants (e)               0           0           0           0           0
100 William Street         square feet (a)           0           0           0           0           0
Building Eight             % sq. ft (b)           0.0%        0.0%        0.0%        0.0%        0.0%
                           annual rent (c)           0           0           0           0           0
                           psf (d)               $0.00       $0.00       $0.00       $0.00       $0.00
                           tenants (e)               0           0           0           0           0
New England                square feet (a)     311,360     151,336     104,093     119,364      96,996
Executive Park             % sq. ft (b)          38.1%       18.5%       12.7%       14.6%       11.9%
                           annual rent (c)   5,857,644   2,998,383   2,136,520   2,489,371   1,871,803
                           psf (d)              $18.81      $19.81      $20.53      $20.86      $19.30
                           tenants (e)              26          20          12          14          17
Westwood                   square feet (a)      25,938       3,500      24,203      10,075      33,841
                           % sq. ft (b)          16.2%        2.2%       15.1%        6.3%       21.1%
                           annual rent (c)     617,048      71,365     518,192     211,064     992,218
                           psf (d)              $23.79      $20.39      $21.41      $20.95      $29.32
                           tenants (e)               3           1           6           3           1
Crosby                     square feet (a)           0           0      40,500           0           0
                           % sq. ft (b)           0.0%        0.0%       12.1%        0.0%        0.0%
                           annual rent (c)           0           0     362,475           0           0
                           psf (d)               $0.00       $0.00       $8.95       $0.00       $0.00
                           tenants (e)               0           0           1           0           0
                                            ----------- ----------- ----------- ----------- -----------
Total Properties           square feet (a)     407,248     204,784     187,821     190,127     177,738
                           % sq. ft (b)          20.9%       10.5%        9.6%        9.8%        9.1%
                           annual rent (c)   8,125,838   4,268,136   3,482,584   4,194,448   4,126,630
                           psf (d)              $19.95      $20.84      $18.54      $22.06      $23.22
                           tenants (e)              51          38          28          30          32


                                                                                  2005 &
Property                                       2002        2003        2004       beyond
--------------------------                  ----------- ----------- ----------- -----------
65 William Street          square feet (a)       5,473           0           0         661
Building One               % sq. ft (b)          18.6%        0.0%        0.0%        2.2%
                           annual rent (c)     135,362           0           0      16,856
                           psf (d)              $24.73       $0.00       $0.00      $25.50
                           tenants (e)               3           0           0           1
60 William Street          square feet (a)           0      11,525           0           0
Building Two               % sq. ft (b)           0.0%       21.7%        0.0%        0.0%
                           annual rent (c)           0     287,816           0           0
                           psf (d)               $0.00      $24.97       $0.00       $0.00
                           tenants (e)               0           1           0           0
55 William Street          square feet (a)           0           0      12,470           0
Building Three             % sq. ft (b)           0.0%        0.0%       22.6%        0.0%
                           annual rent (c)           0           0     310,503           0
                           psf (d)               $0.00       $0.00      $24.90       $0.00
                           tenants (e)               0           0           1           0
40 William Street          square feet (a)      31,125           0           0           0
Building Four              % sq. ft (b)          42.0%        0.0%        0.0%        0.0%
                           annual rent (c)     853,866           0           0           0
                           psf (d)              $27.43       $0.00       $0.00       $0.00
                           tenants (e)               3           0           0           0
20 William Street          square feet (a)      29,016           0           0           0
Building Five              % sq. ft (b)          22.5%        0.0%        0.0%        0.0%
                           annual rent (c)     777,341           0           0           0
                           psf (d)              $26.79       $0.00       $0.00       $0.00
                           tenants (e)               4           0           0           0
45 William Street          square feet (a)      10,847      15,001      21,700     106,909
Building Six               % sq. ft (b)           7.0%        9.6%       13.7%       67.5%
                           annual rent (c)     303,933     397,527     540,330   2,802,344
                           psf (d)              $28.02      $26.50      $24.90      $26.21
                           tenants (e)               1           1           1           2
80 William Street          square feet (a)           0           0           0      71,324
Building Seven             % sq. ft (b)           0.0%        0.0%        0.0%      100.0%
                           annual rent (c)           0           0           0   2,241,713
                           psf (d)               $0.00       $0.00       $0.00      $31.43
                           tenants (e)               0           0           0           1
100 William Street         square feet (a)           0           0           0      62,952
Building Eight             % sq. ft (b)           0.0%        0.0%        0.0%      100.0%
                           annual rent (c)           0           0           0   1,794,132
                           psf (d)               $0.00       $0.00       $0.00      $28.50
                           tenants (e)               0           0           0           1
New England                square feet (a)       1,279      17,931         258           0
Executive Park             % sq. ft (b)           0.2%        2.2%        0.0%        0.0%
                           annual rent (c)      29,417     379,176       8,772           0
                           psf (d)              $23.00      $21.15      $34.00       $0.00
                           tenants (e)               1           1           1           0
Westwood                   square feet (a)           0           0      62,972           0
                           % sq. ft (b)           0.0%        0.0%       39.3%        0.0%
                           annual rent (c)           0           0   1,234,251           0
                           psf (d)               $0.00       $0.00      $19.60       $0.00
                           tenants (e)               0           0           1           0
Crosby                     square feet (a)           0           0           0     255,914
                           % sq. ft (b)           0.0%        0.0%        0.0%       76.2%
                           annual rent (c)           0           0           0   4,238,553
                           psf (d)               $0.00       $0.00       $0.00      $16.56
                           tenants (e)               0           0           0           3
                                            ----------- ----------- ----------- -----------
Total Properties           square feet (a)      77,740      44,457      97,400     497,760
                           % sq. ft (b)           4.0%        2.3%        5.0%       25.6%
                           annual rent (c)   2,099,918   1,064,518   2,093,856  11,093,598
                           psf (d)              $27.01      $23.94      $21.50      $22.29
                           tenants (e)              12           3           4           8


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

                                          Lease Expiration--Cambridge Office Market
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
---------------                  ----------- ----------- ----------- ----------- -----------
One Canal Park  square feet (a)         0        3,499      1,411           0        87,244
                % sq. ft (b)         0.0%         3.5%       1.4%        0.0%         87.0%
                annual rent (c)         0      127,832     31,606           0     2,034,760
                psf (d)             $0.00       $36.53     $22.40       $0.00        $23.32
                tenants (e)             0            1          1           0             2
Ten Canal Park  square feet (a)         0            0          0           0             0
                % sq. ft (b)         0.0%         0.0%       0.0%        0.0%          0.0%
                annual rent (c)         0            0          0           0             0
                psf (d)             $0.00        $0.00      $0.00       $0.00         $0.00
                tenants (e)             0            0          0           0             0
245 First
  Street        square feet (a)         0            0          0       6,320       228,720
                % sq. ft (b)         0.0%         0.0%       0.0%        2.4%         87.0%
                annual rent (c)         0            0          0      83,269     6,130,514
                psf (d)             $0.00        $0.00      $0.00      $13.18        $26.80
                tenants (e)             0            0          0           1             2
                                 ----------- ----------- ----------- ----------- -----------
Total
  Properties    square feet             0        3,499      1,411       6,320       315,964
                % sq. ft             0.0%         0.7%       0.3%        1.3%         66.6%
                Annual rent             0      127,832     31,606      83,269     8,165,274
                psf (d)             $0.00       $36.53     $22.40      $13.18        $25.84
                Tenants                 0            1          1           1             4

                                                                       2005 &
Property                            2002        2003        2004       beyond
---------------                  ----------- ----------- ----------- -----------
One Canal Park  square feet (a)       5,758          0          0           0
                % sq. ft (b)           5.7%       0.0%       0.0%        0.0%
                annual rent (c)     172,740          0          0           0
                psf (d)              $30.00      $0.00      $0.00       $0.00
                tenants (e)               1          0          0           0
Ten Canal Park  square feet (a)     101,909          0          0           0
                % sq. ft (b)          38.7%       0.0%       0.0%        0.0%
                annual rent (c)   2,308,239          0          0           0
                psf (d)              $22.65      $0.00      $0.00       $0.00
                tenants (e)               1          0          0           0
245 First
  Street        square feet (a)           0     28,000          0           0
                % sq. ft (b)           0.0%      10.6%       0.0%        0.0%
                annual rent (c)           0    709,712          0           0
                psf (d)               $0.00     $25.35      $0.00       $0.00
                tenants (e)               0          1          0           0
                                 ----------- ----------- ----------- -----------
Total
  Properties    square feet         107,667     28,000          0           0
                % sq. ft              22.7%       5.9%       0.0%        0.0%
                Annual rent       2,480,979    709,712          0           0
                psf (d)              $23.04     $25.35      $0.00       $0.00
                Tenants                   2          1          0           0


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire


                                               Lease Expiration--Central Perimeter Atlanta Office Market
                                            ----------------------------------------------------------------
Property                                        1997         1998         1999         2000         2001
--------------------------                  ------------ ------------ ------------ ------------ ------------
North Terraces             square feet (a)      38,343       11,825       83,535      178,212      131,275
                           % sq. ft. (b)          7.8%         2.4%        16.9%        36.1%        26.6%
                           annual rent (c      780,688      277,749    1,658,281    3,907,185    3,370,263
                           psf (d)              $20.36       $23.49       $19.85       $21.92       $25.67
                           tenants (e)               9            5            9           12           12
South Terraces             square feet (a)     157,987       93,378       96,863       42,798        8,301
                           % sq. ft. (b)         31.9%        18.9%        19.6%         8.7%         1.7%
                           annual rent (c)   3,600,717    1,780,470    1,970,551      980,749      217,403
                           psf (d)              $22.79       $19.07       $20.34       $22.92       $26.19
                           tenants (e)              19           21           20            2            3
8-16 Perimeter Center      square feet (a)      18,484        1,441        6,844        5,169       26,857
                           % sq. ft. (b)         28.4%         2.2%        10.5%         8.0%        41.3%
                           annual rent (c)     259,916       15,592      112,333       92,473      414,941
                           psf (d)              $14.06       $10.82       $16.41       $17.89       $15.45
                           tenants (e)               8            2            4            1            5
20-26 Perimeter Center     square feet (a)      12,420       18,792       11,888       21,059        1,236
                           % sq. ft. (b)         17.8%        27.0%        17.0%        30.2%         1.8%
                           annual rent (c)     167,468      264,081      193,239      351,994       24,596
                           psf (d)              $13.48       $14.05       $16.25       $16.71       $19.90
                           tenants (e)               7            4            5            1            1
28-32 Perimeter Center     square feet (a)       3,788       87,871        4,888        4,152            0
                           % sq. ft. (b)          3.6%        83.6%         4.7%         4.0%         0.0%
                           annual rent (c)      49,883    1,230,390       68,535       67,300            0
                           psf (d)              $13.17       $14.00       $14.02       $16.21        $0.00
                           tenants (e)               3            5            4            2            0
41 Perimeter Center        square feet (a)       1,876       32,308       33,520       13,463       10,826
                           % sq. ft. (b)          2.0%        35.1%        36.4%        14.6%        11.8%
                           annual rent (c)       7,035      500,977      546,941      237,377      192,330
                           psf (d)               $3.75       $15.51       $16.32       $17.63       $17.77
                           tenants (e)               1            2            5            2            1
47 Perimeter Center        square feet (a)       2,756       14,227       14,871       32,710        5,062
                           % sq. ft. (b)          3.0%        15.5%        16.2%        35.5%         5.5%
                           annual rent (c)      51,592      216,426      227,221      544,263      101,467
                           psf (d)              $18.72       $15.21       $15.28       $16.64       $20.04
                           tenants (e)               1            5            2            5            2
50 Perimeter Center        square feet (a)           0        6,300            0            0            0
                           % sq. ft. (b)          0.0%       100.0%         0.0%         0.0%         0.0%
                           annual rent (c)           0       61,677            0            0            0
                           psf (d)               $0.00        $9.79        $0.00        $0.00        $0.00
                           tenants (e)               0            1            0            0            0
53 Perimeter Center        square feet (a)      44,064            0       20,446            0       17,035
                           % sq. ft. (b)         48.7%         0.0%        22.6%         0.0%        18.8%
                           annual rent (c)     730,292            0      321,531            0      335,188
                           psf (d)              $16.57        $0.00       $15.73        $0.00       $19.68
                           tenants (e)               3            0            4            0            3
56 Perimeter Center        square feet (a)       4,547            0       31,874        5,742       28,412
                           % sq. ft. (b)          4.9%         0.0%        34.0%         6.1%        30.3%
                           annual rent (c)      72,752            0      446,236      117,768      483,004
                           psf (d)              $16.00        $0.00       $14.00       $20.51       $17.00
                           tenants (e)               1            0            1            1            1
66 Perimeter Center        square feet (a)           0            0            0            0      183,037
                           % sq. ft. (b)          0.0%         0.0%         0.0%         0.0%       100.0%
                           annual rent (c)           0            0            0            0    1,636,351
                           psf (d)               $0.00        $0.00        $0.00        $0.00        $8.94
                           tenants (e)               0            0            0            0            1
64 Perimeter Center        square feet (a)           0            0            0            0            0
                           % sq. ft. (b)          0.0%         0.0%         0.0%         0.0%         0.0%
                           annual rent (c)           0            0            0            0            0
                           psf (d)               $0.00        $0.00        $0.00        $0.00        $0.00
                           tenants (e)               0            0            0            0            0
70-76 Perimeter Center     square feet (a)      11,960        1,830       16,423       17,738       10,251
                           % sq. ft. (b)         19.3%         3.0%        26.5%        28.6%        16.6%
                           annual rent (c)     184,181       28,981      304,919      330,017      180,539
                           psf (d)              $15.40       $15.84       $18.57       $18.61       $17.61
                           tenants (e)               5            2            2            2            3
125 Perimeter Center (f)   square feet (a)           0            0            0            0            0
                           % sq. ft. (b)          0.0%         0.0%         0.0%         0.0%         0.0%
                           annual rent (c)           0            0            0            0            0
                           psf (d)               $0.00        $0.00        $0.00        $0.00        $0.00
                           tenants (e)               0            0            0            0            0



                                                                                  2005 &
Property                                       2002        2003        2004       beyond
--------------------------                  ----------- ----------- ----------- -----------
North Terraces             square feet (a)      24,400          0           0        2,718
                           % sq. ft. (b)          4.9%       0.0%        0.0%         0.6%
                           annual rent (c      598,246          0           0            0
                           psf (d)              $24.52      $0.00       $0.00        $0.00
                           tenants (e)               3          0           0            1
South Terraces             square feet (a)      70,497      1,568           0            0
                           % sq. ft. (b)         14.3%       0.3%        0.0%         0.0%
                           annual rent (c)   1,792,656     40,298           0            0
                           psf (d)              $25.43     $25.70       $0.00        $0.00
                           tenants (e)               2          1           0            0
8-16 Perimeter Center      square feet (a)           0          0           0            0
                           % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                           annual rent (c)           0          0           0            0
                           psf (d)               $0.00      $0.00       $0.00        $0.00
                           tenants (e)               0          0           0            0
20-26 Perimeter Center     square feet (a)           0          0           0            0
                           % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                           annual rent (c)           0          0           0            0
                           psf (d)               $0.00      $0.00       $0.00        $0.00
                           tenants (e)               0          0           0            0
28-32 Perimeter Center     square feet (a)           0          0           0            0
                           % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                           annual rent (c)           0          0           0            0
                           psf (d)               $0.00      $0.00       $0.00        $0.00
                           tenants (e)               0          0           0            0
41 Perimeter Center        square feet (a)           0          0           0            0
                           % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                           annual rent (c)           0          0           0            0
                           psf (d)               $0.00      $0.00       $0.00        $0.00
                           tenants (e)               0          0           0            0
47 Perimeter Center        square feet (a)       1,350     12,348           0            0
                           % sq. ft. (b)          1.5%      13.4%        0.0%         0.0%
                           annual rent (c)      20,912    240,873           0            0
                           psf (d)              $15.49     $19.51       $0.00        $0.00
                           tenants (e)               1          1           0            0
50 Perimeter Center        square feet (a)           0          0           0            0
                           % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                           annual rent (c)           0          0           0            0
                           psf (d)               $0.00      $0.00       $0.00        $0.00
                           tenants (e)               0          0           0            0
53 Perimeter Center        square feet (a)           0          0           0            0
                           % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                           annual rent (c)           0          0           0            0
                           psf (d)               $0.00      $0.00       $0.00        $0.00
                           tenants (e)               0          0           0            0
56 Perimeter Center        square feet (a)       7,886          0           0            0
                           % sq. ft. (b)          8.4%       0.0%        0.0%         0.0%
                           annual rent (c)     147,547          0           0            0
                           psf (d)              $18.71      $0.00       $0.00        $0.00
                           tenants (e)               0          0           0            0
66 Perimeter Center        square feet (a)           0          0           0            0
                           % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                           annual rent (c)           0          0           0            0
                           psf (d)               $0.00      $0.00       $0.00        $0.00
                           tenants (e)               0          0           0            0
64 Perimeter Center        square feet (a)           0          0           0      372,498
                           % sq. ft. (b)          0.0%       0.0%        0.0%       100.0%
                           annual rent (c)           0          0           0    9,189,526
                           psf (d)               $0.00      $0.00       $0.00       $24.67
                           tenants (e)               0          0           0            1
70-76 Perimeter Center     square feet (a)       1,473          0           0            0
                           % sq. ft. (b)          2.4%       0.0%        0.0%         0.0%
                           annual rent (c)      26,705          0           0            0
                           psf (d)              $18.13      $0.00       $0.00        $0.00
                           tenants (e)               1          0           0            0
125 Perimeter Center (f)   square feet (a)           0          0     223,059            0
                           % sq. ft. (b)          0.0%       0.0%      100.0%         0.0%
                           annual rent (c)           0          0     981,460            0
                           psf (d)               $0.00      $0.00       $4.40        $0.00
                           tenants (e)           0           0           1               0



                                          Lease Expiration--Arlington County, Virginia Office Market
                                        --------------------------------------------------------------
Property                                    1997              1998        1999        2000         2001
-----------------                       -----------    ----------- ----------- ----------- -----------
219 Perimeter
Center            square feet (a)         3,886            70,379      28,863       3,375       15,202
                  % sq. ft. (b)             3.0%             54.9%       22.5%        2.6%        11.9%
                  annual rent (c)         72,163         1,205,983     479,619      50,558      292,611
                  psf (d)                 $18.57            $17.14      $16.62      $14.98       $19.25
                  tenants (e)                  1                 2           1           1            1
223 Perimeter
Center            square feet (a)             0                 0           0           0      127,823
                  % sq. ft. (b)             0.0%              0.0%        0.0%        0.0%       100.0%
                  annual rent (c)              0                 0           0           0    2,473,375
                  psf (d)                  $0.00             $0.00       $0.00       $0.00       $19.35
                  tenants (e)                  0                 0           0           0            1
245 Perimeter
Center            square feet (a)             0                 0           0           0      229,217
                  % sq. ft. (b)             0.0%              0.0%        0.0%        0.0%       100.0%
                  annual rent (c)              0                 0           0           0    4,254,268
                  psf (d)                  $0.00             $0.00       $0.00       $0.00       $18.56
                  tenants (e)                  0                 0           0           0            1
301 Perimeter
Center            square feet (a)             0                 0     151,416           0            0
                  % sq. ft. (b)             0.0%              0.0%      100.0%        0.0%         0.0%
                  annual rent (c)              0                 0   2,743,658           0            0
                  psf (d)                  $0.00             $0.00      $18.12       $0.00        $0.00
                  tenants (e)                  0                 0           1           0            0
303 Perimeter
Center            square feet (a)             0                 0     162,256           0            0
                  % sq. ft. (b)             0.0%              0.0%      100.0%        0.0%         0.0%
                  annual rent (c)              0                 0   3,674,913           0            0
                  psf (d)                  $0.00             $0.00      $22.65       $0.00        $0.00
                  tenants (e)                  0                 0           2           0            0
Park Place
Shopping Ctr.     square feet (a)          2,489             5,955      16,920      15,101        9,591
                  % sq. ft. (b)             4.0%              9.6%       27.4%       24.4%        15.5%
                  annual rent (c)         47,241           107,893     290,930     312,728      204,083
                  psf (d)                 $18.98            $18.12      $17.19      $20.71       $21.28
                  tenants (e)                  1                 4           4           4            2
                                        --------       ----------- ----------- ----------- -----------
Total Properties  square feet (a)        302,600           344,306     680,607     339,519      804,125
                  % sq. ft. (b)             9.2%             10.4%       20.6%       10.3%        24.3%
                  annual rent (c)       6,023,92         5,690,219  13,038,907   6,992,412   14,180,418
                  psf (d)                 $19.91            $16.53      $19.16      $20.60       $17.63
                  tenants (e)                 59                53          64          33           37

                                                                       2005 &
Property                            2002        2003        2004       beyond
---------------                  ----------- ----------- ----------- ----------
219 Perimeter
  Center        square feet (a)           0          0           0            0
                % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                annual rent (c)           0          0           0            0
                psf (d)               $0.00      $0.00       $0.00        $0.00
                tenants (e)               0          0           0            0
223 Perimeter
  Center        square feet (a)           0          0           0            0
                % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                annual rent (c)           0          0           0            0
                psf (d)               $0.00      $0.00       $0.00        $0.00
                tenants (e)               0          0           0            0
245 Perimeter
  Center        square feet (a)           0          0           0            0
                % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                annual rent (c)           0          0           0            0
                psf (d)               $0.00      $0.00       $0.00        $0.00
                tenants (e)               0          0           0            0
301 Perimeter
  Center        square feet (a)           0          0           0            0
                % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                annual rent (c)           0          0           0            0
                psf (d)               $0.00      $0.00       $0.00        $0.00
                tenants (e)               0          0           0            0
303 Perimeter
  Center        square feet (a)           0          0           0            0
                % sq. ft. (b)          0.0%       0.0%        0.0%         0.0%
                annual rent (c)           0          0           0            0
                psf (d)               $0.00      $0.00       $0.00        $0.00
                tenants (e)               0          0           0            0
Park Place
  Shopping Ctr. square feet (a)           0          0           0       11,774
                % sq. ft. (b)          0.0%       0.0%        0.0%        19.0%
                annual rent (c)           0          0           0      239,746
                psf (d)               $0.00      $0.00       $0.00       $20.36
                tenants (e)               0          0           0            2
                                 ----------- ----------- ----------- ----------
Total
  Properties    square feet (a)     105,606     13,916     223,059      386,990
                % sq. ft. (b)          3.2%       0.4%        6.8%        11.7%
                annual rent (c)   2,586,065    281,171     981,460    9,429,272
                psf (d)              $24.49     $20.20       $4.40       $24.37
                tenants (e)               7          2           1            4


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate and operating escalations, except leases with CPI increases in lieu of expense recoveries

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

(f) 125 Perimeter Center is reflected as a 2004 expiration; although the lease expires in 1999, the tenant has an option to extend for five years in 1999 at a rental rate that is significantly below market.


                                 Lease Expiration--Arlington County, Virginia Office Market
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
---------------                  ----------- ----------- ----------- ----------- -----------
1300 North 17th
  Street        square feet (a)      13,473     21,284       5,672       97,639      76,137
                % sq. ft (b)           3.6%       5.7%        1.5%        26.2%       20.4%
                annual rent (c)     287,032    563,333     133,333    2,705,217   1,919,369
                psf (d)              $21.30     $26.47      $23.51       $27.71      $25.21
                tenants (e)               2          4           2            6           4
1616 North Ft.
  Myer Drive    square feet (a)       2,476      4,626           0       40,105      87,270
                % sq. ft (b)           0.8%       1.6%        0.0%        13.7%       29.8%
                annual rent (c)      57,750     93,123           0    1,019,706   2,320,342
                psf (d)              $23.32     $20.13       $0.00       $25.43      $26.59
                tenants (e)               2          1           0            4           3
Polk and Taylor
  Buildings     square feet (a)     890,000          0           0            0           0
                % sq. ft (b)         100.0%       0.0%        0.0%         0.0%        0.0%
                annual rent (c)  17,758,558          0           0            0           0
                psf (d)              $19.95      $0.00       $0.00        $0.00       $0.00
                tenants (e)               6          0           0            0           0
                                 ----------- ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)     905,949     25,910       5,672      137,744     163,407
                % sq. ft (b)          58.2%       1.7%        0.4%         8.9%       10.5%
                annual rent (c)  18,103,340    656,456     133,333    3,724,922   4,239,711
                psf (d)              $19.98     $25.34      $23.51       $27.04      $25.95
                tenants (e)              10          5           2           10           7

                                                                       2005 &
Property                            2002        2003        2004       beyond
---------------                  ----------- ----------- ----------- -----------
1300 North 17th
  Street        square feet (a)      52,187      40,252     22,470       33,192
                % sq. ft (b)          14.0%       10.8%       6.0%         8.9%
                annual rent (c)   1,107,526   1,090,746    656,940    1,011,342
                psf (d)              $21.22      $27.10     $29.24       $30.47
                tenants (e)               4           2          1            2
1616 North Ft.
  Myer Drive    square feet (a)      12,208      43,882      6,324       93,285
                % sq. ft (b)           4.2%       15.0%       2.2%        31.9%
                annual rent (c)     324,352   1,108,034    166,950    2,405,155
                psf (d)              $26.57      $25.25     $26.40       $25.78
                tenants (e)               1           2          1            2
Polk and Taylor
  Buildings     square feet (a)           0           0          0            0
                % sq. ft (b)           0.0%        0.0%       0.0%         0.0%
                annual rent (c)           0           0          0            0
                psf (d)               $0.00       $0.00      $0.00        $0.00
                tenants (e)               0           0          0            0
                                 ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)      64,395      84,134     28,794      126,477
                % sq. ft (b)           4.1%        5.4%       1.9%         8.1%
                annual rent (c)   1,431,878   2,198,780    823,890    3,416,497
                psf (d)              $22.24      $26.13     $28.61       $27.01
                tenants (e)               5           4          2            4


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases plus 1996 tenant payments on account of real estate tax and operating expense escalations.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire


                                  Lease Expiration--Fairfax County, Virginia Office Market
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
---------------                  ----------- ----------- ----------- ----------- -----------
E J Randolph    square feet (a)      2,576       3,223       1,801        8,091      59,082
                % sq. ft (b)          1.6%        2.0%        1.1%         4.9%       35.9%
                annual rent (c)     75,085      72,195      75,588      216,762   1,485,452
                psf (d)             $29.15      $22.40      $41.97       $26.79      $25.14
                tenants (e)              2           1           1            2           5
John Marshall   square feet (a)          0           0           0            0       2,788
                % sq. ft (b)          0.0%        0.0%        0.0%         0.0%        1.1%
                annual rent (c)          0           0           0            0      97,218
                psf (d)              $0.00       $0.00       $0.00        $0.00      $34.87
                tenants (e)              0           0           0            0           1
Northridge      square feet (a)          0           0           0      124,319           0
                % sq. ft (b)          0.0%        0.0%        0.0%       100.0%        0.0%
                annual rent (c)          0           0           0    3,237,267           0
                psf (d)              $0.00       $0.00       $0.00       $26.04       $0.00
                tenants (e)              0           0           0            1           0
                                 ----------- ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)      2,576       3,223       1,801      132,410      61,870
                % sq. ft (b)          0.5%        0.6%        0.3%        24.1%       11.2%
                annual rent (c)     75,085      72,195      75,588    3,454,029   1,582,669
                psf (d)             $29.15      $22.40      $41.97       $26.09      $25.58
                tenants (e)              2           1           1            3           6

Pending Acquisitions
--------------------
Centerpointe I
  & II          square feet (a)     24,218      15,094      30,350       10,733       5,394
                % sq. ft (b)          5.9%        3.7%        7.4%         2.6%        1.3%
                annual rent (c)    507,420     290,761     621,740      222,189     109,282
                psf (d)             $20.95      $19.26      $20.49       $20.70      $20.26
                tenants (e)              3           4           3            2           1
                                 ----------- ----------- ----------- ----------- -----------
Total
  Properties
  and
  Pending
  Acquisitions  square feet (a)     26,794      18,317      32,151      143,143      67,264
                % sq. ft (b)          2.8%        1.9%        3.4%        14.9%        7.0%
                annual rent (c)    582,505     362,956     697,328    3,676,218   1,691,952
                psf (d)             $21.74      $19.82      $21.69       $25.68      $25.15
                tenants (e)              5           5           4            5           7

                                                                       2005 &
Property                            2002        2003        2004       beyond
--------                        ----------- ----------- ----------- -----------
E J Randolph    square feet (a)     14,958          0        70,366           0
                % sq. ft (b)          9.1%       0.0%         42.7%        0.0%
                annual rent (c)    315,959          0     1,691,534           0
                psf (d)             $21.12      $0.00        $24.04       $0.00
                tenants (e)              2          0             3           0
John Marshall   square feet (a)          0          0             0     258,576
                % sq. ft (b)          0.0%       0.0%          0.0%       98.9%
                annual rent (c)          0          0             0   6,660,918
                psf (d)              $0.00      $0.00         $0.00      $25.76
                tenants (e)              0          0             0           1
Northridge      square feet (a)          0          0             0           0
                % sq. ft (b)          0.0%       0.0%          0.0%        0.0%
                annual rent (c)          0          0             0           0
                psf (d)              $0.00      $0.00         $0.00       $0.00
                tenants (e)              0          0             0           0
                                 ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)     14,958          0        70,366     258,576
                % sq. ft (b)          2.7%       0.0%         12.8%       47.0%
                annual rent (c)    315,959          0     1,691,534   6,660,918
                psf (d)             $21.12      $0.00        $24.04      $25.76
                tenants (e)              2          0             3           1
Pending Acquisitions
 -------------------
Centerpointe I
  & II          square feet (a)     27,159          0             0     294,648
                % sq. ft (b)          6.7%       0.0%          0.0%       72.2%
                annual rent (c)    551,185          0             0   6,338,370
                psf (d)             $20.29      $0.00         $0.00      $21.51
                tenants (e)              4          0             0           3
                                 ----------- ----------- ----------- -----------
Total
  Properties
  and
  Pending
  Acquisitions  square feet (a)     42,117          0        70,366     553,224
                % sq. ft (b)          4.4%       0.0%          7.3%       57.7%
                annual rent (c)    867,143          0     1,691,534  12,999,287
                psf (d)             $20.59      $0.00        $24.04      $23.50
                tenants (e)              6          0             3           4


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet


(e) The number of tenants whose leases will expire

                                      Lease Expiration--Washington, D.C. Office Market
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
---------------                  ----------- ----------- ----------- ----------- -----------
1333 H Street   square feet (a)     11,020       4,045          0        8,835      2,945
                % sq. ft (b)          4.6%        1.7%       0.0%         3.7%       1.2%
                annual rent (c)    292,571     115,428          0      243,846     79,692
                psf (d)             $26.55      $28.54      $0.00       $27.60     $27.06
                tenants (e)              4           3          0            3          1

                                                                       2005 &
Property                            2002        2003        2004       beyond
---------------                  ----------- ----------- ----------- -----------
1333 H Street   square feet (a)      57,041     14,708          0       108,536
                % sq. ft (b)          23.9%       6.2%       0.0%         45.5%
                annual rent (c)   1,744,884    461,684          0     3,660,672
                psf (d)              $30.59     $31.39      $0.00        $33.73
                tenants (e)               1          1          0             2


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases


(c) Annualized expiring base rental income represented by such leases plus 1996 tenant payments on account of real estate tax & operating expense escalations.

(d) Annual rent (c) divided by square feet (a)

(e) The number of tenants whose lease will expire


                                      Lease Expiration--Suburban Chicago Office Market
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
---------------                  ----------- ----------- ----------- ----------- -----------
AT&T Plaza      square feet (a)      12,860      39,525      29,539      79,574           0
                % sq. ft (b)           5.7%       17.5%       13.1%       35.3%        0.0%
                annual rent (c)     276,755     814,860     669,941   1,762,418           0
                psf (d)              $21.52      $20.62      $22.68      $22.15       $0.00
                tenants (e)               5           6           2           4           0
Presidents
  Plaza         square feet (a)      48,849      25,065      50,077      27,306      35,746
                % sq. ft (b)           6.2%        3.2%        6.3%        3.5%        4.5%
                annual rent (c)   1,002,924     564,901   1,217,406     577,395     858,056
                psf (d)              $20.53      $22.54      $24.31      $21.15      $24.00
                tenants (e)              10           8          11           8           5
Tri State Int'l square feet (a)     123,561      19,966      60,002      24,018     113,026
                % sq. ft (b)          22.5%        3.6%       10.9%        4.4%       20.6%
                annual rent (c)   2,720,157     407,813   1,577,457     539,023   2,896,921
                psf (d)              $22.01      $20.43      $26.29      $22.44      $25.63
                tenants (e)               9           3           5           3          11
                                 ----------- ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)     185,270      84,556     139,618     130,898     148,772
                % sq. ft (b)          11.8%        5.4%        8.9%        8.4%        9.5%
                annual rent (c)   3,999,836   1,787,574   3,464,805   2,878,835   3,754,977
                psf (d)              $21.59      $21.14      $24.82      $21.99      $25.24
                tenants (e)              24          17          18          15          16
Pending
  Acquisition
---------------
Westbrook
  Corporate
  Center        square feet (a)      66,228     106,823      97,347     256,406     204,350
                % sq. ft. (b)          6.0%        9.7%        8.8%       23.2%       18.5%
                annual rent (c)   1,747,948   2,757,545   2,765,629   8,023,751   5,558,367
                psf (d)              $26.39      $25.81      $28.41      $31.29      $27.20
                tenants (e)              12          14          15          19          18
Total
  Properties
  and
  Pending
  Acquisition   square feet (a)     251,498     191,379     236,965     387,304     353,122
                % sq. ft. (b)          9.4%        7.2%        8.9%       14.5%       13.2%
                annual rent (c)   5,747,784   4,545,119   6,230,434  10,902,586   9,313,345
                psf (d)              $22.85      $23.75      $26.29      $28.15      $26.37
                tenants (e)              36          31          33          34          34

                                                                       2005 &
Property                            2002        2003        2004       beyond
---------------                  ----------- ----------- ----------- -----------
AT&T Plaza      square feet (a)      12,288      38,249       8,165       2,521
                % sq. ft (b)           5.5%       17.0%        3.6%        1.1%
                annual rent (c)     282,240     994,404     197,014           0
                psf (d)              $22.97      $26.00      $24.13       $0.00
                tenants (e)               2           3           1           1
Presidents
  Plaza         square feet (a)      24,532      62,221      27,078     411,796
                % sq. ft (b)           3.1%        7.9%        3.4%       52.1%
                annual rent (c)     712,848   1,540,159     687,578  12,187,590
                psf (d)              $29.06      $24.75      $25.39      $29.60
                tenants (e)               2           3           1           8
Tri State Int'l square feet (a)       9,928           0      27,491      26,578
                % sq. ft (b)           1.8%        0.0%        5.0%        4.9%
                annual rent (c)     225,003           0     716,965     736,211
                psf (d)              $22.66       $0.00      $26.08      $27.70
                tenants (e)               1           0           1           1
                                 ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)      46,748     100,470      62,734     440,895
                % sq. ft (b)           3.0%        6.4%        4.0%       28.2%
                annual rent (c)   1,220,090   2,534,563   1,601,557  12,923,801
                psf (d)              $26.10      $25.23      $25.53      $29.31
                tenants (e)               5           6           3          10
Pending
  Acquisition
---------------
Westbrook
  Corporate
  Center        square feet (a)      88,927     101,787      12,275      60,314
                % sq. ft. (b)          8.0%        9.2%        1.1%        5.5%
                annual rent (c)   2,484,161   2,501,276     396,525   1,544,220
                psf (d)              $27.93      $24.57      $32.30      $25.60
                tenants (e)               6           5           2           8
Total
  Properties
  and
  Pending
  Acquisition   square feet (a)     135,675     202,257      75,009     501,209
                % sq. ft. (b)          5.1%        7.6%        2.8%       18.8%
                annual rent (c)   3,704,251   5,035,839   1,998,081  14,468,021
                psf (d)              $27.30      $24.90      $26.64      $28.87
                tenants (e)              11          11           5          18


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases plus 1996 tenant payments on account of real estate tax and operating expense escalations.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire


                                    Lease Expiration--Suburban Philadelphia Office Market
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
---------------                  ----------- ----------- ----------- ----------- -----------
Westlakes 1     square feet (a)     24,502      18,164       16,098      13,839     23,552
                % sq. ft (b)         17.9%       13.3%        11.8%       10.1%      17.2%
                annual rent (c)    480,156     394,345      268,589     300,159    549,743
                psf (d)             $19.60      $21.71       $16.68      $21.69     $23.34
                tenants (e)              6           3            4           3          6
Westlakes 2     square feet (a)      6,668       5,394        9,889      35,447          0
                % sq. ft (b)          5.2%        4.2%         7.7%       27.5%       0.0%
                annual rent (c)    142,228     111,604      213,278     798,851          0
                psf (d)             $21.33      $20.69       $21.57      $22.54      $0.00
                tenants (e)              1           2            2           2          0
Westlakes 3     square feet (a)          0           0            0     118,737          0
                % sq. ft (b)          0.0%        0.0%         0.0%      100.6%       0.0%
                annual rent (c)          0           0            0   2,896,267          0
                psf (d)              $0.00       $0.00        $0.00      $24.39      $0.00
                tenants (e)              0           0            0           2          0
Westlakes 5     square feet (a)          0           0       27,480      12,928      1,000
                % sq. ft (b)          0.0%        0.0%        45.8%       21.5%       1.7%
                annual rent (c)          0           0      677,163     303,717     23,350
                psf (d)              $0.00       $0.00       $24.64      $23.49     $23.35
                tenants (e)              0           0            1           2          1
                                 ----------- ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)     31,170      23,558       53,467     180,951     24,552
                % sq. ft (b)          7.0%        5.3%        12.0%       40.8%       5.5%
                annual rent (c)    622,385     505,948    1,159,030   4,298,994    573,093
                psf (d)             $19.97      $21.48       $21.68      $23.76     $23.34
                tenants (e)              7           5            7           9          7

                                                                       2005 &
Property                            2002        2003        2004       beyond
---------------                  ----------- ----------- ----------- -----------
Westlakes 1     square feet (a)     23,872            0         0       18,439
                % sq. ft (b)         17.4%         0.0%      0.0%        13.5%
                annual rent (c)    546,175            0         0      442,536
                psf (d)             $22.88        $0.00     $0.00       $24.00
                tenants (e)              1            0         0            1
Westlakes 2     square feet (a)          0       44,846         0       22,413
                % sq. ft (b)          0.0%        34.8%      0.0%        17.4%
                annual rent (c)          0      990,717         0      423,896
                psf (d)              $0.00       $22.09     $0.00       $18.91
                tenants (e)              0            1         0            2
Westlakes 3     square feet (a)          0            0         0            0
                % sq. ft (b)          0.0%         0.0%      0.0%         0.0%
                annual rent (c)          0            0         0            0
                psf (d)              $0.00        $0.00     $0.00        $0.00
                tenants (e)              0            0         0            0
Westlakes 5     square feet (a)      3,700       11,711         0            0
                % sq. ft (b)          6.2%        19.5%      0.0%         0.0%
                annual rent (c)     88,800      324,790         0            0
                psf (d)             $24.00       $27.73     $0.00        $0.00
                tenants (e)              1            1         0            0
                                 ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)     27,572       56,557         0       40,852
                % sq. ft (b)          6.2%        12.7%      0.0%         9.2%
                annual rent (c)    634,975    1,315,506         0      866,432
                psf (d)             $23.03       $23.26     $0.00       $21.21
                tenants (e)              2            2         0            3


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire


                                      Lease Expiration--West Los Angeles Office Market
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
--------                         ----------- ----------- ----------- ----------- -----------
10960 Wilshire
  Boulevard     square feet (a)     23,922       3,030       9,126      162,021      20,761
                % sq. ft (b)          4.4%        0.6%        1.7%        29.8%        3.8%
                annual rent (c)    585,840      88,608     262,561    4,561,300     598,825
                psf (d)             $24.49      $29.24      $28.77       $28.15      $28.84
                tenants (e)              1           1           3           14           3
Pending Acquisition
-------------------
10880 Wilshire
  Boulevard     square feet (a)          0       7,167      22,814       49,900     119,702
                % sq. ft (b)          0.0%        1.3%        4.3%         9.4%       22.5%
                annual rent (c)          0     204,103     616,555    1,284,960   3,533,553
                psf (d)              $0.00      $28.48      $27.03       $25.75      $29.52
                tenants (e)              0           2           5           10          16
                                 ----------- ----------- ----------- ----------- -----------
Total Property
  and
  Pending
  Acquisition   square feet (a)     23,922      10,197      31,940      211,921     140,463
                % sq. ft (b)          2.2%        0.9%        3.0%        19.7%       13.1%
                annual rent (c)    585,840     292,711     879,116    5,846,260   4,132,377
                psf (d)             $24.49      $28.71      $27.52       $27.59      $29.42
                tenants (e)              1           3           8           24          19

                                                                       2005 &
Property                            2002        2003        2004       beyond
--------                         ----------- ----------- ----------- -----------
10960 Wilshire
  Boulevard     square feet (a)      52,382      34,801      10,658     167,586
                % sq. ft (b)           9.6%        6.4%        2.0%       30.8%
                annual rent (c)   1,809,183   1,134,632     350,807   5,664,221
                psf (d)              $34.54      $32.60      $32.91      $33.80
                tenants (e)               3           3           1           4
Pending Acquisition
 ------------------
10880 Wilshire
  Boulevard     square feet (a)     150,813           0      83,049      17,566
                % sq. ft (b)          28.4%        0.0%       15.6%        3.3%
                annual rent (c)   4,572,705           0   2,691,079     592,427
                psf (d)              $30.32       $0.00      $32.40      $33.73
                tenants (e)               7           0           2           1
                                 ----------- ----------- ----------- -----------
Total Property
  and
  Pending
  Acquisition   square feet (a)     203,195      34,801      93,707     185,152
                % sq. ft (b)          18.9%        3.2%        8.7%       17.2%
                annual rent (c)   6,381,888   1,134,632   3,041,886   6,256,648
                psf (d)              $31.41      $32.60      $32.46      $33.79
                tenants (e)              10           3           3           5


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases plus 1996 tenant payments on account of real estate tax and operating expense escalations.

(d) Annual rent (c) divided by square feet (a)

(e) The number of tenants whose leases will expire


                                     Lease Expiration--Silicon Valley Office/R&D Market
                                 -----------------------------------------------------------
Property                            1997        1998        1999        2000        2001
--------                         ----------- ----------- ----------- ----------- -----------
Lake Marriott   square feet (a)     60,548       9,465      24,548      138,302      40,320
                % sq. ft (b)         15.1%        2.4%        6.1%        34.6%       10.1%
                annual rent (c)    938,578     133,634     241,383    1,233,922     508,032
                psf (d)             $15.50      $14.12       $9.83        $8,92      $12.60
                tenants (e)              2           2           3            6           1
Shoreline       square feet (a)          0           0           0      371,018     165,612
                % sq. ft (b)          0.0%        0.0%        0.0%        51.1%       22.8%
                annual rent (c)          0           0           0    6,757,560   3,046,294
                psf (d)              $0.00       $0.00       $0.00       $18.21      $18.39
                tenants (e)              0           0           0            1           0
                                 ----------- ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)     60,548       9,465      24,548      509,320     205,932
                % sq. ft (b)          5.4%        0.8%        2.2%        45.2%       18.3%
                annual rent (c)    938,578     133,634     241,383    7,991,481   3,554,326
                psf (d)             $15.50      $14.12       $9.83       $15.69      $17.26
                tenants (e)              2           2           3            7           1

                                                                       2005 &
Property                            2002        2003        2004       beyond
--------                         ----------- ----------- ----------- -----------
Lake Marriott   square feet (a)         0           0           0       125,119
                % sq. ft (b)         0.0%        0.0%        0.0%         31.3%
                annual rent (c)         0           0           0     1,400,718
                psf (d)             $0.00       $0.00       $0.00        $11.20
                tenants (e)             0           0           0             2
Shoreline       square feet (a)         0           0           0       189,878
                % sq. ft (b)         0.0%        0.0%        0.0%         26.1%
                annual rent (c)         0           0           0     4,567,231
                psf (d)             $0.00       $0.00       $0.00        $24.05
                tenants (e)             0           0           0             0
                                 ----------- ----------- ----------- -----------
Total
  Properties    square feet (a)         0           0           0       314,997
                % sq. ft (b)         0.0%        0.0%        0.0%         28.0%
                annual rent (c)         0           0           0     5,967,949
                psf (d)             $0.00       $0.00       $0.00        $18.95
                tenants (e)             0           0           0             2

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring Net rental income represented by such leases

(d) Annual net rent (c) divided by square feet (a)

(e) The number of tenants whose lease will expire

Historical Non-Incremental Revenue-Generating Capital Expenditures and Tenant Improvement Costs


   The following table sets forth annual and per square foot recurring, non-incremental revenue-generating capital expenditures and non-incremental revenue-generating tenant improvement costs to retain revenues attributable to existing leased space (including leasing commissions and rent concessions) for the period 1992 through 1996. All capital expenditures presented for the Properties are non-incremental revenue-generating and therefore exclude redevelopment costs associated with Crosby Corporate Center and 100 William Street. As noted, revenue-generating tenant improvement costs are excluded from the table set forth immediately below. Such costs generally relate to vacant space, unless a prior tenant was paying rent while such space was being improved for a future tenant, in which case the costs to improve such space were considered non-incremental revenue-generating and, therefore, included in the table. The historical capital expenditures and tenant improvement costs set forth below are not necessarily indicative of future recurring, non-incremental revenue-generating capital expenditures or non-incremental revenue-generating tenant improvement costs.

                                                               Properties
                                  ---------------------------------------------------------------------
                                                                                             1992-1996
                                   1992(a)  1993(a)     1994(a)     1995(a)      1996(a)    Average(a)
                                   -------- -------- ------------ ------------ ------------ -----------
                                           (dollars in thousands, except per square foot data)
Capital Expenditures
 Properties Total
  Annual                           $  702    $  226     $1,001(b)    $3,309(b)    $6,023(c)   $2,252
  Per square foot                  $  0.23   $ 0.08     $ 0.24       $  0.50      $  0.57     $ 0.32
 Company's Proportionate Share
  Annual                           $  551    $  193     $  609(b)    $2,174(b)    $3,849(c)   $1,475
  Per square foot                  $  0.26   $ 0.09     $ 0.15       $  0.44      $  0.44     $ 0.28
Non-incremental Revenue-
  Generating Tenant Improvement
  Costs
 Properties Total
  Annual                           $2,650    $2,077     $4,289       $7,369       $9,592      $5,195
  Per square foot improved         $ 7.38    $10.43     $10.24       $10.13       $ 6.72      $ 8.98
 Company's Proportionate Share
  Annual                           $2,167    $1,806     $3,280       $7,040       $9,027      $4,664
  Per square foot improved         $ 8.86    $11.78     $  9.71      $10.60       $12.65      $10.72

(a) Information regarding the Properties acquired in the Initial Offering is presented for all periods. Information regarding Properties acquired subsequent to the Initial Offering is presented from the date of acquisition.

(b) Excludes cost incurred in connection with the redevelopment of the Center Plaza Property of $1.4 million and $0.86 million, or $1.1 million and $0.86 million for the Company's proportionate share of such expenditures for the years 1994 and 1995, respectively. A portion of these capital expenditures are incremental revenue-generating expenditures.


(c) Excludes 1996 costs incurred in connection with non-recurring events such as code-required enhancements and other unique expenditures. The non-recurring expenditures were $3.0 million for 1996. The Company's proportionate share was $2.3 million for 1996.


Historical Incremental Revenue-Generating Tenant Improvement Costs

   The following table sets forth annual and per square foot incremental revenue-generating tenant improvement costs (including lease commissions, legal and other leasing costs) for the period 1992 through 1996. Costs associated with redevelopment of Crosby Corporate Center and 100 William Street are excluded from this table. Incremental revenue-generating tenant improvement costs generally relate to vacant non-revenue generating space. The historical incremental revenue-generating tenant improvement costs set forth below are not necessarily indicative of future incremental revenue-generating tenant improvement costs.



                                                            Properties
                                    ------------------------------------------------------------
                                                                                     1992-1996
                                    1992(a)  1993(a)   1994(a)   1995(a)   1996(a)   Average(a)
                                    -------- --------  --------  -------- --------- -----------
                                        (dollars in thousands, except per square foot data)
Incremental Revenue-Generating
 Tenant Improvement Costs
  Properties Total
   Annual                           $3,055    $7,438    $6,141   $8,027    $15,890     $8,110
   Per square foot improved         $22.55    $29.90    $26.92   $29.56    $ 20.39     $25.86
 Company's Proportionated Share
  Annual                            $2,134    $5,221    $4,051   $7,283    $15,314     $6,801
  Per square foot improved          $24.55    $31.26    $25.77   $30.24    $ 20.26     $26.42



(a) Information regarding the Properties acquired in the Initial Offering is presented for all periods. Information regarding Properties acquired subsequent to the Initial Offering is presented from the date of acquisition.

Mortgage Indebtedness and Credit Facility

   The Company's total outstanding consolidated mortgage debt and its proportionate share of the total outstanding unconsolidated mortgage debt on the Properties (excluding Rowes Wharf) will be approximately $697.5 million at April 1, 1997. Additionally, at April 1, 1997, the Company will have approximately $153.0 million outstanding under the Credit Facility. The following table sets forth certain information regarding the consolidated and unconsolidated mortgage debt obligations of the Company, including mortgage obligations relating to specific Properties, and the Credit Facility. All of the mortgage debt is nonrecourse to the Company.


                                   Principal
                                    Amount     Company's
                                    (as of     Portion of  Interest     Maturity          Prepayment
            Property                4/1/97)    Principal     Rate         Date            Provisions
 -------------------------------- -----------------------  --------- -------------- ---------------------
                                                       (dollar amounts in millions)
Mortgage Indebtedness:
Consolidated Properties
150 Federal Street                  $ 56.8       $ 56.8      6.67%      11/1/98(a)   Prepayable subject to
                                                                                     conditions(b)
175 Federal Street                    12.9         12.9      8.00%       7/1/98(c)   Prepayable subject to
                                                                                     conditions(d)
Wellesley Office Park                 55.0         55.0      7.23%       2/1/03(e)   Prepayable subject to
                                                                                     conditions(f)
Center Plaza                          60.0         60.0      7.23%       3/1/03(g)   Prepayable subject to
                                                                                     conditions(h)
Perimeter Center Portfolio           218.0        218.0      7.08%      3/31/06(i)   Prepayable subject to
                                                                                     conditions(j)
John Marshal I                        20.5         20.5      8.38%        12/1/08    Prepayable subject to
                                                                                     conditions(k)
Northridge I                          13.6         13.6      8.19%       1/1/07(l)   Prepayable subject to
                                                                                     conditions(m)
E.J. Randolph                         15.0         15.0      8.19%       1/1/07(n)   Prepayable subject
                                  -----------------------                            to conditions(m)
 Total Consolidated Properties      $451.8       $451.8
                                  -----------------------
Unconsolidated Properties with respect to
  which the Company is a general
  partner or shareholder
One Post Office Square (o)          $ 67.5       $ 33.8      7.00%         8/1/00(p) Prepayable subject to
                                                                                     conditions(q)
One Post Office Square (o)            25.0         12.5      8.25%         8/1/00(r) Prepayable subject to
                                                                                     conditions(s)
75-101 Federal Street(t)              90.0         46.4      7.61%        10/1/02(u) Prepayable subject
                                  -----------------------                            to conditions(v)

Total Unconsolidated Properties      182.5         92.7
                                  -----------------------
Total Mortgage Debt                 $634.3       $544.5
                                  =======================
Credit Facility:
 Various Properties(w)              $153.0       $153.0        (x)        6/27/99    Prepayable at any
                                  =======================                            time without penalty



(a) The estimated balance due on maturity is approximately $56.1 million.

(b) Prepayable subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance. Prepayable at par from and after April 1, 1998.

(c) The estimated balance due on maturity is approximately $12.5 million.


(d) Prepayable subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 1.50%, but in no event less than 1% of the then balance. Prepayable at par from and after March 1, 1998.

(e) The estimated balance due on maturity is approximately $51.9 million.

(f) Prepayable after August 1, 1999 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%. Prepayable at par from and after October 1, 2002.

(g) The estimated balance due on maturity is approximately $56.7 million.

(h) Prepayable after September 1, 1999 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%. Prepayable at par from and after November 1, 2002.

(i) The estimated balance due on maturity is approximately $183.8 million.

(j) Closed to prepayment during the first two years of the loan, prepayable in years three through ten subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%, and prepayable at par during the last 90 days of the loan.

(k) Mandatory annual prepayments and additional prepayments subject to payments of 5% of the amount prepaid before November 1, 1999, decreasing by 0.5% each subsequent year through September 1, 2008, after which no premium is due upon prepayment.

(l) The estimated balance due on maturity is approximately $11.7 million.


(m) Prepayable subject to a payment equal to the greater of 1% of the outstanding principal balance or a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity for a prepayment occurring prior to December 1, 1998, such interest rate to be increased by 0.5% for a prepayment occurring after December 1, 1998.


(n) The estimated balance due on maturity is approximately $12.9 million.

(o) The Company owns a 50% general partner interest in the partnership that owns One Post Office Square. Consequently, the Company's portion of the debt on the One Post Office Square Property is 50% of the principal amount.

(p) The Company's share of the estimated balance due on maturity is approximately $31.9 million.

(q) Prepayable after August 31, 1997 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%. Prepayable at par from and after February 1, 2000.

(r) The Company's share of the estimated balance due on maturity is approximately $11.2 million.

(s) Prepayable subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 1.50%. Prepayable at par from and after May 1, 2000.

(t) The Company owns an approximate 51.6% equity interest in the private REIT that owns 75-101 Federal Street. Consequently, the Company's portion of the debt on the 75-101 Federal Street property is approximately 51.6% of the principal amount.

(u) The Company's share of the estimated balance due on maturity is approximately $44.0 million.

(v) Prepayable after January 1, 1999 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%. Prepayable at par from and after June 1, 2002.

(w) The Credit Facility is secured by cross-collateralized mortgages and assignments of rents on the Crosby Corporate Center, a portion of 150 Federal Street, One Canal Park, Westwood Business Centre, Westlakes Office Park, 2 Oliver Street, Ten Canal Park, Russia Wharf, AT&T Plaza, Tri-State International office park, 1333 H Street, N.W., 1300 North 17th Street, 1616 North Ft. Myer and the New England Executive Park.


(x) Outstanding balances under the Credit Facility generally bear interest, at the Company's option, at either (i) the higher of (x) Bank of Boston's base interest rate and (y) 1/2% above the overnight federal funds effective rate or (ii) the Eurodollar rate plus 175 basis points (1.75%).

   The Company owns a 45% indirect limited partner interest in Rowes Wharf Associates, the partnership that owns the hotel space and leases the office and retail space at Rowes Wharf. The Company (together with an affiliate) and Equitable each own one-half of the first mortgage debt on the Rowes Wharf Property. The Company has no obligation to fund principal or interest payments with respect to the unconsolidated debt of Rowes Wharf Associates or to fund operating or other deficits with respect to Rowes Wharf Associates. As of April 1, 1997, the aggregate outstanding principal amount of Rowes Wharf Associates' first mortgage debt, which consists of two tiers of debt, equals approximately $201.2 million. The first-tier debt is equal to approximately $126.0 million, currently bears interest at a rate of 8.71% per annum and matures in April 1999. Pursuant to its terms, the first-tier debt may be prepaid at any time and principal repayment may be extended for up to three years, provided that a 1.1 interest coverage is achieved at that time. Rowes Wharf Associates currently maintains a significant cash account to fund any shortfalls on this debt. The second-tier debt is equal to approximately $75.2 million, currently bears interest at the lesser of 6.0% or 50.0% of cash flow after interest payments have been made in respect of the first-tier debt and matures in April 2002. The second-tier debt may be prepaid in full with 50% of the net proceeds from certain sales or refinancings of Rowes Wharf Associates' debt, regardless of the amount of such proceeds, or at maturity based on the appraised value of the Property.

                               USE OF PROCEEDS


   The net cash proceeds to the Company from the sale of the Common Stock offered hereby, after deduction of estimated expenses of the Offering, are estimated to be approximately $230.3 million (approximately $264.8 million if the Underwriters' over-allotment option is exercised in full).

   The Company intends to apply approximately $137.0 million of the net proceeds of the Offering to purchase the Pending Acquisitions (or repay amounts drawn under the Credit Facility to acquire the Pending Acquisitions) and approximately $93.3 million of the net proceeds to repay amounts drawn under the Credit Facility in connection with the purchase of the Recent
Acquisitions. The Company will also assume approximately $136 million of mortgage debt and issue approximately $50 million of Units to consummate the Pending Acquisitions. All outstanding borrowings under the Credit Facility mature in June 1999 and generally bear interest, at the Company's option, at either (i) the higher of (x) Bank of Boston's base interest rate and (y) one-half of one percent (1/2%) above the overnight federal funds effective rate or (ii) the Eurodollar rate plus 175 basis points (1.75%). No prepayment penalties are required in connection with the repayment of the Credit
Facility. Pending application of the net proceeds, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities.

             PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY


   The Company's Common Stock trades on the NYSE under the symbol "BCN." On March 26, 1997, the reported closing sale price per share of Common Stock on the NYSE was $35 and there were approximately 410 holders of record of the Company's Common Stock. The following table sets forth the quarterly high and low closing sales prices per share of the Common Stock reported on the NYSE and the distributions paid by the Company with respect to each such period.



              Quarter Ended                  High       Low      Distributions
 ---------------------------------------------------  --------  ----------------
March 31, 1995                            $20        $17-1/2        $.40
June 30, 1995                             $21-1/8    $19-1/4        $.42
September 30, 1995                        $21-3/4    $19-7/8        $.42
December 31, 1995                         $23        $20-1/8        $.42
March 31, 1996                            $26-5/8    $22-5/8        $.42
June 30, 1996                             $26-1/4    $24-1/4        $.4625
September 30, 1996                        $29        $24-3/4        $.4625
December 31, 1996                         $37        $28-3/4        $.4625
March 31, 1997 (through March 26, 1997)   $36-3/8    $34-1/8          N/A

   The Company pays a quarterly distribution on its Common Stock of $.4625 per share, which on an annualized basis, is equal to an annual distribution of $1.85 per share of Common Stock. Future distributions by the Company will be at the discretion of the Board of Directors and will depend on the Company's financial condition, its capital requirements, the annual distribution requirements under the REIT provisions of the United States Code and such other factors as the Board of Directors deems relevant. There can be no assurance that any such distributions will be made by the Company.

   Distributions by the Company to the extent of its current and accumulated earnings and profits for Federal income tax purposes generally will be taxable to stockholders as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable reduction of the stockholder's basis in its shares of Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares.

   The Company has adopted a dividend reinvestment program under which holders of Common Stock may elect automatically to reinvest dividends in additional Common Stock. The Company may, from time to time, repurchase Common Stock in the open market for purposes of fulfilling its obligations under this dividend reinvestment program or may elect to issue additional Common Stock.

Historical Total Return


   An investor who purchased Common Stock in the Company's Initial Public Offering on May 24, 1994, who reinvested all dividends paid in additional shares of Common Stock, and who held such shares through the close of business on March 26, 1997 would have had a cumulative pretax total return of 153% or an annual compounded pretax return of 38% based upon the closing price of the Common Stock on March 26, 1997. Past performance, however, is not necessarily indicative of the results that will be obtained in the future from an investment in the Common Stock, and no assurance can be given that an investor in this Offering will achieve similar results.

                                CAPITALIZATION

   The following table sets forth the capitalization of the Company on an historical basis as of December 31, 1996, and for the Company as adjusted to give effect to the issuance of the shares of Common Stock in the Offering and the application of the net proceeds from the Offering as if the Offering and the acquisitions of the Pending Acquisitions had occurred on December 31, 1996. See "Use of Proceeds." The information set forth in the table should be read in conjunction with the summary and selected financial information presented elsewhere in this Prospectus Supplement and the Consolidated Financial Statements and notes thereto incorporated by reference into the accompanying Prospectus.

                                                Historical   As Adjusted(1)
                                               -------------  ---------------
                                                      (in thousands)
DEBT:
 Credit Facility                                $  153,000     $   59,714
 Mortgage Notes Payable                            452,212        588,212
                                               -------------  ---------------
  Total Debt                                       605,212        647,926
                                               -------------  ---------------
MINORITY INTEREST:                                 108,551        158,551
                                               -------------  ---------------
STOCKHOLDERS EQUITY:
 Common Stock, $0.01 par value; 100,000,000
   shares authorized; 48,116,480 (historical)
   shares issued and outstanding (55,116,480
   shares on an as adjusted basis)(1)                  481            551
 Additional paid-in capital                      1,022,110      1,252,340
 Cumulative net income                              60,047         60,047
 Cumulative dividends                              (83,488)       (83,488)
                                               -------------  ---------------
    Total stockholders' equity                     999,150      1,229,450
                                               -------------  ---------------
    Total capitalization                        $1,712,913     $2,035,927
                                               =============  ===============


(1) Does not include Common Stock reserved for issuance upon (i) possible redemption of 7,702,499 Units (including Units to be issued in connection with a Pending Acquisition) and (ii) exercise of 3,619,747 shares of Common Stock reserved for issuance under the 1994 Stock Option Plan, the 1996 Stock Option Plan and dividend reinvestment plan.

                        SELECTED FINANCIAL INFORMATION

   The following table sets forth selected financial and operating information on an as adjusted basis for the Company and on a combined historical basis for the Company and the Predecessor. The consolidated results of operations of the Company for the years ended December 31, 1996 and 1995 and for the period May 26, 1994 to December 31, 1994, the combined results of operations of the Predecessor for the period January 1, 1994 to May 25, 1994 and the combined historical operating information of the Predecessor for the years ended December 31, 1993 and 1992 have been derived from the financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect to the years 1995, 1994 and 1993 is incorporated by reference into the accompanying Prospectus.

   The unaudited selected pro forma financial and operating information is presented as if the Offering, the acquisition of the Properties acquired since January 1, 1996, the acquisition of the Pending Acquisitions had occurred as of January 1, 1996, for the condensed consolidated statement of operations. The pro forma financial information is not necessarily indicative of what the results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position and results of operations.


                                                        Beacon Properties Corporation
                                                       Selected Financial Information
                                                Company                                  Predecessor
                            -----------------------------------------------  -----------------------------------
                                                                  For the     For the
                                          For the     For the      Period      Period
                                            Year        Year      May 26,    January 1,        Years Ended
                             Pro Forma     Ended       Ended      1994 to     1994 to         December 31,
                                1996      December    December    December    May 25,    -----------------------
                            (unaudited)   31, 1996    31, 1995    31, 1994      1994        1993        1992
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
                                              (dollars in thousands, except per share amounts)
OPERATING INFORMATION:
Revenues:
 Rental income                $279,573    $147,825    $71,050     $25,144      $ 5,776     $14,315     $11,406
 Management fees                 3,005       3,005      2,203          --       1,521        3,533       3,331
 Recoveries from tenants        33,048      16,719      9,742       4,488       1,040        2,349       1,989
 Mortgage interest income        5,581       4,970      2,546          --          --           --          --
 Other income                   17,348      11,272      5,502       2,301         675        2,176       2,003
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
   Total revenues              338,555     183,791     91,043      31,933       9,012       22,373      18,729
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
Expenses:
Property expenses               69,078      37,211     18,090       7,034       2,086        4,580       4,522
Real estate taxes               34,103      18,124     10,217       3,325         595        1,354       1,204
General and administrative      24,830      19,331      9,755       3,122       1,399        4,357       4,658
Mortgage interest expense       47,162      30,300     15,226       4,992       2,798        7,650       7,203
Interest--amortization of
  financing costs                2,099       2,084      1,370         617         373          192         138
Depreciation and
  amortization                  64,927      33,184     17,428       6,924       2,385        5,577       5,505
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
  Total expenses               242,199     140,234     72,086      26,014       9,636       23,710      23,230
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
Income (loss) from
  operations                    96,356      43,557     18,957       5,919        (624)      (1,337)     (4,501)
Equity (loss) in joint
  ventures and
  corporations(1)                4,989       4,989      3,234         929         198       (5,953)     (1,544)
Income (loss) from
  continuing operations        101,345      48,546     22,191       6,848        (426)      (7,290)     (6,045)
Discontinued
  operations-Construction
  Company:
 Income (loss) from
  operations:                   (2,609)     (2,609)       (12)        477         102          440         136
 Loss on sale                     (249)       (249)        --          --          --           --          --
Income (loss) before
  minority interest             98,487      45,688     22,179       7,325        (324)      (6,850)     (5,909)
Minority interest in loss
  of combined partnerships          --          --         --          --         931        1,539       2,656
Minority interest in
  Operating Partnerships       (12,026)     (5,988)    (4,119)     (1,670)         --           --          --
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
Income (loss) before
 extraordinary  items         $ 86,461      39,700     18,060       5,655         607       (5,311)     (3,253)
                            ==========
Extraordinary items, net of
  minority interest                         (3,368)        --          --       8,898        1,554          --
                                        ----------- ----------- ----------- ----------- -----------  -----------
Net income (loss)(2)                      $ 36,332    $18,060     $  5,655     $ 9,505     $(3,757)    $(3,253)
                                        =========== =========== =========== =========== ===========  ===========
Per Share of Common Stock
  data:
 Income from continuing
   operations                 $   1.61    $    1.41   $  1.09     $  0.45          --           --          --
 Discontinued operations-
   Construction Company:
 Income (loss) from
  operations                  $  (0.04)   $  (0.08)   $ (0.00)    $  0.03         --           --          --
 Loss on sale                 $  (0.00)   $  (0.01)        --          --          --           --          --
 Income before
  extraordinary items         $   1.57    $   1.32    $  1.09     $  0.48          --           --          --
 Extraordinary items                      $  (0.11)        --          --          --           --          --
Net income                                $   1.21    $   1.09    $  0.48          --           --          --


                                                        Beacon Properties Corporation
                                                       Selected Financial Information
                                                Company                                  Predecessor
                            -----------------------------------------------  -----------------------------------
                                                                  For the     For the
                                          For the     For the      Period      Period
                                            Year        Year      May 26,    January 1,        Years Ended
                             Pro Forma     Ended       Ended      1994 to     1994 to         December 31,
                                1996      December    December    December    May 25,    -----------------------
                            (unaudited)   31, 1996    31, 1995    31, 1994      1994        1993        1992
                            ----------- ----------- ----------- ----------- ----------- -----------  -----------
                                              (dollars in thousands, except per share amounts)
 Cash dividends declared                $     1.765 $       1.24 $      0.96        --          --          --
 Cash dividends paid                    $     1.765 $       1.64 $      0.56        --          --          --
 Weighted average common
  shares  outstanding        55,116,480  29,932,327  16,525,245  11,816,380         --          --          --
BALANCE SHEET INFORMATION:
 Real estate before
  accumulated  depreciation $ 2,030,630 $ 1,691,530 $   471,142 $   400,419   $ 82,198    $ 81,220    $ 78,580
 Total assets                 2,102,426   1,779,412     534,797     400,861     77,470      85,497      93,327
 Mortgage debt                  588,212     452,212      70,536      90,936     69,240      87,091      86,610
 Note Payable, Credit
  Facility                       59,714     153,000     130,500     130,300         --          --          --
 Total liabilities              714,425     671,711     239,013     261,100    129,836     143,451     142,015
 Total equity (deficit)       1,229,450     999,150     258,822     102,038    (52,366)    (57,954)    (48,688)

 (1) Including deductions
     for:  Depreciation and
       amortization         $     4.033 $     4,033 $     2,306 $     3,013
 (2) Company share of
     Operating  Partnership       87.79%       86.89%       81.31%       77.20%

                                  MANAGEMENT

Officers and Directors
The persons who are officers and Directors of the Company and their respective positions are as follows:


          Name           Age                 Position and Offices Held
-----------------------  ----------------------------------------------------------
Officers:
Alan M. Leventhal         44  President, Chief Executive Officer and Director
Lionel P. Fortin          53  Executive Vice President, Chief Operating Officer and
                              Director
Douglas S. Mitchell       54  Senior Vice President--Leasing/Management and
                              Development
Robert J. Perriello       54  Senior Vice President and Chief Financial Officer
Donald B. Brooks          54  Senior Vice President and Chief Executive, Beacon
                              Properties Southeast
Charles H. Cremens        42  Senior Vice President and Chief Investment Officer
Carol G. Judson           44  Senior Vice President, Corporate Development
William A. Bonn, Esq      45  General Counsel
Nancy J. Broderick        40  Vice President and Treasurer
Steven D. Fessler         37  Vice President, Asset Management
Claude B. Hoopes          46  Vice President, Leasing
Henry Irwig               52  Vice President, Commercial Properties
G. Douglas Lanois         36  Controller
Erin R. O'Boyle           36  Vice President, Acquisitions
Thomas J. O'Connor        40  Vice President, Acquisitions
Randy J. Parker           38  Vice President, Investor Relations
James J. Whalen           33  Vice President, Information Systems
M. Wistar Wood            36  Vice President, Acquisitions

Directors:
Edwin N. Sidman           53  Chairman of the Board and Director
Norman B. Leventhal       79  Director
Graham O. Harrison        71  Director
William F. McCall, Jr     60  Director
Steven Shulman            54  Director
Scott M. Sperling         37  Director
Dale F. Frey              64  Director


   The following are biographical summaries of the experience of the officers and Directors of the Company:


   Mr. Alan Leventhal has served as President, Chief Executive Officer and a Director of the Company since 1994. Mr. Leventhal joined Beacon in 1976 after receiving a degree in economics from Northwestern University in 1974 and a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College in 1976. Mr. Leventhal is a trustee of the Beth Israel Corporation, trustee of Boston University, trustee of the New England Aquarium Corporation and a member of the Visiting Committee of the College of Arts and Sciences at Northwestern University. He is also a member of the Board of Overseers of WGBH and the Museum of Science. Mr. Leventhal is the son of Norman B. Leventhal and the brother-in-law of Edwin N. Sidman.

    Mr. Fortin serves as Executive Vice President, Chief Operating Officer and a Director of the Company. From May 1994 through February 1995, Mr. Fortin served as Chief Financial Officer of the Company. From February 1995 through January 1997, Mr. Fortin served as Senior Vice President of the Company. Mr. Fortin became Executive Vice President and a Director of the Company in January 1997. Before joining Beacon in 1973, Mr. Fortin was an Audit Supervisor with Laventhol & Horwath. Mr. Fortin graduated from Bentley College in 1968 and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

   Mr. Mitchell has served as the Senior Vice President-Leasing/Management and Development of the Company and as President of the Management Company since 1994. In these capacities, Mr. Mitchell is responsible for the overall leasing activities, property management and development activity of the Company. He joined Beacon in 1961. He graduated from the Wentworth Institute in 1962 and is a member of the Greater Boston Real Estate Board. Mr. Mitchell is also a licensed real estate broker in Massachusetts and New York.

  Mr. Perriello has served as Senior Vice President of the Company since May 1994 and became Chief Financial Officer of the Company in February of 1995. He joined Beacon in 1970. During his career at Beacon, Mr. Perriello has been responsible for many aspects of commercial development, including the debt and equity financing of Beacon's Properties. Prior to joining Beacon, he was a consulting engineer with Frederick R. Harris, Inc. in New York City and served as an officer in the U.S. Army Corps of Engineers. Mr. Perriello holds a Bachelor's degree in Civil Engineering from Rensselaer Polytechnic Institute and a Master's of Business Administration from Harvard Business School. His professional affiliations include membership in the Urban Land Institute.


    Mr. Brooks joined the Company in June 1996 and has served as Senior Vice President of the Company and Chief Executive, Beacon Properties Southeast since that time. From 1986 to joining the Company, Mr. Brooks was a private investor, consultant and real estate advisor in the Atlanta area. He was President and Chief Operating Officer of The Landmarks Group in Atlanta from 1974 to 1986, responsible for the development of over 3 million square feet of office space in 30 buildings. Mr. Brooks holds a law degree and Bachelor's degree in Accounting from Duke University.

    Mr. Cremens joined the Company in February 1996 and has served as the Senior Vice President and Chief Investment Officer of the Company since that time. Prior to joining the Company, Mr. Cremens served as Vice President and Head of Mortgage Loans and Real Estate Investments with Aetna Life & Casualty Company from 1993 to 1996. Prior to his term at Aetna, Mr. Cremens held various senior management positions with Bank of Boston from 1978 to 1993, including Managing Director of Corporate Finance and Manager of the Restructured Real Estate and OREO Departments. At the Company, Mr. Cremens is responsible for establishing and implementing a long-term acquisition and portfolio strategy for the Company. Mr. Cremens holds a Bachelor's degree from Williams College.


   Ms. Judson has served as the Senior Vice President, Corporate Development of the Company since 1996. In this capacity, Ms. Judson is responsible for the Company's corporate development, human resources and administration. Before joining Beacon in 1980, Ms. Judson was Managing Director of the Brook House, a luxury apartment complex in Brookline, Massachusetts. Ms. Judson received her Bachelor of Science degree in mathematics and psychology from Curry College. She is a member of the Northeast Human Resources Association and the American Management Association.

  Mr. Bonn has served as General Counsel to the Company since early 1997.
Prior to joining the Company as General Counsel, from 1987 to 1997 Mr. Bonn worked with Property Capital Trust, another Boston-based real estate investment trust, and served as Senior Vice President and General Counsel. From 1978 to 1987 Mr. Bonn held various positions as an attorney with The Prudential Insurance Company of America and was assigned to work with Prudential's Realty Group in Newport Beach and Los Angeles, California; New York City and at Prudential's headquarters in Newark, New Jersey. From 1976 to 1978 Mr. Bonn was engaged in the private practice of law in Los Angeles. Mr. Bonn holds a Bachelor of Science Degree from the University of California at San Diego and a Juris Doctor degree from the University of San Diego. He is admitted to practice law in Massachusetts, New York and California, and is a member of the American, California and Boston Bar Associations.

   Ms. Broderick has served as Vice President and Treasurer of the Company since 1994. In this capacity, Ms. Broderick is responsible for all financial operations of the Company including administration of the Credit Facility. Ms. Broderick joined Beacon in 1983. Ms. Broderick holds a Bachelor of Science degree in Accounting from Stonehill College and a Master of Science degree in Taxation from Bentley College. She is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Public Accountants.

   Mr. Fessler has served as Vice President, Asset Management of the Company since 1994. In this capacity, Mr. Fessler has overall responsibility for the asset management of the Company's property portfolio. From 1983 to 1991 Mr. Fessler served Beacon as Senior Development Manager and Vice President, Development. Prior to rejoining Beacon in 1994, Mr. Fessler served as a Senior Investment Manager with Copley Real Estate Advisors.

Mr. Fessler holds Bachelor's and Master's degrees from Stanford University. He serves on the Board of Directors of the Massachusetts chapter of the National Association of Industrial and Office Properties.


    Mr. Hoopes joined Beacon in 1990 and has served as Vice President, Leasing of the Company since 1994. In this capacity, Mr. Hoopes has responsibility for the overall leasing strategy and leasing performance of the Company's portfolio, as well as overseeing the leasing of the three million square feet of space managed and leased for third party institutional clients. Mr. Hoopes was previously a senior officer of The Landmarks Group, a major Atlanta developer, where he was responsible for six million square feet of leasing including an office park adjacent to the Perimeter Center Portfolio. Mr. Hoopes is a graduate of Princeton University.


   Mr. Irwig has served as Vice President, Commercial Properties of the Company since 1994. In this capacity, Mr. Irwig is responsible for the management of the Company's property portfolio and integrating third-party and acquisition properties into the Company's portfolio. Mr. Irwig joined Beacon in 1985 and since that time has held various positions in other divisions of the Company relating to the assessment, repositioning, design, construction and management of commercial and institutional buildings. Mr. Irwig received his Bachelor of Architecture degree and his Ph.D. from the University of Witwatersrand.

   Mr. Lanois has served as Controller of the Company since 1995. In this capacity, Mr. Lanois is responsible for financial reporting, budgeting and forecasting financial performance of the Company. Before joining Beacon in 1992, Mr. Lanois was the Manager of the Real Estate Advisory Service Group with Laventhol & Horwath and an Asset Manager with Aldrich, Eastman & Waltch. Mr. Lanois received his B.B.A. in Accounting and a B.S. in Hotel, Restaurant and Travel Administration from the University of Massachusetts, Amherst. He is a certified public accountant and serves on committees for the Greater Boston Real Estate Board and the Real Estate Finance Association.

   Ms. O'Boyle has served as Vice President, Acquisitions of the Company since 1994. In this capacity, Ms. O'Boyle manages the search and negotiations for ownership opportunities. Ms. O'Boyle joined Beacon in 1985 and previously served the Company as Vice President, Asset Management. Ms. O'Boyle received her Bachelor of Science in structural engineering from the University of Delaware and her Master of Science in real estate development from the MIT Center for Real Estate Development. Ms. O'Boyle is the past chair of the Alumni Association for the MIT Center for Real Estate and is current President of the New England Women in Real Estate (NEWIRE).

   Mr. O'Connor has served as Vice President, Acquisitions of the Company since 1997. Mr. O'Connor is responsible for identifying acquisition opportunities in Northern and Southern California. Prior to joining the Company in 1996, Mr. O'Connor was an asset manager at Copley Real Estate Advisors from 1987 to 1996 where he was responsible for a portfolio of 5 million square feet of office properties, primarily in California. Prior to Copley, Mr. O'Connor held positions with Coopers & Lybrand, The Sheraton Corporation and PaineWebber Properties. Mr. O'Connor is a graduate of Boston College with a Bachelor's degree in Accounting and Finance.


   Mr. Parker has served as Vice President, Investor Relations of the Company since he joined the Company in July 1996. Prior to joining the Company, Mr. Parker was Senior Vice President and Portfolio Manager of Aldrich, Eastman & Waltch in Boston from 1988 to 1996, responsible for the management of over $400 million of investment portfolios on behalf of institutional clients. Mr. Parker holds a Master of Business Administration from The Wharton School, University of Pennsylvania and a Bachelor of Architecture degree from the University of Kentucky.


   Mr. Whalen has served as Vice President, Information Systems of the Company since 1995. In this capacity, Mr. Whalen is responsible for overseeing the maintenance and support of corporate information systems, including an extensive internal computer network allowing efficient communications with the Properties. Prior to joining Beacon in January 1993 Mr. Whalen was Director Information Services and Technology of Plan International from 1989 to 1993. Mr. Whalen is a graduate of the University of Notre Dame and the recipient of the New York City Urban Fellowship.


    Mr. Wood has served as Vice President, Acquisitions of the Company since February 1997. In this capacity he manages the search and negotiations for ownership opportunities. Mr. Wood served as Vice President of Acquisitions for Metric Realty from August 1995 to 1997 and oversaw all acquisition activity in a 26-state territory. Prior to joining Metric, he was with Copley Real Estate Advisors from 1992 to July 1995, responsible for acquisitions and sales. Mr. Wood is a graduate of Princeton University and holds a MBA from the Wharton School, University of Pennsylvania. He is the founder of REIAC's Northeast Chapter, and a member of ICSC.


   Mr. Sidman has served as the Chairman of the Board and a Director of the Company since 1994. He is currently the Managing Partner of The Beacon Companies. Prior to joining Beacon in 1971, Mr. Sidman practiced law with the predecessor to the firm of Rubin and Rudman in Boston. Mr. Sidman graduated from the University of Michigan and holds a law degree from Harvard University. Mr. Sidman's professional affiliations include service as Senior Vice Chairman of the National Realty Committee. Mr. Sidman's civic commitment includes being a past Chairman of the Combined Jewish Philanthropies of Greater Boston, a member of the Board of Trustees of Duke University, a member of the Board of Directors and Executive Committee for the United Way of Massachusetts Bay, a member of the Executive Committee of the Artery Business Committee and a member of the Board of The Friends of Post Office Square. Mr. Sidman is the son-in-law of Norman B. Leventhal and the brother-in-law of Alan M. Leventhal.


   Mr. Norman Leventhal has served as a Director of the Company since 1994. He is the co-founder and Chairman of The Beacon Companies. Mr. Leventhal is a graduate of the Boston Latin School and the Massachusetts Institute of Technology. At the Massachusetts Institute of Technology, he is a Life Member Emeritus of the Corporation and has served MIT in many capacities including as a Member of the Executive Committee, Member of the Investment Committee, and Chairman of the Corporation Visiting Committee for The School of Architecture and Planning. Mr. Leventhal is also an Honorary Life Member of the Board of Overseers of The Museum of Fine Arts and has been a Member of the Board of Trustees of The Museum of Science. Among other civic contributions, Mr. Leventhal has served as Chairman of The Artery Business Committee, is Chairman of The Friends of Post Office Square and is Chairman of the Trust for City Hall Plaza. Mr. Leventhal also serves as Director of Doubletree Corporation and Picower Institute for Medical Research. Mr. Leventhal is the father of Alan M. Leventhal and the father-in-law of Edwin
N. Sidman.

   Mr. Harrison has served as a Director of the Company since 1994. Mr. Harrison has served as Vice President and Chief Investment Officer of Howard Hughes Medical Institute ("Hughes") in Bethesda, Maryland from 1985 to 1994. Mr. Harrison retired as President of the U.S. Steel Pension Fund in June 1985, after thirty years of service, to take on the portfolio startup at Hughes. He also served as a Director of General Re Corporation in Stamford, Connecticut. Mr. Harrison serves as a trustee of Property Capital Trust in Boston, a member of the Investment Advisory Committee of the New York State Common Retirement Fund, Warburg Pincus Investors, European Strategic Investors (London), Emerging World Investors L.P. and Desai Capital Management; Vice-Chairman of the Advisory Committee of Butler Capital, Chairman of the Swarthmore College Investment Committee, and member of Advisory Council--The Trust for Public Land. Mr. Harrison is a graduate of Swarthmore College and of Harvard Business School, and is a retired U.S. Air Force officer.

   Mr. McCall has served as a Director of the Company since 1994. Mr. McCall has served as Chairman of McCall & Almy, Inc., Boston, Massachusetts, since 1989. Mr. McCall was a founder of Leggat McCall & Werner in 1965 and served as Chairman and Chief Executive Officer of Leggat McCall/Grubb & Ellis through 1989. Mr. McCall is currently a director of Citizens Bank of Massachusetts, Jobs for Massachusetts and the Massachusetts Business Development Corporation. Mr. McCall is also a trustee of the Urban Land Institute and a member of the American Society of Real Estate Counselors. Mr. McCall is a graduate of The College of the Holy Cross.

   Mr. Shulman has served as a Director of the Company since 1995. Since 1984, Mr. Shulman has been active in investment banking through his wholly owned company The Hampton Group and Lantona Associates, Inc., where he serves as a Managing Director. Currently, Mr. Shulman is a significant shareholder and director in a diversified group of companies including Wilshire Restaurant Group, Inc., where he previously served as Chairman; Ermanco Incorporated; Terrace Holdings, Inc.; and Corinthian Directory. Mr. Shulman is a graduate of Stevens Institute of Technology where he received a Bachelor's degree in Mechanical Engineering and a Master's degree in Industrial Management. Mr. Shulman serves as Vice Chairman on the Board of Stevens Institute of Technology.

   Mr. Sperling has served as a Director of the Company since 1994. Mr. Sperling joined Thomas H. Lee Co., a Boston-based investment firm, as a general partner in September 1994. Previously, Mr. Sperling served as Managing Partner and Vice Chairman of the Aeneas Group, Inc./Harvard Management Company from 1984 through 1994. Mr. Sperling has been the founder and/or lead investor of numerous companies and has led the acquisition or turnaround of companies in a wide variety of industries. He is currently a director of Livent, PriCellular Corporation, Softkey, The Learning Company, General Chemical Group, Object Design, Inc. and several private firms. He received a Master's of Business Administration from the Harvard Business School and received his undergraduate degree from Purdue University. Mr. Sperling is a member of the Corporation of the Brigham and Women's Hospital and a director of the American Technion Society.

   Mr. Frey has served as a Director of the Company since January 1997. Mr Frey also serves on the Board of Directors of Rhone-Poulenc Rorer; USF&G Corporation; Praxair, Inc.; Doubletree Hotels Corporation and First American Financial Corporation. From 1984 until 1997, Mr. Frey was Chairman and President of the Board of Directors of General Electric Investment Corporation. From 1980 until 1997, Mr. Frey was also Vice President of
General Electric Company. Mr. Frey is also Chairman of the Cancer Research Fund of the Damon-Runyon-Walter Winchell Foundation and a Trustee of Franklin and Marshall College. He also serves on the advisory committees of Forstmann Little & Company and the New York State Common Retirement Fund. Mr. Frey is also a member of the Financial Executives Institute. Mr. Frey is a graduate of Franklin and Marshall College and received a Master of Business
Administration in Economics and Accounting from New York University.


Compensation Developments


   Stock Option Plan. In connection with adopting its 1994 Stock Option Plan, the Company reserved 1,102,080 shares of Common Stock for issuance. In 1995, stockholders approved an increase in the number of shares of Common Stock reserved for issuance under the 1994 Stock Option Plan to an aggregate of 2,723,565 shares. The Company intends to seek approval from its stockholders at the 1997 Annual Meeting to increase the number of shares reserved for issuance pursuant to the 1994 Stock Option Plan to 8% of the outstanding shares of Common Stock and Units held by limited partners other than the Company that are subject to redemption.

   1997 Extraordinary Performance Stock Incentive Plan for Senior Executives. In January 1997, the Compensation Committee of the Board of Directors approved the Extraordinary Performance Stock Incentive Plan for Senior Executives (the "Incentive Plan") which provides for grants of restricted Common Stock to the Company's senior executives if certain performance goals are met. The Company intends to seek approval from its stockholders at the 1997 Annual Meeting to approve the Incentive Plan.

   Executive Severance Agreements/Special Termination Plan. In January 1997, the Compensation Committee of the Board of Directors approved the adoption of Executive Severance Agreements and a Special Termination Plan (the "Severance Arrangements") which provide for cash severance payments and the continuation of benefits to certain executive officers of the Company if such officer experiences a "terminating event" (as defined below) within a given period of time following a "change in control" (as defined below). The Severance Agreements define a "change in control" as (i) any person becoming a beneficial owner of the securities of the Company representing a specified percentage of either (A) the combined voting power of the Company's then outstanding securities having the right to vote for the Company's Board of Directors or (B) the then outstanding shares of all classes of stock of the Company, or (ii) individuals who, at the date of the Severance Agreements, constituted the Board of Directors of the Company (the "Incumbent Directors") cease to constitute at least a majority of the Company's Board of Directors, provided that any person becoming a director whose election or nomination was approved by at least a majority of the Incumbent Directors shall be considered an Incumbent Director, or (iii) the stockholders of the Company approve (A) any consolidation or merger where the Company's stock does not represent at least 50% of the voting shares of the surviving company, (B) any sale, lease, exchange or transfer of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company. The Severance Agreements define a "terminating event" as any of the following events occurring subsequent to a "change in control": (i) termination by the Company of the employment of the executive for any reason other than (A) a willful act of dishonesty by the executive, (B) a conviction of the executive of a crime involving moral turpitude, (C) the gross or willful failure by the executive to substantially perform his or her duties, or (D) the failure by the executive to perform his or her full-time duties by reason of his or her death, disability or retirement, or
(ii) termination by the executive of his or her employment with the Company upon the occurence of (A) a substantial adverse change in the nature or scope of the executive's responsibilities, authorities, powers, functions or duties, (B) a substantial reduction in the executive's annual base salary, (C) a relocation of the Company's offices or (D) the failure by the Company to obtain an effective agreement from any successor to assume and agree to perform the Severance Agreement. The Company intends to execute definitive documentation regarding the Severance Arrangements during the second quarter of 1997.

                      FEDERAL INCOME TAX CONSIDERATIONS

    The following is a brief and general summary of the material federal income tax considerations relating to the tax treatment of Common Stock. The following assumes the Company has and will continue to qualify as a REIT. See "Federal Income Tax Considerations" in the Prospectus. Goodwin, Procter & Hoar LLP has acted as counsel to the Company and has reviewed this summary and is of the opinion that to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, this summary is accurate in all material respects. For the particular provisions that govern the federal income tax treatment of the Company and its stockholders, reference is made to Sections 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in its entirety by such reference.

   The statements in this discussion are based on current provisions of the Code, Treasury Regulations, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus Supplement with respect to the transactions entered into or contemplated prior to the effective date of such changes.

   EACH INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF AN INVESTMENT IN THE COMMON STOCK.

Taxation of Taxable U.S. Shareholders

As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States fiduciaries have the authority to control all substantial decisions of the trust, and that (v) is not an entity that has special status under the Code (such as a tax-exempt organization.) Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares of Common Stock have been held for one year or less) assuming the shares of Common Stock are a capital asset in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

   Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of Common Stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of shares of Common Stock (or distributions treated as such) will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of Shareholders on the Disposition of the Securities

In general, any gain or loss realized upon a taxable disposition of the shares of Common Stock by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares of Common Stock have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of shares of Common Stock by a shareholder who has held such stock for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

Information Reporting Requirements and Backup Withholding

The Company will report to its U.S. shareholders and the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service issued proposed regulations in April 1996 regarding the backup withholding rules. These proposed regulations would alter the current system of backup withholding compliance.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, amounts distributed by the Company to an Exempt Organization generally should not constitute UBTI. However, if any Exempt Organization finances its acquisition of Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's stock is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rules applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding stock of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively own more than 50% of the value of the Company's stock.

   Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the Securities offered hereby and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such investor's own tax characteristics. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in the Company, including the possibility of United States income tax withholding on Company distributions.

                                 UNDERWRITING

   Subject to the terms and conditions in the terms agreement and related underwriting agreement (collectively, the "Underwriting Agreement") among the Company and each of the underwriters named below (the "Underwriters"), the Company has agreed to sell to each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., Raymond James & Associates, Inc. and Smith Barney Inc. are acting as representatives (the "Representatives"), and each of the Underwriters has severally agreed to purchase from the Company the respective number of shares of Common Stock set forth opposite their respective names.

                                                                 Number of
          Underwriter                                             Shares
                                                               -----------
     Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
     Dean Witter Reynolds Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     Lehman Brothers Inc.
     Raymond James & Associates, Inc.
     Smith Barney Inc.

                                                               -----------
           Total                                                7,000,000
                                                               ===========

   In the Underwriting Agreement, the several Underwriters have agreed, respectively, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the shares of Common Stock being sold pursuant to the Underwriting Agreement if any of such shares of Common Stock are purchased. Under certain circumstances, the commitments of non-defaulting Underwriters may be increased.

   The Representatives have advised the Company that the Underwriters propose initially to offer the Common Stock to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to
certain dealers at such price less a concession not in excess of $    per
share. The Underwriters may allow, and such dealers may reallow, a discount
not in excess of $    per share on sales to certain other dealers. After the
initial public offering, the public offering price, concession and discount may be changed.

   The Company has granted to the Underwriters an option, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to 1,050,000 additional shares of Common Stock to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus Supplement. If the Underwriters exercise this option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the shares of Common Stock initially offered hereby.


   In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification of the Underwriters for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


   The Company and the Operating Partnership have agreed that for a period of 90 days from the date of this Prospectus Supplement they will not, subject to certain exceptions, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or Units or any security convertible into or exercisable for shares of Common Stock or Units.


   The Common Stock is listed on the NYSE under the symbol "BCN."

   In connection with the Offering, the rules of the Commission permit the Representatives to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

   If the Underwriters create a short position in the Common Stock in connection with the Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus Supplement, the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

   The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

   Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                LEGAL MATTERS


   Certain legal matters will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, a limited liability partnership including professional corporations, as corporate, securities, real estate and tax counsel to the Company, and by Goulston & Storrs, P.C., Boston, Massachusetts, as real estate counsel to the Company. Gilbert G. Menna, whose professional corporation is a partner of Goodwin, Procter & Hoar LLP, is an assistant secretary of the Company and owns in excess of 1,000 shares of the Company's Common Stock. Certain legal matters related to the Offering will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. Brown & Wood LLP will rely on Goodwin, Procter & Hoar LLP, as to certain matters of Maryland law.

        SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED APRIL 9, 1997



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                                  PROSPECTUS

                                 $600,000,000
                        Beacon Properties Corporation
                               PREFERRED STOCK
                                 COMMON STOCK


                                 $400,000,000
                           Beacon Properties, L.P.
                               DEBT SECURITIES


   Beacon Properties Corporation (together with its subsidiaries, the "Company") may offer from time to time in one or more series (i) shares of its preferred stock, $.01 par value per share ("Preferred Stock") and (ii) shares of its common stock, $.01 par value per share ("Common Stock"). Beacon Properties, L.P. (the "Operating Partnership") may offer from time to time in one or more series unsecured non-convertible investment grade debt securities (the "Debt Securities"). The aggregate public offering price of the Preferred Stock and the Common Stock shall be up to $600,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) and the aggregate public offering price of the Debt Securities (collectively with the Preferred Stock and the Common Stock, the "Securities") shall be up to $400,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale). The Securities will be issued in amounts, at prices and on terms to be determined at the time of offering. The Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

   The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Preferred Stock, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (ii) in the case of Common Stock, any initial public offering price; and (iii) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Operating Partnership or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Company's Articles of Incorporation, as then in effect, or otherwise appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. See "Restrictions on Transfers of Capital Stock."


   The applicable Prospectus Supplement will also contain information, where appropriate, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.


   The Securities may be offered by the Company or the Operating Partnership directly to one or more purchasers, through agents designated from time to time by the Company or the Operating Partnership, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                               ------------------


                   The date of this Prospectus is April, 1997.

                            AVAILABLE INFORMATION

   The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the "SEC" or "Commission") a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission also maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the New York Stock Exchange (the "NYSE"), and such materials can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents are incorporated herein by reference:



   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

   2. The Company's Current Reports on Form 8-K dated January 5, 1996, February 15, 1996, July 23, 1996, October 18, 1996, December 18, 1996, December 20, 1996
and March 27, 1997 filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

   3. The Company's Current Reports on Form 8-K/A dated August 6, 1996 (which Current Report relates to the Form 8-K dated July 23, 1996) and April 7, 1997 (which Current Report relates to the Form 8-K dated March 27, 1997) filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

   4. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description.

   5. The Operating Partnership's Registration Statement on Form 10 filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description.



   All other documents filed with the Commission by the Company or the Operating Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities are to be incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any person receiving a copy of this Prospectus may obtain, without charge, upon request, a copy of any of the documents incorporated by reference herein (except for the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be mailed to Kathleen M. McCarthy, Beacon Properties Corporation, 50 Rowes Wharf, Boston, Massachusetts 02110. Telephone requests may be directed to Ms. McCarthy at
(617) 330-1400.

   Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  THE COMPANY AND THE OPERATING PARTNERSHIP

   Beacon Properties Corporation is a self-administered and self-managed real estate investment trust ("REIT") which owns a portfolio of Class A office properties and other commercial properties (collectively, the "Properties") located in major metropolitan areas, including Boston, Atlanta, Chicago, Los Angeles, San Francisco and Washington, D.C., as well as commercial real estate development, acquisition, leasing, design and management businesses. The Company is a Maryland corporation and its Common Stock is listed on the New York Stock Exchange under the symbol "BCN."

   The Company's business is conducted principally through subsidiaries which consist of the Operating Partnership, two subsidiary corporations and two subsidiary limited partnerships. The Operating Partnership is a Delaware limited partnership, of which the Company is the sole general partner. The Company conducts third-party management operations through Beacon Property Management Corporation, a Delaware corporation (the "Management Company"), and conducts third-party tenant space design services through Beacon Design Corporation, a Massachusetts corporation (the "Design Company"). The Company conducts management operations for wholly-owned properties through Beacon Property Management, L.P., a Delaware limited partnership (the "Management Partnership"), and conducts tenant space design services for wholly-owned properties through Beacon Design, L.P., a Delaware limited partnership (the "Design Partnership").


   Currently, the Company's and the Operating Partnership's total consolidated outstanding debt were approximately $604.8 million and $604.8 million, respectively, and their total consolidated debt plus their proportionate share of total unconsolidated debt (other than the Rowes Wharf Property debt) were approximately $697.5 million and $696.8 million, respectively.


   The Company's executive offices are located at 50 Rowes Wharf in Boston, Massachusetts 02110 and its telephone number at that location is 617-330-1400.

                               USE OF PROCEEDS

   The Company is required by the terms of the partnership agreement of the Operating Partnership, to invest the net proceeds of any sale of Common Stock or Preferred Stock in the Operating Partnership in exchange for additional Units or preferred Units, as the case may be. As will be more fully described in the applicable Prospectus Supplement, the Company and the Operating Partnership intend to use the net proceeds from the sale of Securities for general corporate purposes, including repayment of indebtedness, investment in new properties and new developments and maintenance of currently owned properties.

                     RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth the consolidated ratios of earnings to fixed charges for the Company and the Operating Partnership for the years ended December 31, 1996 and 1995 and for the period May 26, 1994 to December 31, 1994, and for The Beacon Group, the predecessor to the Company and the Operating Partnership (the "Predecessor"), for the period January 1, 1994 to May 25, 1994 and for the years ended December 31, 1993 and 1992.


                                         For the Period      For the Period
    Year Ended          Year Ended       May 26, 1994 to   January 1, 1994 to     Year Ended          Year Ended
 December 31, 1996   December 31, 1995  December 31, 1994     May 25, 1994     December 31, 1993  December 31, 1992
 ------------------  ------------------ ------------------ ------------------  ------------------ ------------------
       2.19                2.02               1.62                1.07               0.72                0.84


   The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense, rent expense, and the amortization of debt issuance costs. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.

                        DESCRIPTION OF DEBT SECURITIES

General

   The Company conducts substantially all of its business, and indirectly holds substantially all of its interests in the Properties, through the Operating Partnership. Consequently, the Operating Partnership, and not the Company, will issue the Debt Securities. The Debt Securities will be direct unsecured obligations of the Operating Partnership and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates. Senior Securities and Subordinated Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Operating Partnership and a trustee (a "Trustee"), which may be the same Trustee, and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated material provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

   Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

Terms

   The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Operating Partnership as described under "--Subordination." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

   Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Operating Partnership or as set forth in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

   Each Indenture will provide that the Operating Partnership may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

   The following summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

    (1) The title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

    (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

    (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

    (4) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

    (5) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

    (6) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    (7) The place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of such Debt Securities and the applicable Indenture may be served;

    (8) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Operating Partnership;

    (9) The obligation, if any, of the Operating Partnership to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

   (10) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

   (11) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

   (12) Whether such Debt Securities will be issued in certificated or book-entry form and, if in book entry form, the identity of the depository for such Debt Securities;

   (13) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

   (14) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

   (15) Whether and under what circumstances the Operating Partnership will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

   (16) Any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership, to the extent different from those described herein or set forth in the applicable Indenture with respect to such Debt Securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any of such Debt Securities due and payable;

   (17) With respect to any Debt Securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control of the Operating Partnership), (i) the possible effects of such provisions on the market price of the Operating Partnership's or the Company's securities or in deterring certain mergers, tender offers or other takeover attempts, and the intention of the Operating Partnership to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with such provisions;
        (ii) whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such Debt Securities may be effectively subordinated; and (iii) the existence of any limitation on the Operating Partnership's financial or legal ability to repurchase such Debt Securities upon the occurrence of such an event (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an Event of Default; and

   (18) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

   If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.



   Except as described under "Merger, Consolidation or Sale of Assets" or as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the Debt Securities. In addition, subject to the limitations set forth under "Merger, Consolidation or Sale of Assets," the Operating Partnership may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Debt Securities. Neither Maryland General Corporation Law nor the governing instruments of the Company and the Operating Partnership define the term "substantially all" in connection with the sale of assets. Additionally, Maryland cases interpreting the words "substantially all" all rely heavily upon the facts and circumstances of the particular case. As a consequence of the lack of a definition of the term "substantially all," a holder of Debt Securities must review the financial and other information disclosed by the Operating Partnership to the public to determine whether a sale of "substantially all" of the assets of the Operating Partnership has occurred. Therefore a risk of uncertainty exists for the holders of Debt Securities as a consequence of the lack of a definition of the term "substantially all". Restrictions on ownership and transfers of the Common Stock and Preferred Stock are designed to preserve the Company's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Common Stock" and "Restrictions on Transfers of Capital Stock." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.



Denomination, Interest, Registration and Transfer

   Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

   Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. Every Debt Security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee or the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities.

   Neither the Operating Partnership nor any Trustee shall be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) to issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

Merger, Consolidation or Sale of Assets

   The Indentures will provide that the Operating Partnership may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (i) either the Operating Partnership shall be the continuing entity, or the successor entity (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, shall expressly assume (A) the Operating Partnership's obligations to pay principal of (and premium, if any) and interest on all of the Debt Securities and (B) the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Operating Partnership or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (iii) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

Certain Covenants

   Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," the Indentures will require the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

   Maintenance of Properties. The Indentures will require the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

   Insurance. The Indentures will require the Operating Partnership to cause each of its and its subsidiaries' insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

   Payment of Taxes and Other Claims. The Indentures will require the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Operating Partnership or any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

   Additional Covenants. Any additional covenants of the Operating Partnership with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

Events of Default, Notice and Waiver

   Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series;
(iv) default in the performance or breach of any other covenant or warranty of the Operating Partnership contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed (except mortgage indebtedness) by the Operating Partnership or any of its subsidiaries in an aggregate principal amount in excess of $25,000,000 or under any indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (except mortgage indebtedness) by the Operating Partnership or any of its subsidiaries in an aggregate principal amount in excess of $25,000,000, whether such indebtedness exists on the date of such Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled;
(vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any Significant Subsidiary of the Operating Partnership; and (vii) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

   If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Operating Partnership shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee; and
(ii) all events of default, other than the non- payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series; or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

   The Indentures will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

   The Indentures will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

   The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

   Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Operating Partnership, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indentures

   Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of any outstanding Debt Securities necessary to modify or amend the applicable Indenture with respect to such Debt Securities, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

   The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Operating Partnership with certain restrictive covenants of the applicable Indenture.

   Modifications and amendments of an Indenture will be permitted to be made by the Operating Partnership and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Operating Partnership as obligor under such

Indenture; (ii) to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;
(vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series.

   The Indentures will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above); (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such Indenture; and (iv) Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

   The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

   Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

Subordination

   Unless otherwise provided in the applicable Prospectus Supplement, Subordinated Securities will be subject to the following subordination provisions.

   Upon any distribution to creditors of the Operating Partnership in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Operating Partnership to make payments of the principal of and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Operating Partnership receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. The Subordinated Indenture will not restrict the amount of Senior Debt or other indebtedness of the Operating Partnership and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of Subordinated Indebtedness may recover less, ratably, than general creditors of the Operating Partnership.

   Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Operating Partnership in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed: (i) indebtedness of the Operating Partnership for money borrowed or represented by purchase-money obligations; (ii) indebtedness of the Operating Partnership evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement; (iii) obligations of the Operating Partnership as lessee under leases of property either made as part of any sale and leaseback transaction to which the Operating Partnership is a party or otherwise; (iv) indebtedness, obligations and liabilities of others in respect of which the Operating Partnership is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Operating Partnership has agreed to purchase or otherwise acquire; and (v) any binding commitment of the Operating Partnership to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (A) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks without preference to the Subordinated Securities; (B) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Operating Partnership to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated; and (C) the Subordinated Securities. There will not be any restrictions in any Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

   If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Operating
Partnership's most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

   Unless otherwise indicated in the applicable Prospectus Supplement, the Operating Partnership will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

   The Indentures will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Operating Partnership may elect either
(i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust) ("defeasance"); or (ii) to be released from its obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under "--Certain Covenants") or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Operating Partnership with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

   Such a trust will only be permitted to be established if, among other things, the Operating Partnership has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

   "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

   Unless otherwise provided in the applicable Prospectus Supplement, if after the Operating Partnership has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security; or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; (ii) the European Currency Unit ("ECU") both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

   In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership would remain liable to make payment of such amounts due at the time of acceleration.

   The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

No Conversion Rights
The Debt Securities will not be convertible into or exchangeable for any capital stock of the Company or any equity interest in the Operating Partnership.

Payment

   Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided, however, that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

   All moneys paid by the Operating Partnership to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of such Debt Security thereafter may look only to the Operating Partnership for payment thereof.

Global Securities

   The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                        DESCRIPTION OF PREFERRED STOCK

   The description of the Company's Preferred Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation (the "Articles of Incorporation") and Bylaws (the "Bylaws"), as in effect.

General

   Under the Articles of Incorporation, the Company has authority to issue 25 million shares of Preferred Stock, none of which was outstanding as of the date of this Prospectus. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors of the Company. Prior to issuance of shares of each series, the Board of Directors is required by the Maryland General Corporation Law ("MGCL") and the Company's Articles of Incorporation to fix for each series, subject to the provisions of the Company's Articles of Incorporation regarding excess stock, $.01 par value per share ("Excess Stock"), the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then market price of such shares of Common Stock.

Terms

   The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Articles of Incorporation and Bylaws and any applicable amendment to the Articles of Incorporation designating terms of a series of Preferred Stock (a "Designating Amendment").

   Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

    (1) The title and stated value of such Preferred Stock;

    (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

    (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

    (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

    (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

    (6) The provision for a sinking fund, if any, for such Preferred Stock;

    (7) The provision for redemption, if applicable, of such Preferred Stock;

    (8) Any listing of such Preferred Stock on any securities exchange;

    (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price or rate (or manner of calculation thereof);

   (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

   (11) A discussion of federal income tax considerations applicable to such Preferred Stock;

   (12) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

   (13) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

   (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Rank

   Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company. The term "equity securities" does not include convertible debt securities.

Dividends

   Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

   Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

   If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period; or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

   Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common

Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

   Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remain payable.

Redemption

   If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

   The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

   Notwithstanding the foregoing, unless (i) if a series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (ii) if a series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

   If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by the Company.

   Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price;
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

   Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

   If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

   Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

   Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Articles of Incorporation or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in
(ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock, and provided further that (A) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (B) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

   The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

   The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price or rate (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

Restrictions on Ownership

   For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Stock of the Company. Therefore, the Designating Amendment for each series of Preferred Stock may contain provisions restricting the ownership and transfer of the Preferred Stock. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Stock. See "Restrictions on Transfers of Capital Stock."

Transfer Agent
The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                         DESCRIPTION OF COMMON STOCK

   The description of the Company's Common Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of incorporation and Bylaws, as in effect.

General


   Under the Articles of Incorporation, the Company has authority to issue 100 million shares of Common Stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations. At March 26, 1997, the Company had outstanding 48,233,236 shares of Common Stock.


Terms

   All shares of Common Stock offered hereby have been duly authorized, and are fully paid and non-assessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Company's Articles of Incorporation regarding excess stock, $.01 par value per share ("Excess Stock"), holders of shares of Common Stock will be entitled to receive dividends on shares of Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

   Subject to the provisions of the Company's Articles of Incorporation regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of Directors and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the Directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any Directors.

   Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

   The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

   Subject to the provisions of the Company's Articles of Incorporation regarding Excess Stock, all shares of Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

   Pursuant to the Maryland General Corporation Law (the "MGCL"), a corporation generally cannot dissolve, amend its Articles of Incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's Articles of Incorporation. The Company's Articles of Incorporation do not provide for a lesser percentage in such situations.

Restrictions on Ownership
For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities. See "Restrictions on Transfers of Capital Stock."

Transfer Agent
The transfer agent and registrar for the Common Stock is Boston EquiServe.

                  RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

Restrictions on Transfers
In order for the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations." In order to protect the Company against the risk of losing its status as a REIT on account of a concentration of ownership among its stockholders, the Articles of Incorporation, subject to certain exceptions, provide that no single holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 6.0% (the "Ownership Limit") of the aggregate value of the Company's shares of Common Stock. Pursuant to the Code, Common Stock held by certain types of entities, such as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act, partnerships, trusts and corporations, will be attributed to the beneficial owners of such entities for purposes of the Five or Fewer Requirement (i.e., the beneficial owners of such entities will be counted as holders). The Company's Articles of Incorporation limits such entities to holding no more than 9.9% of the aggregate value of the Company's shares of capital stock (the "Look-Through Ownership Limit"). Any transfer of shares of capital stock or of any security convertible into shares of capital stock that would create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit or the Look-Through Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of capital stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit and the Look-Through Ownership Limit if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's REIT status and the Board of Directors otherwise decides that such action is in the best interest of the Company.

   Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit or the Look-Through Ownership Limit will automatically be converted into shares of Excess Stock that will be transferred, by operation of law, to the Company as trustee of a trust for the exclusive benefit of the transferees to whom such shares of capital stock may be ultimately transferred without violating the Ownership Limit or the Look-Through Ownership Limit. While the Excess Stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and, except upon liquidation, it will not be entitled to participate in dividends or other distributions. Any distribution paid to a proposed transferee of Excess Stock prior to the discovery by the Company that capital stock has been transferred in violation of the provisions of the Company's Articles of Incorporation shall be repaid to the Company upon demand. The Excess Stock is not treasury stock, but rather constitutes a separate class of issued and outstanding stock of the Company. The original transferee stockholder may, at any time the Excess Stock is held by the Company in trust, transfer the interest in the trust representing the Excess Stock to any person whose ownership of the shares of capital stock exchanged for such Excess Stock would be permitted under the Ownership Limit or the Look- Through Ownership Limit, at a price not in excess of (i) the price paid by the original transferee-stockholder for the shares of capital stock that were exchanged into Excess Stock, or (ii) if the original transferee-stockholder did not give value for such shares (e.g., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift. Immediately upon the transfer to the permitted transferee, the Excess Stock will automatically be converted back into shares of capital stock of the class from which it was converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Company.

   In addition, the Company will have the right, for a period of 90 days during the time any shares of Excess Stock are held by the Company in trust, to purchase all or any portion of the Excess Stock from the original transferee-stockholder at the lesser of (i) the price initially paid for such shares by the original transferee stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift, and
(ii) the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten trading days immediately preceding the date the Company elects to purchase such shares. The 90-day period begins on the date notice is received of the violative transfer if the original transferee-stockholder gives notice to the Company of the transfer or, if no such notice is given, the date the Board of Directors determines that a violative transfer has been made.

   These restrictions will not preclude settlement of transactions through the NYSE.

   Each stockholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

   The Ownership Limit may have the effect of precluding acquisition of control of the Company unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company.

                      FEDERAL INCOME TAX CONSIDERATIONS

   The Company believes it has operated, and the Company intends to continue to operate, in such a manner as to qualify as a REIT under the Code, but no assurance can be given that it will at all times so qualify.


   The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of the material federal income tax considerations of an investment in the Company's Securities to the extent those considerations relate to the taxation of the Company. To the extent such considerations relate to the tax treatment of particular Securities, they will be addressed in the applicable Prospectus Supplement. Goodwin, Procter & Hoar LLP has acted as counsel to the Company and has reviewed this summary and is of the opinion that to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, this summary is accurate in all material respects. For the particular provisions that govern the federal income tax treatment of the Company and its stockholders, reference is made to Sections 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in its entirety by such reference.

   The statements in this discussion and the opinion of Goodwin, Procter and Hoar LLP are based on current provisions of the Code, Treasury Regulations, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

   EACH INVESTOR IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF AN INVESTMENT IN THE COMPANY'S SECURITIES.


   Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its stockholders. However, the Company may be subject to federal income tax under certain circumstances including taxes at regular corporate rates on any undistributed REIT taxable income, the "alternative minimum tax" on its items of tax preference, and taxes imposed on income and gain generated by certain extraordinary transactions. If the Company fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon its stockholders.


    In addition to meeting a number of technical requirements, including requirements regarding distributions to shareholders, diversification of ownership and record keeping, to qualify as a REIT the Company must meet certain tests regarding the nature of its assets and its gross income. The Company is largely restricted under these tests to holding "real estate assets" (as defined in the Code) for investment (and not for resale) and relatively small amounts of investment securities. Accordingly, the Company's ability to diversify its holdings outside of investments in real estate is limited. The requirements of the statutory tests also impose certain requirements on the Company's leases with its tenants, including restrictions on the Company's ability to provide noncustomary services to its tenants. Because the Company's proportionate share of the assets and items of income of the Operating Partnership and its subsidiary partnerships are treated as assets and gross income of the Company, the same restrictions apply to the operations and investments of the Operating Partnership and the subsidiary partnerships. Further, changes in law, or in the interpretation of the law, may change the nature and effect of these restrictions or add additional restrictions to the manner in which the Company conducts its business.

   In the opinion of Goodwin, Procter & Hoar LLP, commencing with the taxable year ending December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service (the "Service") or any court. Moreover, Goodwin, Procter & Hoar LLP's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties, and the future conduct of the Company's business. The Company's qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, the distribution levels, stock ownership, and other various qualification tests imposed under the Code. Goodwin,

Procter & Hoar LLP will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.



   Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the Securities offered hereby and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such investor's own tax characteristics. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in the Company, including the possibility of United States income tax withholding on Company distributions.

                             PLAN OF DISTRIBUTION

   The Company and the Operating Partnership may sell Securities through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale.

   The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

   In connection with the sale of Securities, underwriters or agents may receive compensation from the Company, from the Operating Partnership or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company or the Operating Partnership, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company or the Operating Partnership will be described, in the applicable Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the NYSE. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Operating Partnership or the Company may elect to list any series of Debt Securities or Preferred Stock on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

   Under agreements into which the Company or the Operating Partnership may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company or the Operating Partnership against certain liabilities, including liabilities under the Securities Act. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company or the Operating Partnership in the ordinary course of business.

   If so indicated in the applicable Prospectus Supplement, the Company or the Operating Partnership will authorize underwriters or other persons acting as the Company's or the Operating Partnership's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company or the Operating Partnership, as the case may be. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

   If so indicated in the applicable Prospectus Supplement, the Operating Partnership will authorize underwriters or other persons acting as the Operating Partnership's agents to solicit offers by certain institutions to purchase Debt Securities from the Operating Partnership at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Operating Partnership. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
(ii) if the Debt Securities are being sold to underwriters, the Operating Partnership shall have sold to such underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by Contracts.

   In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

   Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities offered hereby may not simultaneously engage in market making activities with respect to the Securities for a period of two business days prior to the commencement of such distribution.

                                LEGAL MATTERS


   Certain legal matters will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, a limited liability partnership including professional corporations, as corporate, securities and tax counsel to the Company. Gilbert G. Menna, whose professional corporation is a partner of Goodwin, Procter & Hoar LLP, is an assistant secretary of the Company and owns in excess of 1,000 shares of the Company's Common Stock.



                                   EXPERTS




   The consolidated balance sheets of the Company as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995 and for the period May 26, 1994 to December 31, 1994, and the combined statements of operations, owners' equity (deficit) and cash flows for the period January 1, 1994 to May 25, 1994 of The Beacon Group, predecessor to the Company, and the related financial statement schedules of the Company as of December 31, 1996, incorporated by reference herein from the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The consolidated balance sheets of the Operating Partnership as of December 31, 1996 and 1995 and the related consolidated statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 and on the combined results of operations and cash flows of The Beacon Group, predecessor to the Operating Partnership, for the period, January 1, 1994 to May 25, 1994, incorporated by reference herein from the Operating Partnership's Form 10, as amended, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing. The statements of excess of revenues over specific operating expenses for each of the Rosslyn Acquisitions in Rosslyn, Virginia, New England Executive Park in Burlington, Massachusetts, and 10960 Wilshire Boulevard in Westwood, California for the year ended December 31, 1995, incorporated by reference herein from the Company's current report on Form 8-K dated October 18, 1996, as amended, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing. The statements of excess of revenues over specific operating expenses for each of the Fairfax County Portfolio in Tysons Corner and Herndon, Virginia, 1333 H Street in Washington, DC, AT&T Plaza in Oak Brook, Illinois, and Tri-State International in Lincolnshire, Illinois for the year ended December 31, 1995, incorporated by reference herein from the Company's current report on Form 8-K dated July 23, 1996, as amended on the Form 8-K/A of the Company dated August 6, 1996, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing. The statement of excess of revenues over specific operating expenses for Perimeter Center in Atlanta, Georgia for the year ended December 31, 1995, incorporated by reference herein from the Company's current report on Form 8-K dated February 15, 1996, as amended, has been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing. The statements of excess of revenues over specific operating expenses for each of 10880 Wilshire Boulevard in Westwood, California, Centerpointe in Fairfax, Virginia, and Westbrook Corporate Center in Westchester, Illinois for the year ended December 31, 1996, incorporated by reference herein from the Company's current report on Form 8-K dated March 27, 1997, as amended on the Form 8-K/A of the Company dated April 7, 1997, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing. The statements of excess of revenues over specific operating expenses for each of Shoreline Technology Park in Mountain View, California, Lake Marriott Business Park in Santa Clara, California and Presidents Plaza in Chicago, Illinois for the year ended December 31, 1995, incorporated by reference herein from the Company's report on Form 8-K dated December 20, 1996, as amended, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

Location Maps

Los Angeles area map depicting the area surrounding the 10880 Wilshire Boulevard property

Chicago area map depicting the area surrounding the Presidents Plaza and Westbrook Corporate Center properties

Washington, D.C. area map depicting the area surrounding the Centerpointe property

San Fransisco area map depicting the area surrounding the Lake Marriott and Shoreline Technology Park properties

 No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in connection with the offer made by this Prospectus Supplement and the accompanying Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement and the accompanying Prospectus nor any sale made hereunder shall, under any circum- stances, create an implication that there has not been any change in the facts set forth in this Prospectus Supplement and the accompanying Prospectus or in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS


                                                      Page
                                                   ---------
               PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary                          S-3
Risk Factors                                          S-16
The Company                                           S-22
Recent Developments                                   S-22
Properties and Pending Acquisitions                   S-28
Use of Proceeds                                       S-60
Price Range of Common Stock and
  Distribution History                                S-61
Capitalization                                        S-62
Selected Financial Information                        S-63
Management                                            S-66
Federal Income Tax Considerations                     S-71
Underwriting                                          S-73
Legal Matters                                         S-75
                    PROSPECTUS
Available Information                                    2
Incorporation of Certain Documents by
  Reference                                              2
The Company and the Operating Partnership                3
Use of Proceeds                                          3
Ratios of Earnings to Fixed Charges                      3
Description of Debt Securities                           4
Description of Preferred Stock                          13
Description of Common Stock                             18
Restrictions on Transfers of Capital Stock              19
Federal Income Tax Considerations                       21
Plan of Distribution                                    22
Legal Matters                                           23
Experts                                                 23


                                7,000,000 Shares
                                BEACON PROPERTIES
                                   CORPORATION

                                  Common Stock

                              PROSPECTUS SUPPLEMENT
                               Merrill Lynch & Co.
                            Dean Witter Reynolds Inc.
                          Donaldson, Lufkin & Jenrette
                             Securities Corporation
                                 Lehman Brothers
                                 Raymond James &
                                Associates, Inc.
                                Smith Barney Inc.


                                  April , 1997

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated fees and expenses payable by the Company and the Operating Partnership in connection with the issuance and distribution of the Securities registered hereby (all amounts except the registration fee are estimated):

 Registration fee                       303,031
Printing and duplicating expenses        10,000
Legal fees and expenses                  50,000
Accounting fees and expenses             30,000
Miscellaneous                             5,000
                                      ----------
Total                                  $398,031
                                      ==========

Item 15. Indemnification of Directors and Officers.
The Company's Articles of Incorporation, as amended, and Bylaws, as amended, provide certain limitations on the liability of the Company's Directors and officers for monetary damages to the Company. The Articles of Incorporation, as amended, and the Bylaws, as amended, obligate the Company to indemnify its Directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the stockholders against these individuals.

   The Company's Bylaws, as amended, require it to indemnify its officers, Directors and certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland General Corporation Law ("MGCL") permits a corporation to indemnify (a) any present or former Director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former director or officer against any claim or liability unless it is established that (i) his act or omission was committed in bad faith or was the result of active or deliberate dishonesty,
(ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The MGCL also permits the Company to provide indemnification and advance expenses to a present or former director or officer who served a predecessor of the Company in such capacity, and to any employer or agent of the Company or a predecessor of the Company.

   The Company has entered into indemnification agreements with each of its executive officers and Directors. The indemnification agreements require, among other matters, that the Company indemnify its officers and directors to the fullest extent permitted by law and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and may cover officers and Directors under the Company's Directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to Directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the Stockholders to eliminate the rights it provides. It is the position of the SEC that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

   The Company provides coverage for its directors and officers under a directors' and officers' liability insurance policy.

Item 16. Exhibits.
4.1 Articles of Incorporation (1).

   4.2 Bylaws (2).

   4.3  Indenture for Senior Debt Securities (3).

   4.4  Form of Senior Debt Security (included in Exhibit No. 4.3) (3)

   4.5  Indenture for Subordinated Debt Securities (3).

   4.6  Form of Subordinated Debt Security (included in Exhibit No. 4.5) (3).


   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered (3).

   8.1  Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters (3).

   12.1 Calculation of Ratios of Earnings to Fixed Charges (3).


   23.1 Consent of Coopers & Lybrand L.L.P., independent accountants.


   23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto) (3).


   24.1 Powers of Attorney (included on the signature page hereof) (3).

(1) Previously filed as an exhibit to the Company's Current Report on Form 10-Q for the three months ended June 30, 1996.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-17237).
(3) Previously filed as an exhibit to this Registration Statement.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and

    Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES




   Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 8th day of April, 1997.




   BEACON PROPERTIES CORPORATION

   By: /s/ Alan M. Leventhal
       ---------------------
       Alan M. Leventhal
       President and Chief Executive Officer

   BEACON PROPERTIES, L.P.

   By: Beacon Properties Corporation
  Its: General Partner

   By: /s/ Alan M. Leventhal
       ----------------------
       Alan M. Leventhal
       President and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person listed below has signed this amendment to the registration statement (i) in their capacity as an officer or director of Beacon Properties Corporation ("BCN"), on behalf of BCN, and (ii) as an officer or director of BCN, in its capacity as general partner of Beacon Properties, L.P.




          Signature          Capacity                           Date
 ---------------------------- --------------------------------- --------------

    /s/ Alan M. Leventhal    President, Chief Executive
 -------------------------   Officer and Director
      Alan M. Leventhal      (Principal Executive
                             Officer)                           April 8, 1997

              *              Chairman of the Board
--------------------------   of Directors                       April 8, 1997
       Edwin N. Sidman


    /s/ Lionel P. Fortin     Executive Vice President;
--------------------------   Chief Operating Officer and
       Lionel P. Fortin      Director


              *              Senior Vice President and
--------------------------   Chief Financial Officer
      Robert J. Perriello    (Principal Financial Officer
                             and Accounting Officer)            April 8, 1997

              *              Director
--------------------------
      Norman B. Leventhal                                       April 8, 1997

              *              Director
--------------------------
         Dale F. Frey                                           April 8, 1997
                             Director
--------------------------
      Graham O. Harrison

              *              Director
--------------------------
    William F. McCall, Jr.                                      April 8, 1997

          Signature          Capacity                           Date
 ---------------------------- --------------------------------- --------------


              *              Director
--------------------------
        Steven Shulman                                          April 8, 1997

              *              Director
--------------------------
       Scott M. Sperling                                        April 8, 1997



    *By: Lionel P. Fortin
--------------------------
         Attorney-in-Fact

EXHIBIT INDEX


 Exhibit No.      Description
 ----------------  ----------------------------------------------------------------------------------------
       4.1        Articles of Incorporation (1).
       4.2        Bylaws (2).
       4.3        Indenture for Senior Debt Securities (3).
       4.4        Form of Senior Debt Security (included in Exhibit No. 4.3) (3).
       4.5        Indenture for Subordinated Debt Securities (3).
       4.6        Form of Subordinated Debt Security (included in Exhibit No. 4.5) (3).
       5.1        Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered (3).
       8.1        Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters (3).
      12.1        Calculation of Ratios of Earnings to Fixed Charges (3).
      23.1        Consent of Coopers & Lybrand L.L.P., independent accountants
      23.2        Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto) (3).
      24.1        Powers of Attorney (included on the signature page hereto) (3).


(1) Previously filed as an exhibit to the Company's Current Report of Form 10-Q for the three months ended June 30, 1994.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-3 (333-17237).
(3) Previously filed as an exhibit to this Registration Statement.